EXECUTION COPY

                                                                       Exhibit 1










                              ACQUISITION AGREEMENT



                           dated as of October 7, 2002



                                     between

                           NORTEL NETWORKS CORPORATION

                                       and

                             BOOKHAM TECHNOLOGY PLC

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I
                                   DEFINITIONS

Section 1.01.    Certain Defined Terms.........................................1

Section 1.02.    Other Defined Terms..........................................13

Section 1.03.    Terms Generally..............................................15

Section 1.04.    Effectiveness of this Agreement..............................15


                                   ARTICLE II
                         PURCHASE AND SALE OF THE ASSETS

Section 2.01.    Purchase and Sale of Assets; Exclusion of Excluded Assets....16

Section 2.02.    Assumption of Assumed Liabilities; Retention of Retained
                 Liabilities..................................................19

Section 2.03.    Purchase Price; Allocation of Purchase Price;
                 Reimbursement of Expenses....................................22

Section 2.04.    Inventory Adjustment.........................................23

Section 2.05.    Closing......................................................25

Section 2.06.    Closing Deliveries by the Seller.............................25

Section 2.07.    Closing Deliveries by the Purchaser..........................25

Section 2.08.    Accounting...................................................26


                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

Section 3.01.    Organization and Good Standing; Solvency and Fraudulent
                 Conveyance...................................................26

Section 3.02.    Authority....................................................27

Section 3.03.    No Conflict; Consents and Approvals..........................27

Section 3.04.    Financial Information; Accounting and Financial Matters......28

Section 3.05.    Absence of Certain Changes or Events.........................28

Section 3.06.    Absence of Litigation........................................28

Section 3.07.    Compliance with Laws.........................................29

Section 3.08.    Governmental Licenses and Permits............................29

Section 3.09.    The Assets...................................................29

Section 3.10.    Real Property................................................29

Section 3.11.    Seller Employee Plans........................................32

Section 3.12.    Employee Matters.............................................33

Section 3.13.    Environmental Matters........................................35

Section 3.14.    Seller Contracts.............................................36

Section 3.15.    Brokers......................................................36

Section 3.16.    Intellectual Property........................................37

Section 3.17.    Residence....................................................38

Section 3.18.    Tax Matters..................................................38

Section 3.19.    Customers and Suppliers......................................39

Section 3.20.    Securities Laws..............................................39

Section 3.21.    EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES................39


                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Section 4.01.    Organization and Good Standing; Solvency and Fraudulent
                 Conveyance; Principal Purchaser Subsidiaries.................40

Section 4.02.    Authority....................................................40

Section 4.03.    No Conflict; Consents and Approvals..........................41

Section 4.04.    Capitalization...............................................42

Section 4.05.    Purchaser Reports; Undisclosed Liabilities...................42

Section 4.06.    Absence of Certain Changes or Events.........................43

Section 4.07.    Absence of Litigation........................................43

Section 4.08.    [Reserved]...................................................43

Section 4.09.    Compliance with Laws.........................................43

Section 4.10.    Governmental Licenses and Permits............................43

Section 4.11.    Purchaser Contracts..........................................44

Section 4.12.    Brokers......................................................44

Section 4.13.    Purchaser Employee Plans.....................................44

Section 4.14.    Employee Matters.............................................45

Section 4.15.    Accounting and Financial Matters.............................46

Section 4.16.    Environmental Matters........................................47

Section 4.17.    Intellectual Property........................................47

Section 4.18.    Tax Matters..................................................48

Section 4.19.    EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES................48


                                    ARTICLE V
                                    COVENANTS

Section 5.01.    Conduct of Business Prior to the Closing.....................48

Section 5.02.    Access to Information........................................50

Section 5.03.    Confidentiality..............................................51

Section 5.04.    Regulatory and Other Authorizations; Consents................52

Section 5.05.    Bulk Sales...................................................53

Section 5.06.    Insurance....................................................53

Section 5.07.    Certain Services and Benefits Provided by Affiliates.........53

Section 5.08.    Further Action...............................................53

Section 5.09.    Ancillary Agreements.........................................56

Section 5.10.    Maintenance of Records.......................................56

Section 5.11.    Obtaining Consents...........................................57

Section 5.12.    Deletion of Non-Transferred Software.........................57

Section 5.13.    Equipment Leases.............................................57

Section 5.14.    Product Warranty.............................................58

Section 5.15.    Agreement Restricting Transfer of Assets or Business to
                 Certain Persons..............................................58

Section 5.16.    Notice of Certain Events.....................................59

Section 5.17.    Lock-up......................................................59

Section 5.18.    Standstill...................................................60

Section 5.19.    Listing......................................................61

Section 5.20.    Securities Laws..............................................61

Section 5.21.    Shareholder Circular; Purchaser Shareholders' Meeting;
                 Board Recommendation of Purchaser Shareholder Resolutions....61

Section 5.22.    Additional Intellectual Property Rights......................62

Section 5.23.    Non-competition..............................................62

Section 5.24.    Option Termination Notice....................................63

Section 5.25.    Register of Members..........................................64


                                   ARTICLE VI
                                EMPLOYEE MATTERS

Section 6.01.    Transfers of Employees.......................................64

Section 6.02.    Cooperation with respect to Transferring Employees...........65

Section 6.03.    Communications with Employees................................65

Section 6.04.    Updated Employee Information; Status of Information..........65

Section 6.05.    Provisions Applicable to Certain Jurisdictions...............66


                                   ARTICLE VII
                                   TAX MATTERS

Section 7.01.    Transfer Taxes...............................................66

Section 7.02.    Elections and Exemptions.....................................67

Section 7.03.    VAT..........................................................68

Section 7.04.    Treatment of Indemnity Payments..............................70

Section 7.05.    Tax Obligations..............................................70

Section 7.06.    GST..........................................................71

Section 7.07.    Cooperation; Access to Records...............................71

Section 7.08.    Registration Numbers.........................................72


                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

Section 8.01.    Conditions to Obligations of the Seller......................72

Section 8.02.    Conditions to Obligations of the Purchaser...................73


                                   ARTICLE IX
                        TERMINATION, AMENDMENT AND WAIVER

Section 9.01.    Termination..................................................74

Section 9.02.    Effect of Termination........................................75

Section 9.03.    Waiver.......................................................75

Section 9.04.    Security Deposit.............................................75


                                  ARTICLE X
                               INDEMNIFICATION

Section 10.01.   Indemnification by the Purchaser.............................76

Section 10.02.   Indemnification by the Seller................................76

Section 10.03.   Limitations on Indemnification...............................77

Section 10.04.   Notification of Claims.......................................78

Section 10.05.   Exclusive Remedies...........................................78


                                   ARTICLE XI
                               GENERAL PROVISIONS

Section 11.01.   Survival.....................................................79

Section 11.02.   Expenses; Currency...........................................79

Section 11.03.   Notices......................................................79

Section 11.04.   Public Announcements.........................................80

Section 11.05.   Headings.....................................................80

Section 11.06.   Disclosure Schedules.........................................81

Section 11.07.   Severability.................................................81

Section 11.08.   Entire Agreement.............................................81

Section 11.09.   Assignment...................................................81

Section 11.10.   No Third-Party Beneficiaries.................................81

Section 11.11.   Amendment....................................................81

Section 11.12.   Governing Law................................................81

Section 11.13.   Counterparts.................................................82

Section 11.14.   No Presumption...............................................82

Exhibits
--------

     Exhibit A...................Form of Assignment and Assumption Agreement
     Exhibit B...................Form of Bill of Sale
     Exhibit C...................Form of Employee Loan Agreement
     Exhibit D...................Form of Intellectual Property License Agreement
     Exhibit E...................Form of Joint Development Agreement
     Exhibit F...................Form of Patent Assignment
     Exhibit G...................Form of Purchaser Shareholder Resolutions
     Exhibit H...................Forms of Real Estate Agreements and Assignments
     Exhibit I...................Form of Registration Rights Agreement
     Exhibit J...................Form of Relationship Deed
     Exhibit K...................Form of U.S. Security Agreement
     Exhibit L...................Form of Supply Agreement
     Exhibit M...................Form of Trademark Assignment
     Exhibit N...................Form of Trademark License Agreement
     Exhibit O...................Form of Transition Services Agreement
     Exhibit P...................Form of U.K. Supplementary Agreement
     Exhibit Q...................Form of Warrant Instrument
     Exhibit R...................Form of Series A Note
     Exhibit S...................Form of Series B Note

Schedules
---------

     Seller Disclosure Schedule
     Employee Matters Schedule
     Purchaser Disclosure Schedule

     Sections of the Seller Disclosure Schedule
     ------------------------------------------

     Section 1.01(a).............Knowledge of the Seller or Seller's Knowledge
     Section 1.01(b).............Certain Permitted Liens
     Section 1.01(c).............Products
     Section 1.01(d).............Certain Restricted Patents
     Section 1.01(e).............Certain Third Party Licenses
     Section 1.01(f).............Transferred Other Intellectual Property
     Section 1.01(g).............Transferred Passive Patents
     Section 1.01(h).............Transferred Patents
     Section 1.01(i).............Transferred Software
     Section 2.01(a)(i)..........Owned Real Property
     Section 2.01(a)(ii).........Real Property Leases
     Section 2.01(a)(iii)........Owned Equipment
     Section 2.01(a)(iv).........Equipment Leases and Related Buy-Out Values
     Section 2.01(a)(vii)........Third Party Licenses Exclusive to the Business
     Section 2.01(a)(viii).......Other Seller Contracts
     Section 2.01(a)(ix).........Certain Rights Under Retained Contracts
     Section 2.01(a)(x)..........Certain Governmental Permits
     Section 2.01(a)(xi).........Licenses Relating to Business Software
     Section 2.01(a)(xiv)........Other Seller IP Contracts
     Section 2.01(a)(xv).........Certain Other Specified Assets
     Section 2.01(b)(xiii).......Certain Other Specified Excluded Assets
     Section 2.02(a)(i)..........Certain Liabilities in Respect of the Owned
                                 Real Property and the Seller Contracts
     Section 2.02(a)(ii).........Certain Liabilities Under Retained Contracts
     Section 2.02(a)(vii)........Certain Other Specified Assumed Liabilities
     Section 2.02(b)(i)..........Certain Liabilities in Respect of the Owned
                                 Real Property and the Seller Contracts
     Section 2.02(b)(xi).........Certain Other Specified Retained Liabilities
     Section 2.03(c).............Allocation of Purchase Price and the Assumed
                                 Liabilities
     Section 2.04(a).............Post-Closing Inventory Statement
     Section 3.03(a).............Certain Consents, Approvals and Waivers
     Section 3.04................Seller Financial Statements and Related
                                 Disclosures
     Section 3.05................Certain Changes or Events Since June 30, 2002
     Section 3.06................Certain Actions
     Section 3.08................Licenses and Permits
     Section 3.09(a).............Certain Disclosures Regarding the Assets
     Section 3.09(b).............Title to and Validity of Interests in the
                                 Assets
     Section 3.10(a).............Certain Disclosures Regarding the Leased Real
                                 Property
     Section 3.10(b).............Certain Encumbrances Relating to the Owned Real
                                 Property
     Section 3.10(c).............Certain Disclosures Regarding the Owned Real
                                 Property Located in the U.K.
     Section 3.10(d).............Certain Disclosures Regarding the Owned Real
                                 Property and the Real Property Leases
     Section 3.11(a).............Seller Employee Plans
     Section 3.11(b).............Audits and Investigations with Respect to
                                 Seller Employee Plans
     Section 3.11(c).............Commitments to Amend Seller Employee Plans
     Section 3.11(d).............Notices of Claims under Seller Employee Plans
     Section 3.11(e).............Certain Actions Relating to Seller Employee
                                 Plans
     Section 3.12(a).............Employee Information
     Section 3.12(b).............Work Stoppages, Strikes, Picketings and
                                 Slowdowns
     Section 3.12(c).............Compliance with Employment Laws
     Section 3.12(e).............Complaints, Proceedings, Levies
     Section 3.12(f).............Collective Bargaining Agreements or
                                 Understandings
     Section 3.12(g).............U.K. Employees Notice Periods
     Section 3.12(h).............Certain Employee Resignations and Terminations
     Section 3.13................Environmental Matters
     Section 3.14(a).............Certain Matters Relating to Seller Contracts
     Section 3.14(b).............Seller Contracts Not Provided to the Purchaser
     Section 3.16(a).............Title to Intellectual Property
     Section 3.16(d).............Intellectual Property Claims
     Section 3.16(g).............Third Party Infringement of Transferred
                                 Intellectual Property
     Section 3.18(e).............Certain Tax Matters
     Section 3.19................Customers and Suppliers
     Section 5.01(a).............Conduct of Business Prior to Closing
     Section 5.09(f).............Provision of TIA Chips
     Section 5.14................Product Warranty
     Section 5.15(a).............Prohibited Transferees
     Section 5.19(c).............Certain Information Provided for U.K. Listing
                                 Particulars and Shareholder Circular
     Section 6.01(b).............Certain Employees


     Sections of the Purchaser Disclosure Schedule
     ---------------------------------------------

     Section 1.01(a).............Knowledge of the Purchaser or the Purchaser's
                                 Knowledge
     Section 1.01(b).............Principal Purchaser Subsidiaries
     Section 4.03(a).............Certain Consents, Approvals and Waivers
     Section 4.03(b).............Certain Governmental Permits
     Section 4.04................Capitalization
     Section 4.06................Certain Changes or Events Since June 30, 2002
     Section 4.07................Certain Actions
     Section 4.11................Purchaser Contracts
     Section 4.13(a).............Purchaser Employee Plans
     Section 4.13(b).............Audits and Investigations Relating to Purchaser
                                 Employee Plans
     Section 4.13(c).............Non-Standard Form Employment Agreements
     Section 4.13(d).............Commitments to Amend Purchaser Employee Plans
     Section 4.13(e).............Notices of Claims under Purchaser Employee
                                 Plans
     Section 4.13(f).............Timely Payment of Contribution
     Section 4.14(a).............Work Stoppages, Strikes, Picketings and
                                 Slowdowns
     Section 4.14(b).............Compliance with Employment Related Laws
     Section 4.14(c).............Complaints, Proceedings, Levies
     Section 4.14(d).............Collective Bargaining Agreements or
                                 Understandings
     Section 4.15................Off-Balance Sheet Special Purpose Entities and
                                 Financial Arrangements
     Section 4.16................Environmental Matters
     Section 4.17(b).............Intellectual Property Claims
     Section 4.17(d).............Infringements and Misappropriations
     Section 5.01(b).............Conduct of Business Prior to Closing
     Section 5.17................Prohibited Transferees

                              ACQUISITION AGREEMENT

                  This ACQUISITION AGREEMENT is dated as of October 7, 2002, between Nortel Networks Corporation, a Canadian corporation (the "Seller"), and Bookham Technology plc, a public limited company incorporated under the laws of England and Wales (the "Purchaser").

                              W I T N E S S E T H:

                  WHEREAS, the Seller and the Selling Subsidiaries (as defined below) own and operate the Business (as defined below);

                  WHEREAS, the Seller wishes to transfer (and wishes to cause the Selling Subsidiaries to transfer) to the Purchaser and the Purchasing Subsidiaries (as defined below), and the Purchaser wishes to purchase and assume (and wishes to cause the Purchasing Subsidiaries to purchase and assume) the Assets and the Assumed Liabilities (each as defined below), as the case may be, from the Seller and the Selling Subsidiaries, all upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, certain principal shareholders of the Purchaser, who or which collectively beneficially own shares of the Purchaser's share capital representing in excess of 29% of the votes entitled to be cast at the Purchaser Shareholders' Meeting (as defined herein), have entered into voting undertakings dated as of the date hereof with the Seller pursuant to which such principal shareholders have committed, inter alia, on the terms set forth in such agreements, to vote their shares of capital stock of the Purchaser at the Purchaser Shareholders' Meeting in favor of the adoption of the Purchaser Shareholder Resolutions (as defined herein).

                  NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the parties agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  Section 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "Action" means any claim, litigation, action, suit, originating application to an employment tribunal, arbitration, inquiry, proceeding or investigation.

                  "Administrative Services" means any ancillary corporate services currently being provided, or provided prior to the Closing Date, to or in support of the Business (by the Seller, its Affiliates or any other Person), including treasury services, legal services, information technology services, tax services, human resources services, employee benefits services, risk management services, finance services, group purchasing services, logistics services, property management services, environmental support services and customs and excise services, in each case including services relating to the provision of access to design tools and databases, and any computer software used in connection therewith.

                  "Affiliate" means, with respect to any specified Person, any other Person who or that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person.

                  "Agreement" means this Agreement, including the Seller Disclosure Schedule, the Employee Matters Schedule, the Purchaser Disclosure Schedule, all other Schedules hereto and all Exhibits hereto and thereto, and all amendments hereto made in accordance with Section 11.12.

                  "Ancillary Agreements" means the Assignment and Assumption Agreement, the Bill of Sale, the Employee Loan Agreement, the Intellectual Property License Agreement, the Notes, the Patent Assignment, the Real Estate Agreements and Assignments, the Registration Rights Agreement, the Relationship Deed, the Joint Development Agreement, the Security Agreements, the Supply Agreement, the Trademark Assignment, the Trademark License Agreement, the Transition Services Agreement and the U.K. Supplementary Agreement.

                  "Assignment and Assumption Agreement" means the Assignment and Assumption Agreement to be executed by the parties thereto on the Closing Date, in the form of Exhibit A.

                  "Bankruptcy Event" means, with respect to any Person, any of the following events: (a) such Person commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar Law of any jurisdiction; (b) the commencement against such Person of any such case or proceeding that is not dismissed within 60 days after commencement; (c) the adjudication of such Person as insolvent or bankrupt, or any order of relief or other order approving any such case or proceeding is entered; (d) such Person suffers any appointment of any custodian, receiver, receiver-manager or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) such Person makes a general assignment for the benefit of creditors; (f) such Person fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) such Person calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) such Person, by any act or failure to act, indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

                  "Bill of Sale" means the bill of sale and conveyance to be executed by the Seller and the Selling Subsidiaries on the Closing Date, in the form of Exhibit B.

                  "Business" means the design, development, manufacture, distribution, sales and support of the Products by the Seller and its Subsidiaries, excluding, in all cases, any Administrative Services other than Administrative Services performed by Transferred Employees solely with respect to the design, development, manufacture, distribution, sales and support of the Products, in which case they are included in the Business.

                  "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in New York, New York, USA or Toronto, Ontario, Canada.

                  "Contaminated Land" means contaminated land as defined under
Part IIA of the U.K. Environmental Protection Act 1990, as amended by the U.K. Environmental Protection Act 1995, the Swiss environmental Law or any other applicable analogous Law.

                  "Control" means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The term "Controlled" shall have a correlative meaning.

                  "Change of Control" means any of the following with respect to any entity (other than the transactions contemplated by this Agreement): any (i) merger, consolidation, share exchange or other similar transaction, (ii) sale, transfer, exchange or other disposition of all or substantially all of its assets in a single transaction or series of related transactions, (iii) consummation of a tender offer or exchange offer for a majority of the outstanding voting securities of such entity or (iv) issuance of that number of voting securities of such entity that would, after such issuance, constitute a majority of the outstanding voting securities of such entity.

                  "Corporate Desktop Software" means the software licensed to the Seller or any Selling Subsidiary under a transferable corporate license, which software is, as of the Closing Date, installed on personal computers forming part of the Owned Equipment.

                  "Debt" means any obligation in respect of (a) borrowed money,
(b) capitalized lease obligations, (c) obligations under interest rate agreements and currency agreements, (d) guarantees of any obligation of any third Person, (e) letters of credit and (f) indemnities or performance bonds.

                  "Effective Date" means, with respect to any Transferring Employee, the Closing Date or such later time as such Transferring Employee shall transfer hereunder pursuant to Section 1.04.

                  "Effective Time" means, with respect to any Transferring Employee, 11:59 p.m. (in the time zone in which the Seller or the Selling Subsidiary that employs such Transferring Employee is located on the applicable Effective Date) on the applicable Effective Date.

                  "Employees" means the employees of the Seller or a Selling Subsidiary who are listed on Section 3.12(a) of the Seller Disclosure Schedule, as amended by the Interim Employee Information and the Updated Employee Information.

                  "Employee Information" means the employee data relating to the Employees listed or described in Section 3.12(a) to the Seller Disclosure Schedule.

                  "Employee Loan Agreement" means the Employee Loan Agreement to be executed by the parties thereto on the Closing Date and in the form of Exhibit C.

                  "Employee Matters Schedule" means the Employee Matters Schedule attached hereto and forming a part of this Agreement.

                  "Employment Transfer Date" means the date on which the employment of a Transferring Employee (i) commences with the Purchaser or a Purchasing Subsidiary pursuant to this Agreement or (ii) transfers to the Purchaser or a Purchasing Subsidiary pursuant to this Agreement and in accordance with applicable Law.

                  "Environmental Audit" means any assessment, report or audit carried out by or on behalf of the Seller or any Selling Subsidiary within the eighteen-month period prior to the date hereof relating to compliance with any Environmental Permit or Environmental Law at the Owned Real Property or the property demised under the Real Property Leases.

                  "Environmental Claim" means any (i) Liability for investigation, monitoring, cleanup, remediation, removal or other response to a Release or threatened Release, (ii) claim for personal injury, property damage, or damage to natural resources, (iii) Liability incurred to enable the Purchaser, as the case may by, to comply with any Environmental Law including, any fines, penalties or environmental projects related thereto, or (iv) proceeding by any Governmental Authority or any other third Person related to the foregoing.

                  "Environmental Law" means any Law, circular or guidance note relating to pollution or protection of the environment, health, safety or natural resources, including to the generation, presence, use, handling, transportation, treatment, storage, management, disposal, release, emission or discharge of, or exposure to, Hazardous Materials.

                  "Environmental Liabilities" means Liabilities arising under any Environmental Law.

                  "Environmental Permit" means any permit, approval, identification number, license, certificate, consent or other authorization required under or issued pursuant to any Environmental Law.

                  "Equipment" means computer hardware (including personal and other computers), office furnishings and fixtures, and telecommunications, robotic, manufacturing, testing, design and other equipment, excluding in all cases any Intellectual Property covering, embodied in or connected to any of the foregoing.

                  "Exchange Act" means the U.S. Securities Exchange Act of 1934 and the rules and regulations thereunder, each as amended from time to time.

                  "Governmental Authority" means any Canadian, U.S., U.K., Swiss, European Union or other national, federal, state, provincial or local authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization, or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

                  "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

                  "Hazardous Material" means any natural or artificial substance (whether in the form of solid, gas, vapor or liquid alone or in combination with any other substance), including petroleum, petroleum products, petroleum by-products or breakdown products, Radioactive Materials, asbestos in any form that is friable or polychlorinated biphenyls that is regulated as a pollutant, contaminant or hazardous substance, material or waste under any Environmental Law.

                  "Intellectual Property" means all proprietary and intellectual property rights, in any jurisdiction, whether owned or held for use under license, including such rights in and to: (i) trademarks, service marks, brand names, distinguishing guises, trade dress, trade names, words, symbols, color schemes, business names, internet domain names and other indications of origin ("Trademarks and Business Names"); (ii) patents and pending patent applications (including all provisionals, divisionals, continuations, continuations-in-part, re-examination and reissue patents), utility models, inventors' certificates and invention disclosures ("Patents"); (iii) trade secrets and other confidential or non-public business or technical information, including ideas, formulas, compositions, program devices, compilations, patterns, discoveries and improvements, know-how, show-how, manufacturing and production methods, processes and techniques, and research and development information; drawings, designs, specifications, plans, proposals and technical and system data; analytical models, investment and lending strategies and records, financial and other products; financial, marketing and business data, pricing and cost information; business and marketing plans and customer and supplier lists and information; in each case whether patentable, copyrightable or not; (iv) computer programs and databases, including all object code, source code, algorithms, subroutines, specifications, data and documentation and all translations, compilations, arrangements, adaptations, and derivative works thereof, in each case whether patentable, copyrightable or not, and all documentation and embodiments thereof in all forms of media; (v) Network Identifiers; (vi) writings and other works of authorship and product documentation, including marketing materials, brochures, training materials, including all copyrights and moral rights related to each of the foregoing;
(vii) mask works or integrated circuit topographies; (viii) industrial designs and (ix) rights to limit the access, use or disclosure of confidential information by any Person; in each case including all registrations of, and applications to register, any of the foregoing with any Government Authority and any renewals or extensions thereof; the goodwill associated with each of the foregoing; and any claims or causes of action or defenses arising out of or related to any of the foregoing.

                  "Intellectual Property License Agreement" means the intellectual property license agreement to be executed by the parties thereto on the Closing Date, in the form of Exhibit D.

                  "Inventory" means raw materials, work-in-process with respect to tangible goods, finished goods, supplies, parts, spare parts and other inventory (including in transit, or consignment or in the possession of a third Person), to the extent dedicated to, embodied in or constituting the Products held for use in the Business and owned by the Seller or any of the Selling Subsidiaries.

                  "IRS" means the U.S. Internal Revenue Service.

                  "Joint Development Agreement" means the Joint Development Agreement to be executed by the parties thereto on the Closing Date, in the form of Exhibit E.

                  "Knowledge of the Purchaser" or "Purchaser's Knowledge" means the actual knowledge of any of the individuals listed in Section 1.01(a) of the Purchaser Disclosure Schedule, or the knowledge that any such Person would reasonably be expected to have in light of his or her position with the Purchaser or any of its Subsidiaries.

                  "Knowledge of the Seller" or "Seller's Knowledge" means the actual knowledge of any of the individuals listed in Section 1.01(a) of the Seller's Disclosure Schedule, or the knowledge that any such Person would reasonably be expected to have in light of his or her position with the Seller or any of its Subsidiaries.

                  "Law" means any Canadian, U.S., U.K., Swiss, European Union or other national, federal, state, provincial or local law, statute, common law, ordinance, regulation, rule, applicable directive, code or other requirement or rule of law or stock exchange rule, including any Governmental Order or any judicial or binding administrative interpretation thereof.

                  "Liabilities" means debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or undeterminable, including those arising under any Law or Action and those arising under any contract, agreement, arrangement, commitment or undertaking or otherwise (including Environmental Liabilities).

                  "Lien" means any mortgage, easement, tenancy, right-of-way, restriction, deed or trust, pledge, hypothecation, security interest, encumbrance, claim, lien, license, lease or charge of any kind.

                  "LSE" means the London Stock Exchange plc.

                  "Nasdaq" means Nasdaq National Market.

                  "Network Identifiers" means all internet protocol addresses and networks, including DNS domain names, e-mail addresses, world wide web (www) and http addresses, network names, network addresses (such as IPv4 and IPv6) and services (such as mail or website) whether or not used or currently in service, and including all registrations relating thereto in or with all registration bodies or organizations.

                  "Patent Assignment" means the Patent Assignment to be executed by the parties thereto on the Closing Date, in the form of Exhibit F.

                  "Patent Cross Licenses" means the reciprocal patent and patent rights cross license agreements between the Seller or any of its Affiliates on the one hand and third Persons on the other hand.

                  "Permitted Liens" means the following Liens: (a) Liens for Taxes not yet due or that are being contested in good faith; (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other like Liens imposed by Law and arising in the ordinary course of business;
(c) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security; (d) minor defects of title, easements, rights-of-way, restrictions and other similar charges or encumbrances of record that individually or in the aggregate, do not interfere and would not reasonably be expected to interfere with the continued use and operation of the Asset to which they relate in the ordinary course of business; (e) Liens not created by the Seller or any of its Affiliates that affect any rights of the tenant under the Real Property Leases or the fee interest in any of the Owned Real Property; (f) non-exclusive licenses granted to third Persons in the ordinary course of business under Transferred Intellectual Property and the Patent Cross Licenses,
(g) Liens incurred in the ordinary course of business securing Liabilities that do not, individually or in the aggregate, materially impair, and would not reasonably be expected to materially impair, the continued use and operation of the Asset to which they relate in the conduct of the Business as presently conducted; (h) Liens arising under any financing agreement to which the Seller or any of its Affiliates is a party that will be released prior to or as of the Closing, (i) those Liens disclosed in Section 1.01(b) of the Seller Disclosure Schedule and (j) Liens arising under any of the Transaction Documents.

                  "Person" means any natural person, general or limited partnership, corporation, limited liability company, firm, association or other legal entity.

                  "Principal Purchaser Subsidiary" means any Subsidiary of the Purchaser the assets of which have an aggregate fair market value equal to or greater than $1,000,000.

                  "Products" means the products, as they exist at the Closing, that are (a) included in the following product lines of the Seller and its
Subsidiaries: (i) optical amplifiers and pump modules and (ii) transmitters and receivers, and (b) listed in Section 1.01(c) of the Seller Disclosure Schedule.

                  "Purchaser Contract" of the Purchaser or any of its Subsidiaries means (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) of any such Person, and (ii) any non-competition agreement or any other agreement or obligation that purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of such Person and its Subsidiaries, taken as a whole, has been, is or is proposed to be conducted.

                  "Purchaser Disclosure Schedule" means the Disclosure Schedule delivered by the Purchaser to the Seller on the date hereof pursuant to this Agreement and forming a part of this Agreement.

                  "Purchaser Employee Plan" means any pension plan, supplemental pension plan, profit sharing plan, savings plan, retirement savings plan, bonus plan, commission plan, incentive compensation plan, deferred compensation plan, stock purchase plan, stock option plan, employee benefit plan, vacation plan, leave of absence plan, employee assistance plan, automobile leasing/subsidy/allowance plan, redundancy or severance plan, relocation plan, family support plan, retirement plan, medical, health, hospitalization or life insurance plan, disability plan, sick leave plan, retention plan, compensation arrangement, including any base salary arrangement, overtime, on-call or call-in policy, death benefit plan, or any other similar plan, program, arrangement or policy that is maintained or otherwise contributed to, or required to be contributed to, by or on behalf of the Purchaser or any of the Purchasing Subsidiaries with respect to the Purchaser Employees as in effect at the applicable Effective Time.

                  "Purchaser Employees" means the current or former employees, officers, directors and independent contractors of the Purchaser and its Subsidiaries.

                  "Purchaser Intellectual Property" means (i) the Purchaser Owned Intellectual Property and (ii) the Purchaser Licensed Intellectual Property.

                  "Purchaser Licensed Intellectual Property" means all Intellectual Property that is used under license by the Purchaser or any of its Subsidiaries as of the Closing Date.

                  "Purchaser Material Adverse Effect" means any long-term or short-term effect that is or is reasonably likely to be materially adverse to
(i) the business, results of operations, assets, liabilities or condition (financial or otherwise) of the Purchaser and its Subsidiaries, taken as a whole, or (ii) the ability of the Purchaser to perform its obligations under this Agreement and the Ancillary Agreements, but in each case shall not include any effect arising out of or resulting from (A) a change in general economic or financial conditions (provided that such changes do not affect the Purchaser and its Subsidiaries, taken as a whole, in a materially disproportionate manner in comparison to other companies engaged in the same industry), (B) a change, condition or circumstance in the industry in which the Purchaser and its Subsidiaries operate (provided that such changes do not affect the Purchaser and its Subsidiaries, taken as a whole, in a materially disproportionate manner in comparison to other companies engaged in the same industry) or (C) this Agreement or the transactions contemplated hereby or any announcement hereof or the transactions contemplated hereby; provided, however, that (1) any decrease in the market price or trading volume of the Purchaser's securities or any shareholder litigation resulting therefrom will not, in and of itself, constitute a Purchaser Material Adverse Effect and (2) the failure of the Purchaser to achieve internal or external financial forecasts or projections will not, in and of itself, constitute a Purchaser Material Adverse Effect.

                  "Purchaser Options" means options granted by the Purchaser pursuant to the Purchaser Share Schemes.

                  "Purchaser Owned Intellectual Property" means Intellectual Property owned by the Purchaser or any of its Subsidiaries as of the Closing Date.

                  "Purchaser Share Schemes" means the 2001 Approved Sharesave Scheme, the 1998 Employee Share Option Scheme and the 1995 Employee Share Option Scheme.

                  "Purchaser Shares" means the ordinary shares, one-third of a penny each in the capital of the Purchaser.

                  "Purchaser Shareholders' Meeting" means the extraordinary general meeting of the shareholders of the Purchaser to be duly convened and held for the purpose of adopting the Purchaser Shareholder Resolutions pursuant to Section 5.21.

                  "Purchaser Shareholder Resolutions" means the resolutions to be passed at the Purchaser Shareholders' Meeting approving, inter alia, the execution, delivery and performance of the transactions contemplated by this Agreement and the Ancillary Agreements, in the form of Exhibit G.

                  "Purchasing Subsidiaries" means Bookham Acquisition, Inc., Bookham, Inc. and a wholly-owned Swiss Subsidiary to be formed after the date hereof but prior to the Closing.

                  "Radioactive Materials" means any material defined as radioactive in the U.K. Radioactive Substances Act 1993.

                  "Real Estate Agreements and Assignments" means the Zurich Lease Assignment Agreement, the Poughkeepsie Lease Assignment, the Harlow Underlease Agreement, the Canadian Lease Agreement and the Canadian License Agreement, each to be executed by the parties thereto on the Closing Date and in the forms included in Exhibit H, and a Hong Kong license agreement to be executed by the parties thereto on the Closing Date and having the terms set forth in the term sheet therefor included in Exhibit H.

                  "Refundable Transfer Tax" means any Transfer Tax (or portion thereof) incurred in connection with the transactions contemplated hereby which is refundable to (or can be taken as a credit against other taxes owed by) the Purchaser or any Purchasing Subsidiary. For the avoidance of doubt, value-added and goods and services taxes shall be treated as Refundable Transfer Taxes and stamp duty and stamp duty reserve taxes shall not be treated as Refundable Transfer Taxes.

                  "Registration Rights Agreement" means the Registration Rights Agreement to be executed by the parties thereto on the Closing Date, in the form of Exhibit I.

                  "Relationship Deed" means the Relationship Deed to be executed by the parties thereto on the Closing Date, in the form of Exhibit J.

                  "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, or other release of any Hazardous Material or noxious noise or odor, at, in, on, into, or onto the environment, including the migration of any Hazardous Material through or in the environment, or any release, emission or discharge as those terms are defined in any applicable Environmental Law.

                  "Restricted Patents" means the Patents owned by the Seller and the Selling Subsidiaries as of the Closing Date that are listed in Section 1.01(d) of the Seller Disclosure Schedule.

                  "SEC" means the U.S. Securities and Exchange Commission.

                  "Securities Act" means the U.S. Securities Act of 1933 and the rules and regulations thereunder, each as amended from time to time.

                  "Security Agreements" means (i) the U.S. Security Agreement to be executed by the parties thereto on the Closing Date, in the form of Exhibit K, (ii) security agreements for each of the jurisdictions in which the collateral securing the Series B Notes is located, which agreements will be substantially in the form of Exhibit K (but with such modifications as are necessary or appropriate for such respective jurisdictions), each to be executed by the Seller, the Purchaser and each of the Subsidiaries of the Purchaser and
(iii) any other agreements or instruments (including mortgages and leasehold mortgages) as are required to be executed on the Closing Date pursuant to the foregoing.

                  "Seller Contract" means any of the Real Property Leases, Equipment Leases, Third Party Licenses Exclusive to the Business, Other Seller Contracts and the license agreements that are listed or described in Section 2.01(a)(xi) of the Seller Disclosure Schedule.

                  "Seller Disclosure Schedule" means the Disclosure Schedule delivered by the Seller to the Purchaser on the date hereof pursuant to this Agreement and forming a part of this Agreement.

                  "Seller Employee Plan" means any pension plan, supplemental pension plan, profit sharing plan, savings plan, retirement savings plan, bonus plan, commission plan, incentive compensation plan, deferred compensation plan, stock purchase plan, stock option plan, employee benefit plan, vacation plan, leave of absence plan, employee assistance plan, automobile leasing/subsidy/allowance plan, redundancy or severance plan, relocation plan, family support plan, retirement plan, medical, health, hospitalization or life insurance plan, disability plan, sick leave plan, retention plan, compensation arrangement, including any base salary arrangement, overtime, on-call or call-in policy, death benefit plan, or any other similar plan, program, arrangement or policy that is maintained or otherwise contributed to, or required to be contributed to, by or on behalf of the Seller or any of the Selling Subsidiaries with respect to Employees as in effect at the applicable Effective Time.

                  "Seller Material Adverse Effect" means any long-term or short-term effect that is or is reasonably likely to be materially adverse to
(i) the business, results of operations, assets, liabilities or the condition (financial or otherwise) of the Business, taken as a whole, or (ii) the ability of the Seller to perform its obligations under this Agreement and the Ancillary Agreements, but in each case shall not include (1) any loss of Employees or (2) any effect arising out of or resulting from (A) a change in general economic or financial conditions (provided that such changes do not affect the Business or the Assets in a materially disproportionate manner in comparison to other companies engaged in the same industry), (B) a change, condition or circumstance in the industry in which the Business operates (provided that such changes do not affect the Business or the Assets in a materially disproportionate manner in comparison to other companies engaged in the same industry), or (C) this Agreement or the transactions contemplated hereby or any announcement hereof or the identity of the Purchaser; provided, however, that the failure of the Business to achieve internal or external financial forecasts or projections will not, in and of itself, constitute a Seller Material Adverse Effect.

                  "Selling Subsidiaries" means Nortel Networks Inc., Nortel Networks Limited, Nortel Networks Properties Limited, Nortel Networks Technology Corporation, Nortel Networks (Asia) Limited, Nortel Networks Optical Components (Switzerland) GmbH, Nortel Networks (U.K.) Limited, Nortel Networks Optical Components Limited, Nortel Networks Optical Components Inc., Nortel Networks HPOCS Inc., Nortel Networks Photonics Pty Ltd. and Nortel Networks Shannon Limited.

                  "Single Use Desktop Software" means the software licensed to the Seller or any Selling Subsidiary under a transferable, shrink-wrap or click-wrap license agreement installed on a personal computer forming part of the Owned Equipment.

                  "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock (or other equity interest) having ordinary voting power to elect a majority of the board of directors (or similar governing body) of such entity or (b) the interest in the capital or profits of such entity is at the time directly or indirectly owned or Controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                  "Supply Agreement" means the Supply Agreement to be executed by the parties thereto on the Closing Date, in the form of Exhibit L.

                  "Tax" or "Taxes" means any and all taxes, charges, fees, levies, imposts, duties or other assessments of any kind whatsoever, imposed by or payable to any federal, state, provincial, local, or foreign Tax authority, including any gross income, net income, alternative or add-on minimum, franchise, profits or excess profits, gross receipts, estimated, capital, inheritance, goods, services, documentary, use, transfer, ad valorem, business rates, value added, sales, customs, real or personal property, capital stock, stamp duty, stamp duty reserve, license, payroll, withholding or back-up withholding, employment, social security, national insurance, workers' compensation, unemployment compensation, utility, severance, production, excise, occupation, premium, windfall profits, occupancy, transfer, gains taxes and other obligations of the same or similar nature to any of the foregoing, together with any interest, penalties, additions to tax or additional amounts imposed with respect thereto.

                  "Tax Returns" means all returns, reports (including elections, declarations, disclosures, schedules, estimates and information returns) and other information filed or required to be filed with any Tax authority relating to Taxes.

                  "Third Party Licenses" means (a) the Third Party Licenses Exclusive to the Business and (b) the licenses that are listed or described in
Section 1.01(e) of the Seller Disclosure Schedule.

                  "Trademark Assignment" means the Trademark Assignment to be executed by the parties thereto on the Closing Date, in the form of Exhibit M.

                  "Trademark License Agreement" means the Trademark License Agreement to be executed by the parties thereto on the Closing Date, in the form of Exhibit N.

                  "Transaction Documents" means this Agreement, the Ancillary Agreements and any certificate or other document delivered by any party hereto or thereto in connection therewith.

                  "Transfer Taxes" means all goods, services, sales, use, real or personal property, gross receipt, documentary, value-added, stamp duty, stamp duty reserve and all other similar taxes or other like charges incurred in connection with the transactions contemplated hereby. For the avoidance of doubt, Transfers Taxes shall not include any Taxes which are payable by the Seller or any of the Selling Subsidiaries on any income or gain arising from the transfer, sale or disposal of any of the Assets, and Transfer Taxes shall not include any stamp duty or stamp duty reserve tax arising in relation to the Consideration Shares or the shares to which the Warrants relate as a result of any action taken by the Seller or any of the Selling Subsidiaries on or after the Closing (including any stamp duty reserve tax arising pursuant to Section 93 or stamp duty arising pursuant to Section 67 of the U.K. Finance Act 1986).

                  "Transferred Intellectual Property" means the Transferred Patents, Transferred Software and the Transferred Other Intellectual Property.

                  "Transferred Other Intellectual Property" means the Intellectual Property (excluding any Patents, Trademarks and Business Names, Custom Intellectual Property (as defined in the Intellectual Property License Agreement) and Network Identifiers) owned by the Seller and the Selling Subsidiaries as of the Closing Date that is used exclusively in the Business as of the Closing Date, as listed in Section 1.01(f) of the Seller Disclosure Schedule, and including all claims, causes of action and rights against third Persons arising thereunder. Notwithstanding anything to the contrary herein or under Section 1.01(f) of the Seller Disclosure Schedule, the Transferred Other Intellectual Property shall not include any rights in copyrights, trade secrets, know-how, methods, processes, techniques, specifications, software or similar materials or rights embodied in, or covering, Systems (as defined in the Intellectual Property License Agreement), fiber bragg gratings, optical attenuators, dispersion compensation, silicon planar waveguides, microelectronic circuits or device designs, framers, compact reflective and high reliability circulators, magneto-optoelectronic or photonic technology, dynamic gain flattening filters, AWG multiplexers/demultiplexers, dielectric multiplexers/demultiplexers, and/or timing and data recovery circuits.

                  "Transferred Passive Patents" means the Patents owned by the Seller and the Selling Subsidiaries as of the Closing Date that are listed in
Section 1.01(g) of the Seller Disclosure Schedule, including all claims, causes of action and rights against third Persons arising thereunder.

                  "Transferred Patents" means the Patents owned by the Seller and the Selling Subsidiaries as of the Closing Date that are listed in Section 1.01(h) of the Seller Disclosure Schedule, and including all claims, causes of action and rights against third Persons arising thereunder.

                  "Transferred Software" means any firmware or software (other than firmware or software embodiments of Custom Intellectual Property (as defined in the Intellectual Property License Agreement)) owned by the Seller and the Selling Subsidiaries as of the Closing Date that are used or embodied in the Products or in the testing of the Products during manufacture, as listed in
Section 1.01(i) of the Seller Disclosure Schedule, and including all claims, causes of action and rights against third Persons arising thereunder.

                  "Transferring Employees" means any of the Canada Transferring Employees, Europe Transferring Employees, Hong Kong Transferring Employees and US Transferring Employees, each as defined in the Employee Matters Schedule.

                  "Transition Services Agreement" means the Transition Services Agreement to be executed by the parties thereto on the Closing Date, in the form of Exhibit O.

                  "U.K." means the United Kingdom of Great Britain and Northern Ireland.

                  "U.K. Supplementary Agreement" means the U.K. Land Agreement, together with all schedules and annexes thereto, to be executed by the parties thereto on the Closing Date, all in the form of Exhibit P.

                  "UKLA" means the Financial Services Authority acting in its capacity as the competent authority for listing in the U.K. under Part VI of the U.K. Financial Services and Markets Act 2000.

                  "U.S." means the United States of America including each of the States therein, the District of Columbia, Puerto Rico, the United States Virgin Islands and each of the other territories and possessions of the Unites States of America.

                  "U.S. Code" means the U.S. Internal Revenue Code and the rules and regulations thereunder, each as amended from time to time.

                  "U.S. GAAP" means generally accepted accounting principles in the U.S.

                  "VAT" means value added tax as provided in (a) "VATA" the U.K. Value Added Tax Act 1994 or (b) Swiss equivalent, as the context requires.

                  "Voting Securities" means, with respect to the Purchaser, shares of any class of shares of the Purchaser that are entitled to vote at general meetings of the Purchaser; provided that, for purposes of this definition any securities that are convertible into or exchangeable or exercisable for any class of shares of the Purchaser, including Purchaser Shares, shall be treated as having been so converted, exchanged or exercised.

                  Section 1.02. Other Defined Terms. The following terms have the meanings defined for such terms in the Sections set forth below:

                  Term                                      Section
                  ----                                      -------
                  Accounting Arbitrator                     2.04(c)
                  Assets                                    2.01(a)
                  Assumed Liabilities                       2.02(a)
                  Business Information                      2.01(a)(v)
                  Business Software                         2.01(a)(xi)
                  Expense Reimbursement                     2.03(d)
                  Closing                                   2.05
                  Closing Date                              2.05
                  Competitive Products                      5.23(a)
                  Confidentiality Agreement                 5.03
                  Consideration Shares                      2.03(a)(i)
                  Employment Offer                          6.01(c)(i)
                  Equipment Leases                          2.01(a)(iv)
                  Excluded Assets                           2.01(b)
                  Fab Employees                             2.02(a)(iii)
                  GST                                       7.06(a)
                  GST Election                              7.06(a)
                  GST Legislation                           7.06(a)
                  Indemnified Party                         10.04(a)
                  Indemnifying Party                        10.04(a)
                  Interim Employee Information              6.04(a)
                  Invention Disclosures                     5.08(g)
                  Inventory Adjustment                      2.04(a)
                  Leave Employees                           3.12(d)
                  Losses                                    10.01
                  Not Yet Transferred Contracts             5.11
                  Notes                                     2.03(a)(iii)
                  Other Seller Contracts                    2.01(a)(viii)
                  Other Seller IP Contracts                 2.01(a)(xiv)
                  Owned Equipment                           2.01(a)(iii)
                  Owned Real Property                       2.01(a)(i)
                  Patents                                   1.01 (Definition of
                                                              "Intellectual
                                                              Property")
                  Permitted Engagement                      6.01(b)
                  Post-Closing Inventory Statement          2.04(a)
                  Prohibited Transferee                     5.15(a)
                  Purchase Price                            2.03(a)(iii)
                  Purchaser                                 Preamble
                  Purchaser Indemnified Parties             10.02
                  Purchaser Reports                         4.05
                  Purchaser Tax Obligor                     7.01(c)
                  Real Property Leases                      2.01(a)(ii)
                  Retained Contracts                        2.01(b)(vi)
                  Retained Liabilities                      2.02(b)
                  Security Deposit                          9.04(a)
                  Seller                                    Preamble
                  Seller Financial Statements               3.04(a)
                  Seller Indemnified Parties                10.01
                  Seller Share Options                      5.24
                  Seller Tax Obligor                        7.01(b)
                  Series A Notes                            2.03(a)(iii)
                  Series B Notes                            2.03(a)(iv)
                  Standard Employment Contracts             3.11(c)
                  System Confidential Information           5.03(b)(iii)
                  Termination Date                          9.01(b)
                  Third Party Licenses Exclusive to         2.01(a)(vii)
                      the Business
                  Trademarks and Business Names             1.01 (Definition of
                                                               "Intellectual
                                                               Property")
                  Updated Employee Information              6.04(b)
                  Vacation Information                      6.04(a)
                  VP OCO                                    6.04(a)
                  Warrants                                  2.03(a)(ii)


                  Section 1.03. Terms Generally. (a) Words in the singular shall include the plural and vice versa, and words of one gender shall include the other gender, in each case, as the context requires, (b) the term "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified and (c) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation" unless otherwise specified.

                  Section 1.04. Effectiveness of this Agreement. (a) Notwithstanding the execution of this Agreement on the date hereof, but only to the extent required by Law, none of the provisions of this Agreement relating directly or indirectly to (i) the sale, conveyance or assignment, transfer or delivery of the right, title and interest of Nortel Networks (U.K.) Limited, Nortel Networks Optical Components Limited and Nortel Networks Optical Components (Switzerland) GmbH (which are the Selling Subsidiaries that employ Employees in any jurisdiction in which applicable Law requires an information and/or consultation process prior to the transfer of any employees) in the Assets, (ii) the granting of rights under the Ancillary Agreements by such Selling Subsidiaries with respect to property or assets located in the jurisdictions in which such Selling Subsidiaries are organized or (iii) the transfer of the Employees employed by such Selling Subsidiaries shall be binding or effective against the Seller or such Employees until and unless the representatives of such Employees, as applicable, are provided with the information required to be provided, and consulted by the Seller or the Selling Subsidiaries, as applicable, pursuant to and in compliance with the Law in such jurisdictions and all necessary approvals from applicable Governmental Authorities with respect to the transfer of such Employees have been obtained, and, instead, with respect to such (i) Assets, (ii) rights and (iii) transfers of Employees, this Agreement shall constitute only an irrevocable binding offer by the Purchaser to effect the transactions contemplated hereby, which offer shall be deemed accepted (and the Seller shall not be capable of withdrawing its acceptance), automatically and without further action on the part of any Person, upon due completion of such consultation process and receipt of such approvals and fulfillment of the conditions set out in this Agreement.

                  (b) For such purposes, and solely for the benefit of the Employees located in such jurisdictions, the Seller shall cause the applicable Selling Subsidiary or Selling Subsidiaries to initiate, conduct and complete such information and consultation procedures with the applicable employee representatives as soon as reasonably practicable, provided that the applicable Selling Subsidiary or Selling Subsidiaries shall not be required to conduct any such information and consultation procedure in an unreasonable manner, and provided further that the Purchaser and the applicable Purchasing Subsidiaries shall have provided all information reasonably requested by the Seller and the Selling Subsidiaries in accordance with this Section 1.04(b). The Purchaser shall (and shall cause the applicable Purchasing Subsidiaries to) cooperate with the Seller and the Selling Subsidiaries in respect of such consultations and shall provide all information reasonably requested by the Seller or the applicable works councils or employee representatives in connection with such consultations. Upon completion of such consultation process to the satisfaction of the Seller in each of such jurisdictions and receipt of such approvals (or, in the case of any applicable Selling Subsidiary in the U.K., after the consultation process has reached a stage that is sufficiently advanced but not yet completed, in the Seller's sole judgment), (i) the Seller shall deliver a written notice to the Purchaser to confirm that the consultation process has been so completed (or, in the case of any applicable Selling Subsidiary in the U.K., that the consultation process has reached a stage that is sufficiently advanced but not yet completed, in the Seller's sole judgment) and (ii) this Agreement shall become binding and effective against the Seller with respect to such
     (1) Assets, (2) rights and (3) transfers of Employees, and, subject to the other applicable terms of this Agreement and the Ancillary Agreements, the transactions contemplated by this Agreement may occur.

                                   ARTICLE II

                         PURCHASE AND SALE OF THE ASSETS

                  Section 2.01. Purchase and Sale of Assets; Exclusion of Excluded Assets. (a) On the terms and subject to the conditions set forth in this Agreement and Section 2.04 of the Intellectual Property License Agreement (with respect to the Transferred Intellectual Property), at the Closing the Seller shall (or, as applicable, shall cause the Selling Subsidiaries to) sell, transfer, convey and assign to the Purchaser (or, as applicable, the Purchasing Subsidiaries designated by the Purchaser not less than ten (10) Business Days prior to the Closing Date), and the Purchaser shall (or, as applicable, shall cause the Purchasing Subsidiaries designated by the Purchaser not less than ten
(10) Business Days prior to the Closing Date to) purchase and accept from the Seller (or, as applicable, the Selling Subsidiaries) all of the Seller's and the Selling Subsidiaries' right, title and interest in and to each of the following assets, in each case excluding the Excluded Assets (the "Assets"), free and clear of all Liens other than Permitted Liens:

                  (i) the real property listed or described in Section 2.01(a)(i) of the Seller Disclosure Schedule (the "Owned Real Property");

                  (ii) rights under the leases that are listed or described in
         Section 2.01(a)(ii) of the Seller Disclosure Schedule (the "Real Property Leases");

                  (iii) the Equipment listed or described in Section 2.01(a)(iii) of the Seller Disclosure Schedule (the "Owned Equipment");

                  (iv) rights under the leases that are listed or described in
         Section 2.01(a)(iv) of the Seller Disclosure Schedule (the "Equipment Leases");

                  (v) copies of all books, ledgers, records, files, invoices, billing records and documents of the Seller and the Selling Subsidiaries, in any form, to the extent they are used in or intended for use in the Business or relating to the Assets, including sales and promotional literature, customer and supplier lists, correspondence, other distribution lists and other sales-related materials and records relating to the Business or the Assets (the "Business Information");

                  (vi) the Transferred Intellectual Property and the Transferred Passive Patents;

                  (vii) rights under the licenses that are listed or described in Section 2.01(a)(vii) of the Seller Disclosure Schedule (the "Third Party Licenses Exclusive to the Business");

                  (viii) rights under the contracts, agreements, arrangements, commitments or undertakings that are listed or described in Section 2.01(a)(viii) of the Seller Disclosure Schedule, as such list may be supplemented (but not reduced) by the Seller between the date hereof and the Closing Date by written notice to the Purchaser (the "Other Seller Contracts");

                  (ix) the rights that are listed or described in Section 2.01(a)(ix) of the Seller Disclosure Schedule under the Retained Contracts;

                  (x) the franchises, certificates, permits, licenses, agreements, waivers, approvals and authorizations from or with any Governmental Authority that are that are listed or described in Section 2.01(a)(x) of the Seller Disclosure Schedule;

                  (xi) rights to the software (the "Business Software") under the license agreements that are listed or described in Section 2.01(a)(xi) of the Seller Disclosure Schedule;

                  (xii) all Inventory;

                  (xiii) the Employee Information, the Updated Employee Information and copies of all disciplinary warnings known to the employee and labor relations or human resources specialists supporting the Business that are in force immediately prior to the Closing Date and relate to the Europe Transferring Employees (as defined in the Employee Matters Schedule);

                  (xiv) rights under the contracts, agreements, arrangements, commitments and undertakings that are listed or described in Section 2.01(a)(xiv) of the Seller Disclosure Schedule (the "Other Seller IP Contracts"); and

                  (xv) the assets listed or described in Section 2.01(a)(xv) of the Seller Disclosure Schedule.

                  (b) The Seller and the Selling Subsidiaries shall retain their respective right, title and interest in and to, and the Purchaser and its Affiliates shall have no rights with respect to, all of the respective assets of the Seller and the Selling Subsidiaries, other than the Assets, including the following (such assets, the "Excluded Assets"):

                  (i) any rights in any real property, whether owned or leased of the Seller and its Affiliates (other than the Owned Real Property and the rights under the Real Property Leases and any other rights in real property granted to the Purchaser and the Purchasing Subsidiaries under this Agreement and the Ancillary Agreements);

                  (ii) any Equipment of the Seller and its Affiliates (other than Owned Equipment);

                  (iii) any minute books, stock ledgers and Tax records of the Seller and its Affiliates and any other books, records and documents relating to the Business (other than the Business Information);

                  (iv) any claims, causes of action or rights of the Seller or any of its Affiliates against any third Person relating to any Retained Liabilities or any claims, causes of action or rights relating to other Liabilities for which the Seller or any of its Affiliates is otherwise responsible (including rights of set-off, rights to refunds and rights of recoupment from or against any such third Person);

                  (v) all rights of the Seller and the Selling Subsidiaries under this Agreement and the Ancillary Agreements;

                  (vi) all rights (other than those rights that are listed or described in Section 2.01(a)(ix) of the Seller Disclosure Schedule) of the Seller and its Affiliates under any contract, agreement, arrangement, commitment or undertaking that is not included among the Seller Contracts (such contracts, agreements, arrangements, commitments or undertakings, the "Retained Contracts");

                  (vii) any assets used primarily for the purpose of providing and, other than as provided in the Transition Services Agreement, any rights of the Business to receive from the Seller or any of its Affiliates, any Administrative Services other than Administrative Services included in the definition of the Business;

                  (viii) other than the license rights granted to the Purchaser under the Intellectual Property License Agreement, any and all Intellectual Property owned by or licensed by the Seller or any of its Affiliates (and any tangible embodiments of any such property), including (A) any rights of the Seller or any of its Affiliates under the Patent Cross Licenses, (B) any and all Intellectual Property acquired, relating to or arising from the acquisition of Photonics Technologies by the Seller, (C) any and all Network Identifiers of the Seller or any of its Affiliates and (D) all software and infrastructure components of the Seller or any of its Affiliates (other than rights to the Business Software that are assignable), such as software and databases associated with Administrative Services as well as the corporate information technology infrastructure of the Seller or any of its Affiliates;

                  (ix) all raw materials, work-in-process with respect to tangible goods, finished goods, supplies, parts, spare parts, other inventory (including in transit, or consignment or in the possession of a third Person) and Products not constituting Inventory (including all raw materials, work-in-process with respect to tangible goods, finished goods, supplies, parts, spare parts and other inventory (including in transit, or consignment or in the possession of a third Person) held for use by the Seller and its Affiliates in any of its businesses other than the Business, such as the Seller's optical systems business);

                  (x) all cash and cash equivalents, accounts receivable and other current assets of the Business (other than Inventory);

                  (xi) all stock or equity interests in any Person;

                  (xii) any and all employee data, including records pertaining to Employees, other than the Employee Information, Updated Employee Information and all disciplinary warnings known to the employee and labor relations or human resources specialists supporting the Business that are in force immediately prior to the Closing Date and relate to the Europe Transferring Employees (as defined in the Employee Matters Schedule); and

                  (xiii) the assets listed or described in Section 2.01(b)(xiii) of the Seller Disclosure Schedule.

                  Section 2.02. Assumption of Assumed Liabilities; Retention of Retained Liabilities. (a) On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Purchaser shall (or shall cause one or more of the Purchasing Subsidiaries designated by the Purchaser not less than ten (10) Business Days prior to the Closing Date to) assume and become obligated to pay, perform and discharge when due, each of the following Liabilities, excluding the Retained Liabilities (the "Assumed Liabilities"):

                  (i) all Liabilities (except as set forth in Section 2.02(a)(i) of the Seller Disclosure Schedule) arising or which by their terms are to be observed, paid, discharged or performed on or after the Closing with respect to the Owned Real Property, the Seller Contracts (except for the Liabilities described in Section 2.02(b)(ix)) and the Other Seller IP Contracts);

                  (ii) the Liabilities that are listed or described in Section 2.02(a)(ii) of the Seller Disclosure Schedule under the Retained Contracts;

                  (iii) except as otherwise expressly set forth in Article VI of this Agreement, the Employee Matters Schedule and the Employee Loan Agreement, all Liabilities relating to or arising from or in connection with (A) the employment by the Purchaser or any Purchasing Subsidiary of any Transferring Employee after the Applicable Effective Date for such Transferring Employee, including acts and omissions of the Purchaser or any Purchasing Subsidiary with respect to the employment or termination of employment of any Transferring Employee; (B) any failure of the Purchaser or any of the Purchasing Subsidiaries to satisfy its obligations hereunder, including without limitation any severance costs or other Liabilities arising as a result of or in connection with Employment Offers that are not in accordance with the Employee Matters Schedule and any failure of the Purchaser or any of the Purchasing Subsidiaries to satisfy their obligations under the Transfer Regulations in respect of the Employees; (C) the Purchaser Employee Plans, including coverage for Employees as required by any such Plans; (D) any proposed or actual change by the Purchaser or any of the Purchasing Subsidiaries to the terms and conditions of employment, pensions, compensation or other benefits after the Effective Date that would result in such terms and conditions not being substantially equivalent in value in the aggregate to the terms and conditions that were applicable to the Employees immediately prior to the applicable Effective Dates for such Employees; and (E) any severance costs payable under Law or other Liabilities relating to or arising in connection with (1) the Employment Offers to any Employee who is allocated by the Seller to the fabrication facility of the Business located in Ottawa, Canada (the "Fab Employees") and (2) any Europe Employee who does not transfer into the employment of, or terminates employment with, the Purchaser or any Purchasing Subsidiary as a result of the Purchaser or any Purchasing Subsidiary not offering a pension scheme or plan that is substantially equivalent in value to the pension scheme or plan that was provided to such Europe Employee by the Seller or any Selling Subsidiary;

                  (iv) the Liabilities of the Purchaser and its Affiliates arising under this Agreement and the Ancillary Agreements;

                  (v) Liabilities for, or related to any obligation for, any Tax that the Purchaser or any Purchasing Subsidiary bears under Article VII of this Agreement;

                  (vi) all Liabilities (except as set forth in Section 2.02(a)(i) of the Seller Disclosure Schedule) that arise with respect to the operation of the Business on or after the Closing, including with respect to the ownership and operation of the Assets (including any increases in any Environmental Liabilities resulting from any event occurring, or circumstance arising, after the Closing Date, including any change in Law or the enforcement thereof, or from any action or omission of any Person other than the Seller or its Subsidiaries); and

                  (vii) the Liabilities listed or described in Section 2.02(a)(vii) of the Seller Disclosure Schedule.

                  (b) The Seller and the Selling Subsidiaries shall retain, and shall be fully responsible for paying, performing and discharging when due, and neither the Purchaser nor any of is Affiliates shall hereby assume or have any responsibility for, any of the following Liabilities, in each case except to the extent they may be specifically listed or described in
     Section 2.02(a)(vii) of the Seller Disclosure Schedule (the "Retained Liabilities"):

                  (i) all Liabilities (except as set forth in Section 2.02(b)(i) of the Seller Disclosure Schedule) arising or which by their terms are to be observed, paid, discharged or performed prior to the Closing Date with respect to the Owned Real Property and the Seller Contracts;

                  (ii) all Liabilities (other than those listed or described in Section 2.02(a)(ii) of the Seller Disclosure Schedule) of the Seller and its Affiliates under the Retained Contracts;

                  (iii) except as otherwise expressly set forth in Article V of this Agreement, the Employee Matters Schedule and the Employee Loan Agreement, all Liabilities of the Seller or any Selling Subsidiary relating to or arising from or in connection with: (A) the employment by the Seller or any Selling Subsidiary of any Employee prior to the applicable Effective Date of such Employee, including acts and omissions of the Seller or any Selling Subsidiary with respect to employment or termination of employment of any such Employee but excluding any Liabilities arising from or in connection with (1) any failure of the Purchaser or any Purchasing Subsidiary to fulfill their obligations hereunder, including without limitation in connection with the Employment Offers, or under the Transfer Regulations in respect of the Employees or (2) any proposed or actual change by the Purchaser or any of the Purchasing Subsidiaries to the terms and conditions of employment, pensions, compensation or other benefits after the Effective Date that would result in such terms and conditions not being substantially equivalent in value in the aggregate to the terms and conditions that were applicable to the Employees immediately prior to the applicable Effective Dates for such Employees; (B) the Seller Employee Plans, including coverage for Employees as required by any such Plans; (C) the failure of the Seller to satisfy its obligations with respect to the Transferring Employees as set out in Article VI of this Agreement and the Employee Matters Schedule; and (D) any severance costs payable under Law or other Liabilities relating to or arising in connection with the rejection of Employment Offers that are made in accordance with Article VI of this Agreement and the Employee Matters Schedule other than any rejection by a Fab Employee or any refusal by any Europe Employee to transfer into the employment of the Purchaser or any Purchasing Subsidiary as a result of the Purchaser or any Purchasing Subsidiary not offering a pension scheme or plan that is substantially equivalent in value to the pension scheme or plan that was provided to such Europe Employee by the Seller or any Selling Subsidiary;

                  (iv) Liabilities for, or related to any obligation for, any Tax that the Seller or any Selling Subsidiary bears under Article VII of this Agreement;

                  (v) Liabilities of the Seller, the Selling Subsidiaries and their Affiliates relating to indebtedness for borrowed money, accounts payable and guarantees by the Seller or the Selling Subsidiaries and their Affiliates of indebtedness for borrowed money;

                  (vi) all Liabilities (except as set forth in Section 2.02(b)(i) of the Seller Disclosure Schedule) that arise with respect to the operation of the Business prior to the Closing, including with respect to the ownership and operation of the Assets (excluding any increases in any Environmental Liabilities resulting from any event occurring, or circumstance arising, after the Closing Date, including any change in Law or the enforcement thereof, or from any action or omission of any Person other than the Seller or its Subsidiaries);

                  (vii) all Liabilities arising primarily out of the operation or conduct by the Seller or any of its Affiliates of any business other than the Business;

                  (viii) Liabilities to the extent relating primarily to, or arising primarily out of, any Excluded Asset, or to the extent arising out of the distribution to, or ownership by, the Seller or any of its Affiliates of the Excluded Assets or the realization of the benefits of any Excluded Asset;

                  (ix) Liabilities of the Seller and the Selling Subsidiaries arising under this Agreement and the Ancillary Agreements;

                  (x) any amounts due and payable under the Cross License Agreement dated as of January 1, 2001 between International Business Machines Corporation and Nortel Networks Corporation; and

                  (xi) the Liabilities listed or described in Section 2.02(b)(xi) of the Seller Disclosure Schedule.

                  Section 2.03. Purchase Price; Allocation of Purchase Price; Reimbursement of Expenses. (a) At the Closing:

                  (i) the Purchaser on its own behalf and, as applicable, as agent for the relevant Purchasing Subsidiaries, shall issue and deliver to the Seller, and the Seller shall receive on its own behalf and, as applicable, as agent for the relevant Selling Subsidiaries, one or more certificates representing 61,000,000 Purchaser Shares (the "Consideration Shares");

                  (ii) the Purchaser on its own behalf and, as applicable, as agent for the relevant Purchasing Subsidiaries, shall issue and deliver to the Seller, and the Seller shall receive on its own behalf and, as applicable, as agent for the relevant Selling Subsidiaries, one or more certificates representing an aggregate of 9,000,000 Warrants, each in the form of Exhibit Q (the "Warrants");

                  (iii) the Purchaser on its own behalf and, as applicable, as agent for the relevant Purchasing Subsidiaries, shall issue and deliver to the Seller, and the Seller shall receive on its own behalf and, as applicable, as agent for the relevant Selling Subsidiaries, one or more notes, each in the form of Exhibit R, evidencing indebtedness of the Purchaser in an aggregate principal amount of $20,000,000 (collectively, the "Series A Notes"); and

                  (iv) the Purchaser on its own behalf and, as applicable, as agent for the relevant Purchasing Subsidiaries, shall issue and deliver to the Seller, and the Seller shall receive on its own behalf and, as applicable, as agent for the relevant Selling Subsidiaries, one or more notes, each in the form of Exhibit S, evidencing indebtedness of the Purchaser in an aggregate principal amount of $30,000,000 secured in accordance with the Security Agreements (collectively, the "Series B Notes" and, together with the Series A Notes, the "Notes");

provided that the Consideration Shares, the Warrants and the Notes are collectively referred to herein as the "Purchase Price," and the payment or issuance and delivery, as applicable, of the foregoing by the Purchaser to the Seller, as set forth herein, shall constitute payment in full by the Purchaser and the Purchasing Subsidiaries for the Assets.

                  (b) If the Purchaser consolidates, subdivides or reorganizes its share capital, declares any dividend or distribution or issues any rights to acquire equity securities of the Purchaser to holders of equity securities of the Purchaser during or by reference to any period after the date of this Agreement but before issue to the Seller of the Consideration Shares and the Warrants, the number of Consideration Shares and Warrants (each as set forth above) shall be adjusted such that the number of Consideration Shares and Warrants, respectively, represent the same percentages of the Purchaser's share capital immediately after any such consolidation, subdivision, reorganization, distribution or issuance as it represented immediately prior to such consolidation, subdivision, reorganization, distribution or issuance.

                  (c) The parties have allocated the sum of the Purchase Price and the Assumed Liabilities among the Assets and the covenant contained in
     Section 5.23, and the statutory jurisdictions in which the Assets reside, on a preliminary basis as set forth in Section 2.03(c) of the Seller Disclosure Schedule. Such allocation shall be finalized and set forth in writing by the parties as soon as practicable after, but in no event later than fifteen (15) days after, the finalization of the Inventory Adjustment pursuant to Section 2.04. The Seller and the Purchaser must agree in writing upon any subsequent change to such allocation; provided, however, that, if either of the parties proposes any such change and a disagreement arises with respect to such proposal, either party may submit such disagreement for resolution to an Accounting Arbitrator, selected in the manner specified in Section 2.04(c). The Purchaser shall (and shall cause each Purchasing Subsidiary to) and the Seller shall (and shall cause each Selling Subsidiary to) report the federal, state, provincial and local income and other tax consequences of the transactions contemplated by this Agreement in a manner consistent with such allocation. Except as otherwise required by applicable Law, neither the Purchaser nor the Seller shall (and neither shall permit any Purchasing Subsidiary or Selling Subsidiary, as the case may be, to) take a position inconsistent with such allocations on any Tax Return or filings (including any forms required to be filed pursuant to Section 1060 of the U.S. Code), before any Governmental Authority charged with the collection of any Tax, or in any judicial proceeding. Each of the Seller and the Purchaser shall cooperate with the other in preparing IRS Form 8594 or any equivalent statements required by any Governmental Authority charged with the collection of any income Tax for filing within a reasonable period before its filing due date.

                  (d) At the Closing, the Purchaser shall pay to the Seller $10,000,000 (the "Expense Reimbursement") in immediately available funds to one or more bank accounts designated by the Seller (or as the Seller may direct) in order to reimburse the Seller for certain of the Seller's expenses associated with the restructuring of the Business prior to the Closing.

                  Section 2.04. Inventory Adjustment. (a) As soon as practicable after the Closing Date, and in any event no later than thirty (30) days after the Closing Date, the Seller shall deliver to the Purchaser a statement setting forth its calculation of the amount, if any, by which (i) $263,000,000 exceeds
(ii) the gross book value (excluding any inventory reserve provisions), as reflected in the books and records of the Seller, of the Inventory to be transferred by the Seller and the Selling Subsidiaries to the Purchaser and the Purchasing Subsidiaries at the Closing (the "Inventory Adjustment"), which statement shall be presented in the form described in Section 2.04(a) of the Seller Disclosure Schedule (the "Post-Closing Inventory Statement").

                  (b) The Purchaser shall have thirty (30) days after the delivery of the Post-Closing Inventory Statement to disagree with the Seller's calculation of the Inventory Adjustment. Within such thirty (30) day period, the Purchaser shall have reasonable access to any documents, schedules or workpapers to the extent used in or related to the preparation of the Post-Closing Inventory Statement. If the Purchaser fails to deliver a notice of disagreement within such thirty (30) day period, the Seller's calculation of the Inventory Adjustment as reflected in the Post-Closing Inventory Statement shall be deemed to be the final Inventory Adjustment for purposes of this Section 2.04. If, within said thirty (30) day period, the Purchaser notifies the Seller in writing that it disagrees with the Seller's calculation of the Inventory Adjustment, specifically describing in reasonable written detail the basis for such disagreement, the Purchaser and the Seller shall use their reasonable efforts to reach agreement within the forty-five (45) days following the delivery of the Purchaser's notice of disagreement, or such longer period as may be agreed upon by the Purchaser and the Seller, with respect to the item(s) subject to such disagreement. If the Purchaser and the Seller resolve such disagreements, the Inventory Adjustment with any modifications to which the Purchaser and the Seller shall have agreed shall be deemed to be the final Inventory Adjustment for purposes of this Section 2.04.

                  (c) If the Purchaser and the Seller are unable to resolve any such disagreement as contemplated by Section 2.04(b) within the forty-five
     (45)-day period referred to therein (or such longer period as may be agreed to by the parties hereto), then the Purchaser and the Seller shall jointly select a partner at KPMG LLP to resolve such disagreement (the person so selected shall be referred to herein as the "Accounting Arbitrator"). The Accounting Arbitrator shall have the authority to resolve only the specific disagreements presented to such Accounting Arbitrator. The Purchaser and the Seller shall use their respective reasonable efforts to cause the Accounting Arbitrator to deliver to the parties, as promptly as practicable, a written report setting forth the resolution of any such disagreement determined in accordance with the terms of this Agreement. Such report shall be final and binding upon the parties, and judgment on such determination may be entered in any court of competent jurisdiction. The fees, costs and expenses of the Accounting Arbitrator shall be borne one-half by the Purchaser and one-half by the Seller; provided that, if the Accounting Arbitrator determines that one party's position is substantially correct, then such party shall pay none of the fees, costs and expenses of the Accounting Arbitrator and the other party shall pay all such fees, costs and expenses.

                  (d) The Seller shall pay to the Purchaser the amount, if any, of the Inventory Adjustment as finally determined pursuant to this Section
     2.04 by wire transfer of immediately available funds to an account designated by the Purchaser within ten (10) Business Days after the determination of the final Inventory Adjustment, plus interest on such amount accrued from the Closing Date to the date of such payment at the prime rate applicable from time to time as announced by Citibank, N.A.; provided, however, that, at the election of the Seller, up to 50% of any such payment, to the extent it exceeds $20,000,000, shall be made by surrendering an equivalent portion of any amounts due in respect of Series B Notes to the extent any Series B Notes are then outstanding and then by surrendering an equivalent portion of any amounts due in respect of any Series A Notes then outstanding.

                  (e) The Purchaser and the Seller agree that any payments made pursuant to this Section 2.04 shall be allocated in a manner consistent with the allocation set forth in Section 2.03(c).

                  Section 2.05. Closing. Subject to the terms and conditions of this Agreement, the sale and purchase of the Assets, and the assumption of the Assumed Liabilities pursuant to Section 2.02, as contemplated hereby shall take place at a closing (the "Closing") to be held at 10:00 a.m., New York City time, on the fifth (5th) Business Day following the satisfaction or waiver of all other conditions to the obligations of the parties set forth in Article VIII (other than conditions to be satisfied at the Closing), at the offices of Cleary, Gottlieb, Steen & Hamilton located at One Liberty Plaza, New York, New York, or at such other time or on such other date or at such other place as the Seller and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

                  Section 2.06. Closing Deliveries by the Seller. At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser:

                  (a) a counterpart of each of the Ancillary Agreements (other than the Notes), executed by each of the Seller and its Subsidiaries that is a party thereto;

                  (b) certified copies of the resolutions of the Boards of Directors or other similar governing bodies of the Seller, Nortel Networks Limited and Nortel Networks Optical Components Limited authorizing the execution, delivery and performance of this Agreement and the Ancillary Agreements;

                  (c) a receipt for the Purchase Price (prior to being adjusted in accordance with Section 2.04); and

                  (d) any documents required to be delivered by the Seller at or as a condition of the Closing pursuant to Article V.

                  Section 2.07. Closing Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver to the Seller:

                  (a) the Expense Reimbursement and any amounts due to the Seller in accordance with Section 5.13(a), by wire transfer in immediately available funds, to an account or accounts designated at least two (2) Business Days prior to the Closing Date by the Seller in a written notice to the Purchaser;

                  (b) one or more certificates representing the Consideration Shares registered in the name of the Seller (or its designated wholly-owned Affiliate, provided that the Seller has notified the Purchaser of such designation not less than two (2) Business Days prior to the Closing Date);

                  (c) one or more certificates representing the Warrants registered in the name of the Seller (or its designated wholly-owned Affiliate, provided that the Seller has notified the Purchaser of such designation not less than two (2) Business Days prior to the Closing Date);

                  (d) one or more Series A Notes and one or more Series B Notes payable to the Seller (or its designated wholly-owned Affiliate, provided that the Seller has notified the Purchaser of such designation not less than two Business Days prior to the Closing Date), each executed by the Purchaser, as issuer, and by each of the Principal Purchaser Subsidiaries, as guarantors, along with a copy (certified as true and complete by a director of the Purchaser) of the register of debentures of the Purchaser showing such Notes as having been unconditionally allotted to the Seller or its designated Affiliate (as applicable);

                  (e) a counterpart of each of the Ancillary Agreements (other than the Bill of Sale and the Notes), executed by each of the Purchaser and its Affiliates that is a party thereto;

                  (f) certified copies of the resolutions of the Boards of Directors or other similar governing bodies of the Purchaser and the Purchasing Subsidiaries authorizing the execution, delivery and performance of this Agreement and the Ancillary Agreements and the creation and allotment of the Consideration Shares, the Warrants and the Notes;

                  (g) a receipt for the Assets acknowledging the purchase of the Assets pursuant to this Agreement;

                  (h) any documents to be delivered by the Purchaser at or as a condition to the Closing required pursuant to Article V; and

                  (i) an original copy of the valuation of the consideration for the allotment of the Consideration Shares prepared at the request of the Purchaser in connection with the requirements of Section 103 of the U.K. Companies Act 1985.

                  Section 2.08. Accounting. To the extent that, after the Closing, (a) the Purchaser or any of its Affiliates receives any payment that is for the account of the Seller or any of its Subsidiaries according to the terms of this Agreement, the Purchaser shall promptly deliver such amount to the Seller, and (b) the Seller or any of its Subsidiaries receives any payment that is for the account of the Purchaser or any of its Affiliates according to the terms of this Agreement, the Seller shall promptly deliver such amount to the Purchaser.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

                  Except as otherwise set forth in the Seller Disclosure Schedule, the Seller represents and warrants to the Purchaser as follows:

                  Section 3.01. Organization and Good Standing; Solvency and Fraudulent Conveyance. (a) Each of the Seller and the Selling Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Seller and the Selling Subsidiaries is duly licensed or qualified to do business in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified would not adversely affect its ability to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements.

                  (b) As at the date hereof, the Seller is not the subject of any proceedings under any law relating to bankruptcy, insolvency, or reorganization, winding up, composition or adjustment in respect of debts. As at the date hereof, the Seller reasonably believes that: (i) it has property reasonably sufficient in relation to its business; (ii) the realizable value of its assets are not less than the aggregate of its liabilities and stated capital of all classes; (iii) it is not unable to pay its liabilities as they become due in accordance with trade practices; and (iv) it is not an "insolvent debtor" under the Bankruptcy and Insolvency Act (Canada).

                  Section 3.02. Authority. Each of the Seller and the Selling Subsidiaries has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is or will be a signatory, and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by each of the Seller and the Selling Subsidiaries of this Agreement and each Ancillary Agreement to which it is or will be a signatory has been duly authorized by all requisite corporate action on the part of the Seller or such Selling Subsidiary, as the case may be. This Agreement has been, and upon execution each other Ancillary Agreement will be, duly executed and delivered by the Seller or the Selling Subsidiary that is a party thereto, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes, and each other Ancillary Agreement to which the Seller or any Selling Subsidiary is to be a party, when so executed and delivered, will constitute, legal, valid and binding obligations of the Seller or such Selling Subsidiary that is a party thereto, enforceable against the Seller or such Selling Subsidiary in accordance with their terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization and similar Laws affecting generally the enforcement of the rights of contracting parties and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies, and further subject to the Currency Act (Canada) precluding a court in Canada from awarding a judgment for an amount expressed in a currency other than Canadian dollars.

                  Section 3.03. No Conflict; Consents and Approvals. (a) Subject to receipt of the consents, approvals and waivers referred to in Section 3.03(a) of the Seller Disclosure Schedule, neither the execution and delivery by the Seller or any of the Selling Subsidiaries of this Agreement and the Ancillary Agreements to which it is or will be party, nor the consummation of the transactions contemplated thereby or the compliance by the Seller or any of the Selling Subsidiaries with any of the provisions thereof will: (i) conflict with, violate or result in the breach of, any provision of the certificate of incorporation or by-laws or other organizational documents of the Seller or any of the Selling Subsidiaries; (ii) conflict with, violate, or result in the breach by the Seller or any of the Selling Subsidiaries of any applicable Law (assuming satisfaction of the condition in Section 8.01(b)); (iii) conflict with, violate, result in the breach or termination of, or constitute a default or give rise to any right of termination or acceleration or right to increase the obligations or otherwise modify the terms under any Seller Contract; or (iv) result in the creation of any Lien (other than any Permitted Lien and any Lien in favor of the Purchaser) upon any of the Assets, in each case, with respect to the foregoing clauses (ii), (iii) and (iv), except for such conflicts, violations, breaches, terminations, defaults, rights or Liens that have not had and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.

                  (b) Except for such consents to assign as are required under the Seller Contracts, no consent, approval or authorization of, permit from, or declaration, filing or registration with, any Governmental Authority or any other Person is required to be made or obtained by the Seller or any of the Selling Subsidiaries in connection with the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, except where the failure to obtain such consent, approval, authorization or permit, or to make such declaration, filing or registration, has not had and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.

                  Section 3.04. Financial Information; Accounting and Financial Matters. (a) Section 3.04 of the Seller Disclosure Schedule sets forth (a) the unaudited management statements of assets and liabilities of the Business as of June 30, 2002 and as of December 31, 2001 and (b) the unaudited management statements of results of operations of the Business for the six-month period ended June 30, 2002 and for the year ended December 31, 2001 (collectively, the "Seller Financial Statements"). Except as shown or provided for in the Financial Statements or as otherwise described in Section 3.04 of the Seller Disclosure Schedule, such Seller Financial Statements (i) have been prepared from the books and records of the Seller and the Selling Subsidiaries relating to the Business in accordance with U.S. GAAP applied on a consistent basis and on a basis consistent with past practice and (ii) present fairly, in all material respects, the financial position or the results of operations, as the case may be, of the Business as of the dates or for the periods indicated.

                  (b) Since December 31, 2001, the Seller has not received written notice from the SEC or any other Governmental Authority, including any Canadian provincial securities commission, that any of the accounting policies or practices that relate in any material respect to the Seller Financial Statements are or may be the subject of any review, inquiry, investigation or challenge by the SEC or any such other Governmental Authority, which review, inquiry, investigation or challenge has required or would reasonably be expected to require a material alteration to such accounting policies or practices. Since December 31, 2001, the Seller's independent public accounting firm has not informed the Seller that it has any questions, challenges or disagreements regarding or pertaining to the Seller's accounting policies or practices that relate in any material respect to the Seller Financial Statements and that would require disclosure by the Seller under the Securities Act or the Exchange Act.

                  Section 3.05. Absence of Certain Changes or Events. From June 30, 2002 to the date of this Agreement, except as reflected in the Seller Financial Statements or the notes thereto, described in Section 3.05 of the Seller Disclosure Schedule or contemplated by this Agreement and the Ancillary Agreements, no Seller Material Adverse Effect has occurred, and no transaction by the Business outside the ordinary course of business has occurred.

                  Section 3.06. Absence of Litigation. Except as set forth in
Section 3.06 of the Seller Disclosure Schedule and as relates to the Transferred Intellectual Property or the Restricted Patents (with respect to which no warranty is made under this Section 3.06), there are no Actions existing or pending or, to the Knowledge of the Seller, threatened, against the Business or to which any of the Assets are subject that, individually or in the aggregate, have had or would reasonably be expected to have a Seller Material Adverse Effect.

                  Section 3.07. Compliance with Laws. None of the Seller and the Selling Subsidiaries is in violation of any Law applicable to the Business or any Asset, except where such violation has not had and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.

                  Section 3.08. Governmental Licenses and Permits. Section 3.08 of the Seller Disclosure Schedule lists each of the licenses and permits issued by any Governmental Authority that are material to the operation of the Business. The Seller and the Selling Subsidiaries, in the aggregate, hold all licenses and permits necessary for the operation of the Business as currently operated and are in compliance with the terms of such licenses, except where failure to have such license or the failure to so comply has not had and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.

                  Section 3.09. The Assets. (a) Except as described in Section 3.09(a) of the Seller Disclosure Schedule, the Assets, together with the rights of the Purchaser under this Agreement and the Ancillary Agreements, include all rights and property necessary and sufficient to operate the Business in the manner and to the extent conducted by the Seller and its Subsidiaries as of June 30, 2002.

                  (b) Except as described in Section 3.09(b) of the Seller Disclosure Schedule, the Seller and the Selling Subsidiaries, in the aggregate, hold good title to or have valid leasehold interests in all of the Assets free and clear of any and all Liens, except for (i) Permitted Liens and (ii) Liens created by or through the Purchaser or any of its Affiliates.

                  (c) Notwithstanding anything to the contrary herein, no representation or warranty is made under this Section 3.09 with respect to any matter relating to Intellectual Property, the representations and warranties with respect to which are solely set forth in Section 3.16.

                  Section 3.10. Real Property. (a) Each parcel of real property leased pursuant to the Real Property Leases is leased by the Seller or a Selling Subsidiary, free and clear of all Liens, except (i) Permitted Liens and (ii) Liens created by or through the Purchaser or any of its Affiliates. Except as set forth in Section 3.10(a) of the Seller Disclosure Schedule, the real property leased pursuant to the Real Property Leases constitutes all of the leased real property that is primarily used in or held for use by the Business. To the Knowledge of the Seller, except as disclosed in Section 3.10(a) of the Seller Disclosure Schedule, the Seller's possession of the real property leased pursuant to the Real Property Leases has not been disturbed in any material respect by the landlord thereof or any party acting through such landlord, nor has any material claim been asserted against the Seller adverse to its rights in such leasehold estates, and such leases, subleases or other occupancy agreements are valid and in full force and effect, and none of the Seller and the Selling Subsidiaries has received or provided any written notice of material default thereunder, and no event has occurred which, with the giving of notice or the passage of time, or both, would constitute a material default thereunder. Each such lease or agreement pursuant to which the Seller leases any leased real property may not be assigned to the Purchaser without consent or other approval, which consent or approval has been obtained, or will be obtained as of the Closing Date, except as disclosed in Section 3.03(a) of the Seller Disclosure Schedule.

                  (b) Except as disclosed in Section 3.10(b) of the Seller Disclosure Schedule, the Seller represents and warrants to the Purchaser as of the date hereof with respect to the Owned Real Property that:

                  (i) None of the Seller and its Affiliates has made any other agreement to lease, sell, mortgage or otherwise encumber the Owned Real Property (or any portion thereof) or given any Person an option to purchase or rights of first refusal over the Owned Real Property (or any portion thereof); and

                  (ii) The Seller and the Selling Subsidiaries have good title to the Owned Real Property and none of the Owned Real Property is subject to any Lien, except (i) Permitted Liens and (ii) Liens created by or through the Purchaser or any of its Affiliates.

                  (c) The Seller represents and warrants to the Purchaser with respect to the Owned Real Property that:

                  (i) Nortel Networks Properties Limited is registered at U.K. H.M. Land Registry as proprietor of such Owned Real Property with title absolute under title numbers DN219373 and DN225407 and is entitled to be registered as proprietor of the land comprised in title number DN74870, and there is no other property owned by Nortel Networks Properties Limited that is required for the existing use of such Owned Real Property.

                  (ii) Any rights and covenants under a right of preemption in favor of AVX Limited contained in an Agreement dated 15 June 1987 and referred to in entry 7 of the Charges Register of U.K. H.M. Land Registry title number DN225407 have been or will be released and discharged.

                  (iii) To the Knowledge of the Seller, except as disclosed in
     Section 3.10(c) of the Seller Disclosure Schedule, no overriding interests as referred to in section 70 of the U.K. Land Registration Act 1925 exist in respect of the such Owned Real Property or are claimed to exist by a third Person.

                  (iv) To the Knowledge of the Seller, except as disclosed in
     Section 3.10(c) the Seller Disclosure Schedule, such Owned Real Property is not subject to any agreement, obligation or undertaking under the provisions of section 52 of the U.K. Town and Country Planning Act 1971, section 106 U.K. Town and Country Planning Act 1990, sections 38 and 278 of the U.K. Highways Act 1980, section 104 of the U.K. Water Industry Act 1991, section 18 of the U.K. Public Health Act 1936, section 33 of the U.K. Local Government (Miscellaneous Provisions ) Act 1982 or under any other similar or earlier legislation of the same nature and none are contemplated by the Seller or any of the Selling Subsidiaries nor is the Seller or any of the Selling Subsidiaries required to enter into any such agreement, obligation or undertaking.

                  (d) The Seller represents and warrants to the Purchaser with respect to the Owned Real Property and Real Property Leases that:

                  (i) Except as disclosed in the Section 3.10(d) of the Seller Disclosure Schedule, the Seller or the Selling Subsidiaries are in exclusive and actual occupation of the Owned Real Property and the property demised under the Real Property Leases.

                  (ii) To the Knowledge of the Seller, no third Person has claimed in writing to have any material estate, interest, right to possession, occupation or use of or interest in the Owned Real Property that would materially impair the continued use and operation of such property, except (i) Permitted Liens and (ii) Liens created by or through the Purchaser or any of its Affiliates.

                  (iii) The Owned Real Property and the property demised under the Real Property Leases are not subject to any agreement for sale or other disposal or commitment to dispose of or grant any interest, lease, tenancy, license or other right in or over the Owned Real Property and the property demised under the Real Property Leases except as disclosed in Section 3.10(d) of the Seller Disclosure Schedule.

                  (iv) Except as disclosed in Section 3.10(d) of the Seller Disclosure Schedule, there are no agreements for sale, estate contracts, options, rights of pre-emption or similar matters affecting the Owned Real Property or the Real Property Leases, the provisions of which remain to be observed or performed, except (i) Permitted Liens and (ii) Liens created by or through the Purchaser or any of its Affiliates.

                  (v) To the Knowledge of the Seller, each of the Seller and the Selling Subsidiaries has complied in all material respects with all material covenants, restrictions, burdens, stipulations, agreements and declarations affecting the Owned Real Property or the Real Property Leases, and none of them has received written notice of, nor is any of them aware of, any material breach of any such material covenant, restriction, burden, stipulation, agreement or declaration that would materially impair the continued use and operation of such property.

                  (vi) To the Knowledge of the Seller, there are no actual or threatened material Actions regarding the existing use and occupation of the Owned Real Property or the Real Property Leases, and no written notices relating to any such Action that affects any such property has been received by the Seller or any Selling Subsidiary.

                  (vii) To the Knowledge of the Seller, no development carried out in relation to the Owned Real Property is unlawful or has been carried out without the necessary planning permissions and consents being obtained, and no enforcement proceedings under the applicable building Law have been commenced. To the Knowledge of the Seller, the existing uses of the Owned Real Property and the property demised under the Real Property Leases are permitted uses under applicable building Law and are in compliance with zoning regulations.

                  Section 3.11. Seller Employee Plans. (a) Section 3.11(a) of the Seller Disclosure Schedule contains an accurate and complete list of all Seller Employee Plans. The Seller has provided the Purchaser with a true and complete copy of the plan document or summary plan description of each of the Seller Employee Plans or if such plan document or summary plan description does not exist, an accurate written summary of such Seller Employee Plans.

                  (b) With respect to each Seller Employee Plan, the Seller and the Selling Subsidiaries have, to the Seller's Knowledge, complied with all applicable Laws and each Seller Employee Plan has at all times been properly administered in all material respects in accordance with its terms, in each case, except where any such non-compliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect. Except as disclosed in Section 3.11(b) of the Seller Disclosure Schedule, there is no audit or, to the Seller's Knowledge, any investigation pending (other than routine qualification or registration determination filings) with respect to any Seller Employee Plan before any Government Authority and, to the Seller's Knowledge, no such audit or investigation has been threatened in writing that, individually or in the aggregate, has had or would reasonably be expected to have a Seller Material Adverse Effect.

                  (c) The Seller has provided the Purchaser with a copy of the standard forms of written employment agreements utilized by the Seller with respect to the Employees (the "Standard Employment Contracts"). Except as set forth in Section 3.11(c) of the Seller Disclosure Schedule, neither the Seller nor any Selling Subsidiary is a party to any written employment agreement with any Employee that varies in any material respects from such Standard Employment Contracts (it being understood that variations in the amount of compensation, which are set forth in Section 3.12(a) of the Seller Disclosure Schedule, and level of benefit participation within the scope of the Seller Employee Plans is not considered a material variance from the terms provided in the Standard Employment Contracts, but any compensation, allowances, bonuses, commission, benefits, termination or notice provisions which are not in accordance with the Standard Employment Contracts or set forth in Section 3.12(a) of the Seller Disclosure Schedule or within the scope of the Seller Employee Plans will be regarded as a material variance from the terms provided in the Standard Employment Contracts).

                  (d) No promises or commitments have been made by the Seller or any of the Selling Subsidiaries to the Employees to materially amend or terminate any Seller Employee Plan, to increase or decrease the compensation or benefits thereunder or otherwise due in respect of any Seller Employee Plans or to amend or vary any terms of any Standard Employment Contract or to establish any new Seller Employee Plans or Standard Employment Contracts, except as (i) required by applicable Law,
     (ii) specified in the copies or written summaries of the Seller Employee Plans provided to the Purchaser pursuant to Section 3.11(a) or disclosed in
     Section 3.12(a) of the Seller Disclosure Schedule, (iii) disclosed in
     Section 3.11(d) of the Seller Disclosure Schedule or (iv) that have not had and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.

                  (e) Except as set forth in Section 3.11(e) of the Seller Disclosure Schedule and other than applications by Employees for benefits received in the ordinary course under the Seller Employee Plans, to the Seller's Knowledge, there are no existing Actions relating to or arising from a Seller's Employee Plan and neither the Seller nor the Selling Subsidiaries have received written notice of any pending or threatened Action under a Seller Employee Plan made by any Employee that, individually or in the aggregate, have had or would reasonably be expected to have a Seller Material Adverse Effect and, to the Seller's Knowledge, there are no circumstances which may give rise to such Actions, save for any such Actions which individually or in the aggregate would not reasonably be expected to have a Seller Material Adverse Effect.

                  Section 3.12. Employee Matters. (a) Section 3.12(a) of the Seller Disclosure Schedule sets forth a list of Employees (including, with respect to each Employee and to the extent permitted by applicable Law: (1) name, (2) global identification number (3) credited service date, (4) position,
(5) annual base salary, (6) work location, (7) the information required pursuant to Section 3.12(d), if applicable, (8) target incentive compensation (other than incentive compensation payable to the Swiss JDS Employees (as defined in the Employee Matters Schedule) that is disclosed on Exhibit 2.2(k) to the Employee Matters Schedule and the incentive compensation payable to the US JDS Employees (as defined in the Employee Matters Schedule)), (9) any other compensation, (10) visa or work permit status and (11) headcount classification (e.g., regular full-time, regular part-time, etc.)), which information is accurate and complete in all material respects as of the date provided. Each Employee listed on
Section 3.12(a) of the Seller Disclosure Schedule spends at least 50% of his or her working time performing services for the Business. The Updated Employee Information shall be accurate and complete in all material respects as of the date provided.

                  (b) Except as set forth in Section 3.12(b) of the Seller Disclosure Schedule, there has not been for a period of twelve (12) consecutive months prior to the date hereof, nor is there existent or, to the Seller's Knowledge, threatened, any strike, slowdown, labor dispute, picketing or work stoppage or other industrial action by Employees.

                  (c) Except as set forth in Section 3.12(c) of the Seller Disclosure Schedule, the Seller and each of the Selling Subsidiaries is, to the Seller's Knowledge, in compliance in all respects with all Laws applicable to the employment of the Employees, other than any failure to comply that has not had and would not reasonably be expected to have a Seller Material Adverse Effect.

                  (d) All Employees who, as of the date hereof, are on a Seller leave, including parental, maternity or pregnancy leave, personal leave, military leave, or leave for sickness (including any leave related to receipt of short-term or long-term disability benefits or workers' compensation or work insurance benefits), are identified in the Employee Information, along with the type of leave, date the leave commenced and their expected date of return to work. All such Employees who, as of the applicable Effective Date, are on such types of leave will be identified in the Updated Employee Information (such Employees, "Leave Employees").

                  (e) Except as set forth in Section 3.12(e) of the Seller Disclosure Schedule and other than any such complaints, proceedings, orders, charges, levies, assessments and penalties that have not had and would not reasonably be expected to have a Seller Material Adverse Effect,
     (i) to the Seller's Knowledge, no notice has been received by the Seller or any Selling Subsidiary of any pending or threatened complaint filed by any Employee against the Seller or any Selling Subsidiary claiming that the Seller has violated employment standards, labor relations laws, pay equity, employment discrimination or human rights Laws or of any complaints or proceedings of any kind involving the Seller or any Selling Subsidiary before any Governmental Authority or other adjudicative entity designated pursuant to a collective bargaining agreement or written employment agreement with respect to Employees, (ii) there are no outstanding orders or charges against the Seller or any Selling Subsidiary under occupational and health legislation with respect to Employees and (iii) all levies, assessments and penalties made against the Seller or any Selling Subsidiary pursuant to workers' compensation or workplace safety insurance that were required to be paid prior to the date hereof with respect to Employees have been paid and neither the Seller nor any Selling Subsidiary has been reassessed under any such legislation with respect to Employees during the twelve months prior to the date hereof.

                  (f) Except as set forth in Section 3.12(f) of the Seller Disclosure Schedule, (i) none of the Employees are covered by any collective bargaining agreements or recognition agreements and no formal request for recognition has been received from, and no petition has been filed or proceedings instituted by, a union, collective bargaining agent, employee or group of employees with any Governmental Authority seeking recognition of a bargaining representative with respect to any Employees,
     (ii) there is no duty to bargain with any labor organization with respect to any Employee, (iii) to the Seller's Knowledge, there are no current attempts to organize or proposal to establish any union or employee association with respect to any of the Employees and (iv) to the Seller's Knowledge, there is no pending or threatened charge or complaint against the Seller and/or the Selling Subsidiaries by the National Labor Relations Board or any comparable governmental entity.

                  (g) Except as set forth in Section 3.12(g) of the Seller Disclosure Schedule, no UK Employee has a notice period of more than three
     (3) months.

                  (h) To the Seller's Knowledge, each Employee who is not a citizen of the country in which such Employee is employed currently has the appropriate visa or work permit under applicable immigration Laws to work for the Seller or the applicable Selling Subsidiary in such country. Each Canada Employee is legally permitted to be employed in Canada to the extent required by applicable Law. Except as set forth on Section 3.12(h) of the Seller Disclosure Schedule, the Seller has not received any written notice of resignation from, and the Seller has not provided any written notice of termination to, any Employee who is material to the conduct of the Business.

                  (i) To the Seller's Knowledge, the Seller has not received written notice that any Employee is in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement or any restrictive covenant to a former employer relating to the right of any such Employee to be employed by the Purchaser or the Purchasing Subsidiary in the Business or relating to the use of trade secrets or proprietary information of any third party.

                  (j) The Seller and/or the Selling Subsidiaries have paid in full and on the due date all contributions due on and before the Closing Date to all pension plans applicable in respect of the employees of the Seller and/or the Selling Subsidiaries (including the Employees) who were employed, prior to the Closing, in Switzerland in accordance with the applicable pension plan rules and applicable Law, and such plans do not have any accumulated funding deficiencies.

                  (k) Neither the outstanding options held by the Transferring Employees to purchase shares of the Seller's capital stock nor the plans or arrangements under which those options were granted contain any provision or undertaking that would require the Purchaser to assume those options or to convert them into rights to acquire shares of the Purchaser's capital stock.

                  Section 3.13. Environmental Matters. (a) Except as described in Section 3.13 of the Seller Disclosure Schedule, the Business is in compliance with Environmental Laws and has obtained and is in compliance with all Environmental Permits, except where the failure to comply with the Environmental Laws or to obtain and comply with Environmental Permits has not had and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.

                  (b) Except as described in Section 3.13 of the Seller Disclosure Schedule, the Seller has received no written claims or notices pursuant to any Environmental Law with respect to the Business or the Owned Real Property or the property demised under the Real Property Leases and, to the Seller's Knowledge, no such claim or notice relating to the Business or the Assets is threatened, except for those claims or notices that have not had and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.

                  (c) Section 3.13 of the Seller Disclosure Schedule sets forth a list of all Environmental Permits held by the Business, true and complete copies of which have been made available to the Purchaser and details of any outstanding or pending variations to any Environmental Permit.

                  (d) The Seller has made available to the Buyer copies of all Environmental Audits for each of the parcels of Owned Real Property that are material to the Business.

                  (e) Except as described in Section 3.13 of the Seller Disclosure Schedule, no material Environmental Liabilities exist against the Seller or any of its Subsidiaries with respect to the Business or the Assets and no Action is pending or, to the Seller's Knowledge, threatened that could result in the suspension or revocation of any Environmental Permit material to the conduct of the Business as now conducted.

                  (f) Except as described in Section 3.13 of the Seller Disclosure Schedule, there has been no spill, leakage, discharge, emission, escape, release or deposit (whether to water, land, sewage systems, or air or combination of these and whether from the Owned Real Property or the property demised under the Real Property Leases) of any Hazardous Material other than those as permitted under the Environmental Permits or Environmental Law.

                  (g) Except as described in Section 3.13 of the Seller Disclosure Schedule, no underground storage tanks or vessels owned or operated by the Seller exist at the Owned Real Property or the property demised under the Real Property Leases.

                  (h) Except as described in Section 3.13 of the Seller Disclosure Schedule, no Owned Real Property or property demised under the Real Property Leases is classified as Contaminated Land.

                  Section 3.14. Seller Contracts. (a) Except as specified in
Section 3.14(a) of the Seller Disclosure Schedule, and in each case other than any such failure, breach, default, or waiver, as applicable, that, individually or in the aggregate, has not had and would not reasonably be expected to have a Seller Material Adverse Effect, (a) to the Knowledge of the Seller, each of the Seller Contracts is valid, binding, in full force and effect, and enforceable by the Seller or the Selling Subsidiaries party thereto, as the case may be, in accordance with its terms (subject to bankruptcy, insolvency, reorganization and other Laws affecting generally the enforcement of the rights of contracting parties and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies);
(b) neither the Seller nor any Selling Subsidiary, as the case may be, has received any written notice that it is in breach or default in any material respect under any of the Seller Contracts; (c) neither the Seller nor any Selling Subsidiary, as the case may be, has waived any of its material rights under any of the Seller Contracts or modified any of the material terms thereof; and (d) to the Knowledge of the Seller, no other party to any Seller Contract is in breach or default in any respect thereunder; provided, however, that no representation or warranty is made under this Section 3.14 with respect to the infringement, misuse or misappropriation of the Transferred Intellectual Property or the Restricted Patents by third Persons or by the Seller or any Selling Subsidiary. There is no purchase order constituting a Seller Contract that contains any non-competition or similar agreement or commitment that would restrict the scope of the conduct of the Business by the Purchaser and its Subsidiaries.

                  (b) Except as specified in Section 3.14(b) of the Seller Disclosure Schedule, the Seller has provided the Purchaser with a true and correct copy of each Seller Contract.

                  Section 3.15. Brokers. Except for fees and commissions that will be paid by the Seller to Credit Suisse First Boston Corporation, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement and the Ancillary Agreements based upon arrangements made by or on behalf of the Seller or any of its Affiliates.

                  Section 3.16. Intellectual Property. (a) Except as set forth in Section 3.16(a) of the Seller Disclosure Schedule and other than Permitted Liens, the Seller or its Selling Subsidiaries have good title to the Transferred Intellectual Property and the Restricted Patents free and clear of all Liens, except where the failure to have such good title has not had and would not reasonably be expected to have a Seller Material Adverse Effect, and provided that, for the avoidance of doubt, no representation or warranty is made under this Section 3.16(a) with respect to the non-infringement or misappropriation of the Intellectual Property of any third Person, the sole representations and warranties with respect to which are made in Section 3.16(d). (b) The Seller and the Selling Subsidiaries have corporate policies relating to the protection of intellectual property, copies of which have been provided to the Purchaser.

                  (c) Except as set forth in Section 3.16(c) of the Seller Disclosure Schedule, the Seller or the Selling Subsidiaries have paid all applicable registration, maintenance and renewal fees required to be paid as of the Closing Date with respect to the registrations and applications of the Transferred Intellectual Property and the Restricted Patents, except where the failure to pay such fees has not had and would not reasonably be expected to have a Seller Material Adverse Effect.

                  (d) Except as set forth in Section 3.16(d) of the Seller Disclosure Schedule and except for Patent prosecutions conducted in the ordinary course in the United States Patent and Trademark Office and similar foreign Governmental Authorities, neither the Seller nor any of the Selling Subsidiaries has received any notice in writing during the two (2) years prior to October 1, 2002, of claims or allegations that: (i) assert the Business infringes the Intellectual Property of any third Person or
     (ii) challenges the ownership, validity or enforceability of the Transferred Intellectual Property or the Restricted Patents, and, to the Seller's Knowledge, there are no valid grounds for any allegation or claim asserting that the Business infringes the Intellectual Property of any third Person. Except as set forth in Section 3.16(d) of the Seller Disclosure Schedule and except for Patent prosecutions conducted in the ordinary course in the United States Patent and Trademark Office and similar foreign Governmental Authorities, there are no Actions existing or pending, or to the Knowledge of Seller, threatened, where the Transferred Intellectual Property or the Restricted Patents are the subject matter of such Action.

                  (e) Except as set forth in Section 3.16(e) of the Seller Disclosure Schedule, to the Seller's Knowledge, the Transferred Intellectual Property, the Licensed Intellectual Property and all other Intellectual Property that is transferred or licensed to Purchaser and its Purchasing Subsidiaries pursuant to this Agreement and the Ancillary Agreements constitute all of the Intellectual Property owned or licensed by the Seller and the Selling Subsidiaries, other than Patent Cross Licenses, that is necessary and sufficient to operate the Business in the manner and to the extent presently conducted by the Seller and the Selling Subsidiaries immediately prior to the Closing Date, provided that Trademarks and Business Names and rights under licenses to third party software which are commercially or freely available are not applicable for the purposes of this Section 3.16(e). For the avoidance of doubt, no representation is made under this Section 3.16(e) with respect to the non-infringement or misappropriation of the Intellectual Property of any third Person, the sole representations and warranties with respect to which are made in Section 3.16(d).

                  (f) The Seller and the Selling Subsidiaries have in place policies to implement reasonable security measures to safeguard the secrecy and confidentiality of their respective trade secrets and other confidential information, in accordance with protection procedures customarily used in the industry to protect rights of like importance.

                  (g) Except as set forth in Section 3.16(g) of the Seller Disclosure Schedule, to the Seller's Knowledge, there are no infringements or misappropriations by any third Person of the Transferred Intellectual Property or Restricted Patents.

                  (h) Subject to the events disclosed in Section 3.16(h) of the Seller Disclosure Schedule, the Seller has nonexclusive rights to use and manufacture the "E2 Tool" for its internal use pursuant to Section 2.3 and
     Section 2.12 of the Technology License Agreement dated March 10, 1997, which agreement is identified as a Third Party License under this Agreement and a copy of which has been provided to Purchaser.

                  (i) NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, SELLER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, ORAL OR WRITTEN, REGARDING THE TRANSFERRED PASSIVE PATENTS.

                  Section 3.17. Residence. None of the Seller, Nortel Networks Limited and Nortel Networks Technology Corporation is, and as of the Closing Date, none of them will be, a non-resident of Canada for the purpose of the Income Tax Act (Canada).

                  Section 3.18. Tax Matters. (a) The Seller is registered for purposes of the GST Legislation with registration number 868210725-RT001. Nortel Networks Limited is registered for purposes of the GST Legislation with registration number 119409258-RT0001 (GST) and the PST Legislation with registration number 7947-0009 (Ontario). Nortel Networks Technology Corporation is registered for purposes of the GST Legislation with registration number 118802974-RT0001 and for purposes of the PST Legislation with registration number 0274-3442 (Ontario). Nortel Networks (U.K.) Limited, Nortel Networks Properties Limited and Nortel Networks Optical Components Limited are registered for VAT in the U.K. with a group registration number GB 229 5608 45. Nortel Networks Optical Components (Switzerland) GmbH is registered for VAT in Switzerland with registration number 525877.

                  (b) None of the Assumed Liabilities is or embodies a contract, agreement, plan or arrangement that, individually or together with other of the Assumed Liabilities, would be reasonably expected to give rise to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162(m) of the U.S. Code (other than the temporary disallowance of a deduction under the U.S. Code) or that would require the Purchaser or any Purchasing Subsidiary to compensate any individual for excise taxes paid pursuant to Section 4999 of the U.S. Code.

                  (c) None of the Assets owned or leased by the Seller and the Selling Subsidiaries other than Nortel Networks Inc., Nortel Networks Optical Components Inc. or Nortel Networks HPOCS Inc. are "United States real property interests" within the meaning of Section 897(c)(1) of the U.S. Code. None of Nortel Networks Inc., Nortel Networks OC Inc. and Nortel Networks HPOCS Inc. is a "foreign person" within the meaning of Section 1445(f)(3) of the U.S. Code.

                  (d) All legal documents (other than those that have ceased to have legal effect and other than those that relate to transactions contemplated hereby, including this Agreement) to which the Seller or any Selling Subsidiary or any other Affiliate of the Seller is a party and that are material to the title to the Assets have been duly stamped with U.K. stamp duty to the extent necessary to prove title to such Assets for the purposes of any court, arbitration, administrative or other similar proceedings in the U.K.

                  (e) Except as set forth in Section 3.18(e) of the Seller Disclosure Schedule, all VAT payable upon the importation of goods, and all excise duties payable to U.K. H.M. Customs and Excise that are payable in respect of the Assets (including the Inventory), have been paid in full, and none of the Assets is liable to confiscation, forfeiture or distress.

                  (f) An election has been made pursuant to paragraph 2 of
     Schedule 10 to the U.K. Value Added Tax Act 1994 in relation to all of the Owned Real Property and Real Property Leases and each part of any of them.

                  Section 3.19. Customers and Suppliers. Section 3.19 of the Seller Disclosure Schedule sets forth a list of (a) each of the ten (10) largest customers and suppliers of the Seller and the Selling Subsidiaries taken as a whole with respect to the Business in terms of sales or purchases, as the case may be, during the fiscal year ended December 31, 2001, and (b) each of the ten
(10) largest customers and suppliers of the Seller and the Selling Subsidiaries taken as whole with respect to the Business in terms of sales or purchases, as the case may be, during the six-month period ended June 30, 2002, showing the approximate total sales of the Business to each such customer during such periods and the approximate total purchases of the Business from each such supplier during such periods.

                  Section 3.20. Securities Laws. The Seller (and, if applicable, one or more Selling Subsidiaries) will acquire the Consideration Shares, the Warrants, the Purchaser Shares underlying the Warrants and the Notes pursuant to this Agreement as partial consideration for the Assets, and each is an "accredited investor" within the meaning of Rule 45-501 under the Securities Act (Ontario).

                  Section 3.21. EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. THE ASSETS ARE TRANSFERRED "AS IS," "WHERE IS" AND, SUBJECT TO THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE III, WITHOUT ANY OTHER REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE WHATSOEVER, EXPRESS OR IMPLIED, ORAL OR WRITTEN, AND IN PARTICULAR, WITHOUT ANY IMPLIED WARRANTY OR IMPLIED REPRESENTATION AS TO CONDITION, VALUE, MERCHANTABILITY, NONINFRINGEMENT, VALIDITY, COMPLETENESS OR FITNESS OR SUITABILITY FOR ANY SPECIFIC PURPOSE AS TO ANY OF THE ASSETS OR BUSINESS OF THE SELLER AND THE SELLING SUBSIDIARIES. THE SELLER AND ITS AFFILIATES HEREBY DISCLAIM ANY SUCH OTHER OR IMPLIED REPRESENTATIONS OR WARRANTIES, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE PURCHASER OR ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA).

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                  Except as otherwise set forth in the Purchaser Disclosure Schedule, the Purchaser represents and warrants to the Seller as follows:

                  Section 4.01. Organization and Good Standing; Solvency and Fraudulent Conveyance; Principal Purchaser Subsidiaries. (a) Each of the Purchaser, the Purchasing Subsidiaries and the Principal Purchaser Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Purchaser, the Purchasing Subsidiaries and the Principal Purchaser Subsidiaries is duly licensed or qualified to do business in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified would not adversely affect its ability to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements. The Purchaser has made available to the Seller a complete and correct copy of the memorandum and articles of association or other constitutional documents of the Purchaser and each of the Purchasing Subsidiaries and the Principal Purchaser Subsidiaries, as amended to date, each of which is in full force and effect.

                  (b) As at the date hereof, the Purchaser is not the subject of any proceedings under any law relating to bankruptcy, insolvency, or reorganization, winding up, composition or adjustment in respect of debts. As at the date hereof, the Purchaser reasonably believes that: (i) it has property reasonably sufficient in relation to its business; (ii) the realizable value of its assets are not less than the aggregate of its liabilities and stated capital of all classes; (iii) it is not unable to pay its liabilities as they become due in accordance with trade practices; and (iv) it is not in administration or receivership.

                  (c) Section 1.01(b) of the Purchaser Disclosure Schedule sets forth a true, correct and complete list of each Principal Purchaser Subsidiary, including for each, its full legal name and jurisdiction of organization.

                  Section 4.02. Authority. Each of the Purchaser, the Purchasing Subsidiaries and the Principal Purchaser Subsidiaries has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is or will be a signatory, and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by each of the Purchaser, the Purchasing Subsidiaries and the Principal Purchaser Subsidiaries of this Agreement and each Ancillary Agreement to which it is or will be a signatory has been duly authorized by all requisite corporate action on the part of the Purchaser, such Purchasing Subsidiary or such Principal Purchaser Subsidiary, as the case may be. This Agreement has been, and upon execution each other Ancillary Agreement will be, duly executed and delivered by the Purchaser, Purchasing Subsidiary or Principal Purchaser Subsidiary that is a party thereto, and (assuming due authorization, execution and delivery by the Seller) this Agreement constitutes, and each other Ancillary Agreement to which the Purchaser, any Purchasing Subsidiary or any Principal Purchasing Subsidiary is to be a party, when so executed and delivered, will constitute, legal, valid and binding obligations of the Purchaser, such Purchasing Subsidiary or such Principal Purchaser Subsidiary that is a party thereto, enforceable against the Purchaser, such Purchasing Subsidiary or such Principal Purchaser Subsidiary in accordance with their terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization and similar Laws affecting generally the enforcement of the rights of contracting parties and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies, and further subject to the Currency Act (Canada) precluding a court in Canada from awarding a judgment for an amount expressed in a currency other than Canadian dollars.

                  Section 4.03. No Conflict; Consents and Approvals. (a) Subject to receipt of the consents, approvals and waivers referred to in Section 4.03(a) of the Purchaser Disclosure Schedule, neither the execution and delivery by the Purchaser, any of the Purchasing Subsidiaries or any of the Principal Purchaser Subsidiaries of this Agreement and the Ancillary Agreements to which it is or will be party, nor the consummation of the transactions contemplated thereby or the compliance by the Purchaser, any of the Purchasing Subsidiaries or any of the Principal Purchaser Subsidiaries with any of the provisions thereof will:
(i) conflict with, violate or result in the breach of, any provision of the certificate of incorporation or by-laws or other organizational documents of the Purchaser, any of the Purchasing Subsidiaries or any of the Principal Purchaser Subsidiaries; (ii) conflict with, violate, or result in the breach by the Purchaser, any of the Purchasing Subsidiaries or any of the Principal Purchaser Subsidiaries of any applicable Law (assuming satisfaction of the condition in Section 8.02(b)); (iii) conflict with, violate, result in the breach or termination of, or constitute a default or give rise to any right of termination or acceleration or right to increase the obligations or otherwise modify the terms under any Purchaser Contract; or (iv) result in the creation of any Lien upon any assets of the Purchaser and its Subsidiaries, in each case, with respect to the foregoing clauses (ii), (iii) and (iv), except for such conflicts, violations, breaches, terminations, defaults, rights or Liens that have not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

                  (b) Except for as set forth on Section 4.03(b) of the Purchaser Disclosure Schedule, no consent, approval or authorization of, permit from, or declaration, filing or registration with, any Governmental Authority or any other Person is required to be made or obtained by the Purchaser or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, except where the failure to obtain such consent, approval, authorization or permit, or to make such declaration, filing or registration has not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

                  Section 4.04. Capitalization. The authorized share capital of the Purchaser is (pound)667,000, comprised of 200,100,000 Purchaser Shares, of which 143,851,805 were issued as of the close of business on September 30, 2002 and 19,146,929 were issuable on September 30, 2002 upon the exercise of Purchaser Options. All of the issued Purchaser Shares are duly authorized, validly issued and fully paid. Neither the Purchaser nor any of its Subsidiaries has any commitments to issue or deliver Purchaser Shares other than pursuant to Purchaser Options and this Agreement. All of the issued share capital or other equity securities of each of the Subsidiaries of the Purchaser are duly authorized, validly issued, fully paid and, if applicable, nonassessable and owned by the Purchaser or by a Subsidiary of the Purchaser, free and clear of any Lien. Except as set forth above or as set forth in Section 4.04 of the Purchaser Disclosure Schedule, and except for changes since June 30, 2002 resulting from the exercise of Purchaser Options, there are no (i) shares of capital stock or other voting securities of the Purchaser or any of its Subsidiaries reserved, issued or outstanding, (ii) preemptive or other outstanding rights, subscriptions, options, warrants, stock appreciation rights, redemption rights, repurchase rights, convertible securities or other agreements, arrangements or commitments of any character granted by the Purchaser or any of its Subsidiaries relating to, or the value of which is determined by reference to, the issued or unissued share capital or other ownership interest of the Purchaser or any of its Subsidiaries or (iii) any other securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Purchaser or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Neither the Purchaser nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other obligations, the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of the Purchaser or any such Subsidiary on any matter. All Purchaser Shares to be issued in connection with the transactions contemplated by this Agreement will, when issued in accordance with the terms hereof, have been duly authorized, validly issued and fully paid and free and clear of all Liens. As of the date hereof, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Purchaser is a party or by which it is bound relating to the voting of any shares of the capital stock of the Purchaser.

                  Section 4.05. Purchaser Reports; Undisclosed Liabilities. (a) The Purchaser has timely filed all forms, reports, statements and documents required to be filed by it with the SEC, Nasdaq, the UKLA and the LSE since April 4, 2000 (collectively, together with any such forms, reports, statements and documents the Purchaser may file subsequent to the date hereof until the Closing, the "Purchaser Reports"). Each Purchaser Report (i) was prepared in accordance with the requirements of the Securities Act, the Exchange Act or the rules and regulations of Nasdaq, the UKLA or the LSE, as applicable, and (ii) did not at the time it was filed (or, with respect to any registration statement filed under the Securities Act, at the time of effectiveness) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Purchaser Reports was prepared in accordance with U.K. GAAP (except, in the case of unaudited financial statements, for the absence of footnotes and subject to normal year-end adjustments) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and, to the extent applicable and required by the Securities Act or Exchange Act, reconciled to U.S. GAAP as noted therein during the periods involved, except as noted therein or in the notes thereto, and each presented fairly the consolidated financial position of the Purchaser as at the respective dates thereof, and their consolidated results of operations, stockholders' equity and cash flows for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring immaterial year-end adjustments).

                  (c) Except as and to the extent set forth or reserved against on the most recent consolidated balance sheet of the Purchaser as reported in the Purchaser Reports, including the notes thereto, the Purchaser has no Liabilities that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.K. GAAP, except for Liabilities incurred in the ordinary course of business consistent with past practice since June 30, 2002 or Liabilities that have not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

                  Section 4.06. Absence of Certain Changes or Events. From June 30, 2002 to the date of this Agreement, except as reflected in the Purchaser Reports, described in Section 4.06 of the Purchaser Disclosure Schedule or contemplated by this Agreement and the Ancillary Agreements, no Purchaser Material Adverse Effect has occurred or would reasonably be expected to occur.

                  Section 4.07. Absence of Litigation. Except as disclosed in the Purchaser Reports or set forth in Section 4.07 of the Purchaser Disclosure Schedule, there are no Actions existing or pending or, to the Knowledge of the Purchaser, threatened, against the Purchaser or any of its Subsidiaries or to which any of their assets are subject that, individually or in the aggregate, have had or would reasonably be expected to have a Purchaser Material Adverse Effect.

                  Section 4.08. [Reserved].

                  Section 4.09. Compliance with Laws. None of the Purchaser and its Subsidiaries is in violation of any Law applicable to the business of the Purchaser or any of its Subsidiaries or any of their respective assets, except where such violation has not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

                  Section 4.10. Governmental Licenses and Permits. The Purchaser and its Subsidiaries, in the aggregate, hold all licenses and permits necessary for the operation of their businesses as currently operated and are in compliance with the terms of such licenses, except where failure to have such license or the failure to so comply has not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

                  Section 4.11. Purchaser Contracts. Except as disclosed in the Purchaser Reports or set forth in Section 4.11 of the Purchaser Disclosure Schedule, and in each case other than any such failure, breach, default, or waiver, as applicable, that, individually or in the aggregate, has not had and would not reasonably be expected to have a Purchaser Material Adverse Effect,
(a) to the Knowledge of the Purchaser, each of the Purchaser Contracts (a complete and correct list of which is set forth in Section 4.11 of the Purchaser Disclosure Schedule) is valid, binding, in full force and effect, and enforceable by the Purchaser or the Subsidiary of the Purchaser that is party thereto, as the case may be, in accordance with its terms (subject to bankruptcy, insolvency, reorganization and other Laws affecting generally the enforcement of the rights of contracting parties and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies); (b) neither the Purchasers nor any such Subsidiary, as the case may be, has received any written notice that it is in breach or default in any material respect under any of the Purchaser Contracts; (c) neither the Seller nor any such Subsidiary, as the case may be, has waived any of its rights under any of the Purchaser Contracts or modified any of the material terms thereof; and (d) to the Knowledge of the Purchaser, no other party to any of the Purchaser Contracts is in breach or default in any material respect thereunder.

                  Section 4.12. Brokers. Except for fees or commissions that will be paid by the Purchaser to Morgan Stanley, no Broker, finder or investment banker is entitled to a fee or commission in connection with the transactions contemplated by this Agreement and the Ancillary Agreements based upon arrangements made by or on behalf of the Purchaser or any of its Affiliates.

                  Section 4.13. Purchaser Employee Plans. (a) Section 4.13(a) of the Purchaser Disclosure Schedule contains an accurate and complete list of all Purchaser Employee Plans. The Purchaser has provided the Seller with a true and complete copy of the plan document or summary plan description of each of the Purchaser Employee Plans or if such plan document or summary plan description does not exist, an accurate written summary of such Purchaser Employee Plans.

                  (b) With respect to each Purchaser Employee Plan, the Purchaser and the Purchasing Subsidiaries have, to the Purchaser's Knowledge, complied with all applicable Laws and each Purchaser Employee Plan has at all times been properly administered in all material respects in accordance with its terms, in each case, except where such non-compliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. Except as disclosed in Section 4.13(b) of the Purchaser Disclosure Schedule, there is no audit or, to the Purchaser's Knowledge, any investigation pending (other than routine qualification or registration determination filings) with respect to any Purchaser Employee Plan before any Government Authority and, to the Purchaser's Knowledge, no such audit or investigation has been threatened in writing that, individually or in the aggregate, has had or would reasonably be expected to have a Purchaser Material Adverse Effect.

                  (c) The Purchaser has provided the Seller with a copy of the standard forms of written employment agreements utilized by the Purchaser with respect to Purchaser Employees. Except as set forth in Section 4.13(c) of the Purchaser Disclosure Schedule, neither the Purchaser nor any Subsidiary of the Purchaser is a party to any written employment agreement with any Purchaser Employee that varies in any material respect from such standard forms.

                  (d) No promises or commitments have been made by the Purchaser or any of the Purchasing Subsidiaries to any Purchaser Employee to materially amend or terminate any Purchaser Employee Plan, to increase or decrease the compensation or benefits thereunder or otherwise due in respect of any Purchaser Employee Plans or to establish any new Purchaser Employee Plans, except as (i) required by applicable Law, (ii) specified in the copies or written summaries of the Purchaser Employee Plans provided to the Seller pursuant to Section 4.13(a), (iii) disclosed in Section 4.13(d) of the Purchaser Disclosure Schedule or (iv) that have not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

                  (e) Except as set forth in Section 4.13(e) of the Purchaser Disclosure Schedule, and other than applications by Purchaser Employees for benefits received in the ordinary course of business under the Purchaser Employee Plans, none of the Purchaser and the Purchasing Subsidiaries has received written notice of any material pending or threatened Action under a Purchaser Employee Plan made by any Purchaser Employee that, individually or in the aggregate, has had or would reasonably be expected to have a Purchaser Material Adverse Effect.

                  (f) Except as set forth in Section 4.13(f) of the Purchaser Disclosure Schedule, the Purchaser and the Purchasing Subsidiaries have timely paid all contributions, premiums and expenses payable to or in respect of any and all Purchaser Employee Plans under the terms thereof and in accordance with all applicable Law and, to the extent any such contributions, premiums or expenses are not yet due, the liability therefore has been properly and adequately accrued on the financial statements of the Purchaser in accordance with local generally accepted accounting principles applied on a consistent basis.

                  Section 4.14. Employee Matters. (a) Except as set forth in
Section 4.14(a) of the Purchaser Disclosure Schedule, there has not been for a period of twelve (12) consecutive months prior to the date hereof, nor is there existent or, to the Purchaser's Knowledge, threatened, any strike, slowdown, labor dispute, picketing or work stoppage or other industrial action by Purchaser Employees.

                  (b) Except as set forth in Section 4.14(b) of the Purchaser Disclosure Schedule, the Purchaser and each of the Purchasing Subsidiaries is, to the Purchaser's Knowledge, in compliance in all material respects with all Laws applicable to the employment of the Purchaser Employees, other than any failure to comply that has not had and would not reasonably be expected to have a Purchaser Material Adverse Effect.

                  (c) Except as set forth in Section 4.14(c) of the Purchaser Disclosure Schedule and other than any such complaints, proceedings, orders, charges, levies, assessments and penalties that have not had and would not reasonably be expected to have a Purchaser Material Adverse Effect, (i) to the Purchaser's Knowledge, no notice has been received by the Purchaser or any Purchasing Subsidiary of any pending or threatened complaint filed by any Purchaser Employee against the Purchaser or any Purchasing Subsidiary claiming that the Purchaser has violated employment standards, labor relations laws, pay equity, employment discrimination or human rights Laws or of any complaints or proceedings of any kind involving the Purchaser or any Purchasing Subsidiary before any Governmental Authority or other entity designated pursuant to a collective bargaining agreement or other written contract, (ii) there are no outstanding orders or charges against the Purchaser or any Purchasing Subsidiary under occupational and health legislation with respect to Purchaser Employees that are material and (iii) all levies, assessments and penalties made against the Purchaser or any Purchasing Subsidiary pursuant to workers' compensation or workplace safety insurance that were required to be paid prior to the date hereof with respect to Purchaser Employees have been paid and neither the Purchaser nor any Purchasing Subsidiary has been reassessed under any such legislation with respect to Purchaser Employees during the twelve months prior to the date hereof.

                  (d) Except as set forth in Section 4.14(d) of the Purchaser Disclosure Schedule, (i) none of the Purchaser Employees are covered by any collective bargaining agreements or recognition agreements and no formal request for recognition has been received from, and no petition has been filed or proceedings instituted by, a union, collective bargaining agent, employee or group of employees with any Governmental Authority seeking recognition of a bargaining representative with respect to any Purchaser Employees, (ii) there is no duty to bargain with any labor organization with respect to any Purchaser Employee, (iii) to the Purchaser's Knowledge, there are no current attempts to organize or proposal to establish any union or employee association with respect to any of the Purchaser Employees and (iv) to the Purchaser's Knowledge, there is no pending or threatened charge or complaint against the Purchaser and/or the Purchasing Subsidiaries by the National Labor Relations Board or any comparable governmental entity.

                  Section 4.15. Accounting and Financial Matters. Since December 31, 2001, the Purchaser has not received written notice from the SEC or any other Governmental Authority that any of its accounting policies or practices are or may be the subject of any review, inquiry, investigation or challenge by the SEC or other Governmental Authority, which review, inquiry, investigation or challenge has required or would reasonably be expected to require a material alteration to such accounting policies or practices. Since December 31, 2001, the Purchaser's independent public accounting firm has not informed the Purchaser that it has any material questions, challenges or disagreements regarding or pertaining to the Purchaser's accounting policies or practices that require disclosure under the Securities Act or the Exchange Act. Since December 31, 2001, no officer or director of the Purchaser has received, or is entitled to receive, any material compensation from any entity that has engaged in or is engaging in any material transaction with the Purchaser or any of its Subsidiaries. Set forth in Section 4.15 of the Purchaser Disclosure Schedule is a list of all off-balance sheet special purpose entities and financing arrangements of the Purchaser and its Subsidiaries.

                  Section 4.16. Environmental Matters. Except as described in
Section 4.16 of the Purchaser Disclosure Schedule:

                  (a) (i) The Purchaser is in compliance with all applicable Environmental Laws, including all Environmental Permits, except where the failure to comply has not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect; and
     (ii) there is no Environmental Claim pending or, to the Knowledge of the Purchaser, threatened against the Purchaser, except for those Environmental Claims that have not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

                  (b) There have been no Releases by the Purchaser that were required to be reported to any Governmental Authority and to the Knowledge of the Purchaser, there have been no Releases at or affecting the premises currently or formerly owned or operated by the Purchaser that are reasonably likely to result in an Environmental Claim against the Purchaser.

                  Section 4.17. Intellectual Property. (a) The Purchaser and the Subsidiaries own or license or otherwise possess legally enforceable rights to use all Intellectual Property that is used or held for use by the Purchaser and its Subsidiaries in the business of the Purchaser as currently conducted, and all such Intellectual Property is in full force and effect and the Purchaser is in compliance with any agreements or arrangements relating to such Intellectual Property, except to the extent that the failure to have any such rights has not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

                  (b) Except as disclosed in the Purchaser Reports or set forth in Section 4.17(b) of the Purchaser Disclosure Schedule, the Purchaser or its Subsidiaries have not received notice in writing during the two (2) years prior to October 1, 2002 of claims or allegations that: (i) assert that the business of the Purchaser infringes the Intellectual Property of any third Person or (ii) challenges the ownership, validity or enforceability of the Purchaser Owned Intellectual Property, and to the Purchaser's Knowledge there are no valid grounds for any allegation or claim asserting that business of the Purchaser infringes the Intellectual Property of any third Person.

                  (c) To the Purchaser's Knowledge, the Purchaser Intellectual Property constitutes all of the Intellectual Property that is necessary and sufficient, in all material respects, for the conduct of the business of the Purchaser as conducted by the Purchaser and its Subsidiaries immediately prior to the Closing Date; provided that, for purposes of this
     Section 4.17(c), "business of the Purchaser" shall mean the manufacture, distribution, sales and support of the products manufactured and sold, and the services provided, by the Purchaser and its Subsidiaries immediately prior to the Closing Date. For the avoidance of doubt, no representation is made under this Section 4.17(c) with respect to the non-infringement or misappropriation of the Intellectual Property of any third Person, the sole representations and warranties with respect to which are made in Section 4.17(b).

                  (d) Except as disclosed in the Purchaser Reports or set forth in Section 4.17(d) of the Purchaser Disclosure Schedule, to the Purchaser's Knowledge, there are no infringements or misappropriations by any third Person of the Purchaser Intellectual Property.

                  Section 4.18. Tax Matters. The VAT Registration Number for the Purchaser is GB 501 9137 76.

                  Section 4.19. EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. THE PURCHASER AND ITS AFFILIATES HEREBY DISCLAIM ANY OTHER OR IMPLIED REPRESENTATIONS OR WARRANTIES, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE SELLER OR ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), AND THE SELLER ACKNOWLEDGES THAT THE PURCHASER HAS NOT MADE ANY REPRESENTATION OR WARRANTY THAT HAS CAUSED THE SELLER TO ACCEPT THE CONSIDERATION SHARES OR ON WHICH THE SELLER HAS PLACED ANY RELIANCE IN AGREEING TO ACCEPT THE CONSIDERATION SHARES, EXCEPT AS SET OUT IN THIS ARTICLE IV.

                                    ARTICLE V

                                    COVENANTS

                  Section 5.01. Conduct of Business Prior to the Closing. (a) Unless the Purchaser otherwise agrees in writing, and except (1) as otherwise set forth in this Agreement, (2) to the extent relating to Excluded Assets or Retained Liabilities, (3) as set forth in Section 5.01(a) of the Seller Disclosure Schedule or (4) as required by applicable Law, between the date hereof and the Closing Date, the Seller shall (and shall cause the Selling Subsidiaries to) conduct the Business, including its relations with customers and suppliers, only in the ordinary course of business, consistent with past practice. By way of amplification and not limitation, except (v) as otherwise set forth in this Agreement, (w) to the extent relating to Excluded Assets or Retained Liabilities, (x) as disclosed in Section 5.01(a) of the Seller Disclosure Schedule, (y) as is in the ordinary course of business or (z) as required by applicable Law, between the date hereof and the Closing Date, the Seller shall not (and shall cause the Selling Subsidiaries not to) do any of the following without the prior written consent of the Purchaser:

                  (i) make any material change in the conduct of the Business;

                  (ii) acquire on behalf of the Business a substantial portion of the assets of, or by any other manner, any business or any Person or division thereof or acquire a material amount of assets;

                  (iii) distribute, sell, assign, transfer, lease, abandon or otherwise dispose of any interest in any of the Assets or the Restricted Patents that are material, individually or in the aggregate, to the Business taken as a whole;

                  (iv) grant any Lien (other than a Permitted Lien) on any Asset (whether tangible or intangible) or on any of the Restricted Patents;

                  (v) increase the rate of, or add or introduce, cash compensation or other fringe, incentive, equity incentive, pension, Seller Employee Plan, welfare or other employee benefits payable to the Employees, other than as required by contract or agreement in existence as of the date hereof or increases, additions or introductions that apply to substantially all employees (including the Employees) of the Seller or one or more of its Subsidiaries but do not increase the value in the aggregate of the terms and conditions applicable to any Employee and, provided that no such change shall be limited to the Employees;

                  (vi) terminate the employment of any Employee, other than for willful gross misconduct, gross negligence or on account of a permanent disability;

                  (vii) modify, amend or terminate any Seller Contract that is material to the Business or waive, release, cancel or assign any material rights or claims thereunder; or

                  (viii) authorize, agree or commit to do any of the foregoing actions.

                  (b) Unless the Seller otherwise agrees in writing (which agreement shall not be unreasonably withheld or delayed), and except (1) as otherwise set forth in this Agreement, (2) as disclosed in the Purchaser Reports or set forth in Section 5.01(b) of the Purchaser Disclosure Schedule, (3) as is in the ordinary course of business or (4) as required by applicable Law, between the date hereof and the Closing Date, the Purchaser shall not (and shall cause its Subsidiaries not to) do any of the following without the prior written consent of the Seller (which consent shall not be unreasonably withheld or delayed):

                  (i) make any material change in the conduct of its business;

                  (ii) amend in a manner that is adverse to the Seller its memorandum and articles of association or other constitutional documents;

                  (iii) declare or pay any dividend or make any other distribution to the holders of its share capital whether or not upon or in respect of any shares of its share capital;

                  (iv) redeem or otherwise acquire any of its share capital or issue any of its share capital or options to purchase any such share capital, warrant or right relating thereto or any securities convertible into or exercisable or exchangeable for any of its share capital;

                  (v) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any Person or division thereof involving consideration with a value in excess of $25,000,000;

                  (vi) distribute, sell, assign, transfer, lease or otherwise dispose of any interests in its assets that are material, individually or in the aggregate, to the businesses of the Purchaser and its Subsidiaries taken as a whole, other than such distributions, sales, assignments, transfers, leases or dispositions with a value not exceeding $25,000,000 in the aggregate;

                  (vii) grant any material Lien, other than a Lien in favor of a commercial bank, equipment finance company or other financial institution granted in connection with a commercial lending transaction, on any of its assets that are material, individually or in the aggregate, to the businesses of the Purchaser and its Subsidiaries taken as a whole;

                  (viii) incur or assume any Debt, other than (y) Debt incurred to a commercial bank, equipment finance company or other financial institution granted in connection with a commercial lending transaction and
     (z) indemnities and performance bonds in the ordinary course of business and consistent with past practice;

                  (ix) enter into any transaction with any Affiliate (other than the Purchaser and its wholly-owned Subsidiaries) that is not on arm's-length terms; or

                  (x) authorize, agree or commit to do any of the foregoing actions.

                  Section 5.02. Access to Information. (a) From the date hereof until the Closing (upon reasonable advance notice to the other party) during normal business hours, the Seller and the Purchaser shall (and the Seller shall cause the Selling Subsidiaries and the Purchaser shall cause its Subsidiaries
to) (i) afford the officers, employees, auditors, counsel and other authorized agents and representatives of the other party reasonable access, during normal business hours, to the offices, properties, books and records of the Business or the Purchaser and its Subsidiaries, as the case may be, (ii) furnish to the officers, employees, auditors, counsel and other authorized agents and representatives of the other party such available additional financial and operating data and other information regarding the Business or the Purchaser and its Subsidiaries, as the case may be, as the Purchaser or the Seller, as the case may be, may from time to time reasonably request and (iii) instruct its officers, employees, auditors, counsel and other authorized agents and representatives to cooperate with the other party in its investigation of the Business or the Purchaser and its Subsidiaries, as the case may be; provided, however, that neither party shall be required to provide (or cause to be provided) any such information or access to the extent that such information or access would cause such party or any of its Subsidiaries to be in breach of any confidentiality restrictions applicable to it or any information that would be in violation of applicable Law.

                  (b) Upon reasonable advance notice to the other party, during normal business hours, each of the Purchaser and the Seller shall (and each shall cause the Purchasing Subsidiaries, the Principal Purchaser Subsidiaries and their employees, auditors and agents or the Selling Subsidiaries and their employees, auditors and agents, as the case may be,
     to) afford the officers, employees, auditors, counsel and other authorized agents and representatives of the other party reasonable access, during normal business hours, to its offices, properties, books and records for the purposes of assisting the other party in (1) investigating or defending any Action involving the other party or any of its Affiliates or (2) any matter arising in connection with the operation of the Business prior to the Closing; provided, however, that neither party shall be required to provide (or cause to be provided) any such information or access to the extent that such information or access would cause it or any of its Subsidiaries to be in breach of any confidentiality restrictions applicable to it or any information that would be in violation of applicable Law.

                  Section 5.03. Confidentiality. (a) The terms of the letter agreement, dated as of April 24, 2002, between the Seller and the Purchaser (the "Confidentiality Agreement") is hereby incorporated herein by reference and shall continue in full force and effect and survive the Closing, except that the non-disclosure and non-use obligations of the Purchaser under the Confidentiality Agreement in respect of Business Information and Transferred Intellectual Property and the non-solicitation obligations of the parties under the Confidentiality Agreement shall terminate at the Closing. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall nonetheless continue in full force and effect in all respects.

                  (b) (i) The Purchaser shall maintain, and shall cause each of its Affiliates to maintain, in strict confidence, all System Confidential Information, and shall not disclose or provide, and shall cause its Affiliates not to disclose or provide, the System Confidential Information to any Person. The Purchaser shall not use, and shall not permit its Affiliates to use, any System Confidential Information for any purpose whatsoever, except to the extent expressly provided otherwise in the Ancillary Agreements. In maintaining the confidentiality of the System Confidential Information, the Purchaser shall exercise, and shall cause its Affiliates to exercise, the same degree of care that it exercises with its own confidential information, and in no event less than a reasonable degree of care. Without limitation of the foregoing. except to the extent expressly authorized under the Ancillary Agreements and to the extent that System Confidential Information cannot reasonably be removed from any Inventory, Equipment or non-documentary tangible material without essentially destroying the same, promptly after the Closing Date, the Purchaser shall use its commercially reasonable efforts to delete or destroy, and shall cause its Affiliates to delete or destroy, all the System Confidential Information. The Purchaser shall not be in breach of this Section 5.03(b) if, after exercising such commercially reasonable efforts, it discovers System Confidential Information that was not deleted or destroyed but only if it promptly thereafter deletes or destroys such newly discovered System Confidential Information.

                  (ii) The Purchaser acknowledges and confirms that the System Confidential Information constitutes the valuable property of the Seller, and that the unauthorized use, loss or disclosure of the System Confidential Information will cause irreparable injury to the Seller. The Purchaser acknowledges that monetary damages may not be a sufficient remedy for the misappropriation or unauthorized use or disclosure of the System Confidential Information and that the Seller shall be entitled, without waiving other rights or remedies and without the posting of bond, to such injunctive relief as may be necessary or appropriate to enjoin, prevent or curtail such misappropriation or unauthorized use or disclosure.

                  (iii) For the purposes of this Agreement, "System Confidential Information" shall mean any and all confidential or proprietary information of the Seller and the Selling Subsidiaries that relates to or is used in connection with the design, development, manufacture, maintenance or support of the Seller's or the Selling Subsidiaries' Systems and to which the Purchaser or any of its Affiliates has access, or which the Purchaser or any of its Affiliates otherwise possesses, as a result of the transactions contemplated by this Agreement, including business, technical, scientific and know-how information, methods, algorithms, processing procedures, research and development information, computer software, data files, source and object codes, interfaces, manuals, specifications, designs, architectures and documentation, in each case including all materials that incorporate or are prepared using or based on any such confidential or proprietary information or any portion thereof. Notwithstanding the foregoing, System Confidential Information shall not include: (x) the Transferred Intellectual Property, or (y) information that the Purchaser can demonstrate (A) has entered the public domain other than as a result of a breach of Section 5.03(b) or any other confidentiality obligation of the Purchaser; (B) was rightfully known to the Purchaser prior to the date hereof, free from any obligation to keep such information confidential; (C) received by the Purchaser on an unrestricted basis from a source unrelated to the Purchaser and not under a duty of confidentiality to the Seller or the Selling Subsidiaries; or (D) independently developed by the Purchaser without reference to any System Confidential Information.

                  (iv) This Section 5.03(b), and the Purchaser's obligations thereunder, shall survive any expiration or termination of this Agreement in perpetuity.

                  Section 5.04. Regulatory and Other Authorizations; Consents.
(a) Each party shall use its reasonable best efforts (including by making divestitures, granting licenses and taking other actions required by applicable regulatory bodies or officials) to obtain all authorizations, consents, orders and approvals of all Governmental Authorities, including any required consultation with works counsels or workers' representatives, that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the Ancillary Agreements and will cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals. The parties will not take any action that would have the effect of delaying, impairing or impeding the receipt of any required approvals or the satisfaction of any condition in Article VIII.

                  (b) Each of the Purchaser and the Seller agrees to make all filings or applications required under all applicable Laws with respect to the transactions contemplated hereby as soon as practicable after the date hereof (and in any event, in the case of filings and applications with respect to antitrust and competition matters, within five (5) Business Days after the date hereof) and to supply promptly any additional information and documentary material that may be requested pursuant to any such Laws, except in each case as the parties may otherwise agree. Each of the Purchaser and the Seller shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any such filing or application.

                  (c) Each party agrees to use its reasonable best efforts to obtain and to cooperate in obtaining any other consents and approvals that may be required in connection with the transactions contemplated by this Agreement and the Ancillary Agreements.

                  Section 5.05. Bulk Sales. The Purchaser hereby waives compliance by the Seller and the Selling Subsidiaries with any applicable bulk sale or bulk transfer Laws of any jurisdiction in connection with the sale of the Business to the Purchaser. The Seller shall indemnify and hold harmless the Purchaser against any and all Liabilities that may be asserted by third Persons against the Purchaser as a result of noncompliance by the Seller or any Selling Subsidiary with any such bulk transfer Law.

                  Section 5.06. Insurance. (a) Effective 3:01 p.m. (London Time) on the Closing Date, the Business shall cease to be insured by the insurance policies of the Seller and the Selling Subsidiaries. With respect to events or circumstances covered by insurance coverage written on an "occurrence basis," the Seller and the Selling Subsidiaries shall have no Liability for occurrences that take place on and after 3:01 p.m. (London time) on the Closing Date. With respect to insurance coverage written on a "claims made basis," the Seller and the Selling Subsidiaries shall have no Liability under such insurance coverage for claims made after 3:01 p.m. (London time) on the Closing Date.

                  Section 5.07. Certain Services and Benefits Provided by Affiliates. The Purchaser acknowledges that the Business currently receives from other business units of the Seller, its Affiliates and other third Persons certain Administrative Services. The Purchaser further acknowledges that, except as otherwise expressly provided in the Transition Services Agreement, all such services and benefits shall cease, and any agreement in respect thereof shall terminate, as of the Closing Date.

                  Section 5.08. Further Action. (a) Until the Closing, the parties shall use their reasonable best efforts to cause and facilitate the prompt satisfaction of all conditions in Article VI.

                  (b) From and after the Closing Date, each of the parties shall execute and deliver such documents and other papers and take such further actions as may be reasonably required to carry out the provisions of this Agreement and the Ancillary Agreements and give effect to the transactions contemplated hereby and thereby, including the execution and delivery of such assignments, deeds and other documents as may be necessary to transfer any Owned Real Property or any rights and obligations under the Real Property Leases as provided in this Agreement. Without limiting the foregoing, from and after the Closing (i) the Seller shall (and shall cause the Selling Subsidiaries to) do all things reasonably necessary, proper or advisable under applicable Law as requested by the Purchaser (A) to put the Purchaser in effective possession, ownership and control of the Assets and the Purchaser shall cooperate with the Seller for such purpose and (B) to assure that the Seller and the Selling Subsidiaries, rather than the Purchaser or any Purchasing Subsidiary, is the obligor in respect of all Retained Liabilities, and the Purchaser shall cooperate with the Seller for such purposes and (ii) the Purchaser shall do all things reasonably necessary, proper and advisable under applicable Law as requested by the Seller (A) to put the Seller (or such other Person as the Seller shall indicate) in effective possession, ownership and control of all assets not included within the Assets and (B) to assure that the Purchaser, rather than the Seller or any Selling Subsidiary, is the obligor in respect of all Assumed Liabilities, and the Seller shall cooperate with the Purchaser for such purposes. The Purchaser shall, upon the request of the Seller, and at no cost to the Seller (other than reimbursement of out-of-pocket expenses), use reasonable efforts to make the Transferring Employees available to and cooperate in all reasonable respects with the Seller and its Subsidiaries in the preparation for, and defense of, any lawsuit, arbitration or other Action (whether disclosed or not disclosed in the Seller Disclosure Schedule) filed or claimed against the Seller, its Affiliates, agents, directors, officers and employees, whether currently pending or asserted in the future, concerning the operation or conduct of the Business prior to the Closing Date (including by making Transferring Employees available to provide information and discovery documentation, take depositions and testify); provided, however, that the Seller gives the Purchaser reasonable advance notice and that such assistance does not interfere in any material respect with the operation of the Business as then conducted by the Purchaser and its Subsidiaries.

                  (c) Promptly following the Closing Date, the Purchaser shall remove or cause to be removed from any facilities or properties of the Seller and the Selling Subsidiaries (if the Purchaser or the applicable Purchasing Subsidiary has not been granted a right, under this Agreement or any of the Ancillary Agreements, to occupy such facilities or properties) any items of personal property that have been transferred (or the rights of possession with respect to which have been transferred) pursuant to this Agreement and the Ancillary Agreements. The Purchaser shall be responsible for the costs of any such removal and shall reimburse the Seller for any costs or Liabilities incurred as a result thereof, including any damage or destruction of property of the Seller or the applicable Selling Subsidiaries resulting therefrom. Such removal shall take place only upon reasonable advance notice to, and with the consent of, the Seller during normal business hours, so that an uninterrupted and efficient transfer of the Business may be accomplished.

                  (d) From and after the Closing Date, the Seller shall, from time to time upon request of the Purchaser, and at no cost to the Purchaser (other than reimbursement of reasonable out-of-pocket expenses), use reasonable efforts to make its relevant employees and agents available during the Seller's regular business hours to, and cooperate in all material respects with, the Purchaser and the Purchasing Subsidiaries in filing and prosecuting the Transferred Patents (including reviewing and executing applications, assignments and such other documents reasonably necessary, proper or advisable under applicable Law and making all rightful oaths and doing all other things necessary as reasonably requested by the Purchaser to perfect the Purchaser's and the Purchasing Subsidiaries' rights in and to the Transferred Patents). From and after the Closing Date, the Purchaser shall, from time to time upon request of the Seller, and at no cost to the Seller (other than reimbursement of reasonable out-of-pocket expenses), use reasonable efforts to make relevant Transferred Employees and its agents available during the Purchaser's regular business hours to, and cooperate in all material respects with, the Seller and the Selling Subsidiaries in filing and prosecuting the Patents referred to in the Licensed Patent Claims and other Patents owned by Seller (including reviewing and executing applications, assignments and such other documents and making all rightful oaths and doing all other things necessary as reasonably necessary, proper or advisable under applicable Law as requested by the Seller to perfect the Seller's and the Selling Subsidiaries' rights in and to such Intellectual Property).

                  (e) Within thirty (30) days of the date of this Agreement, the Seller shall use its commercially reasonable efforts to provide, at no cost to the Purchaser (other than reimbursement of reasonable out-of-pocket expenses), a schedule in electronic form that lists the Transferred Patents and contains with respect to each Transferred Patent the following information in reasonable detail: (i) patent and/or patent application number for all countries and jurisdictions; (ii) title; (iii) names of inventors; (iv) status including any fees, obligations or bar dates coming due within the next three (3) months, to the extent such information is tracked in the ordinary course by the Business; and (v) identity and contact information of the attorney or agent responsible for securing or defending the Transferred Patent. For the invention disclosures included in the Transferred Patents, the Seller shall, or shall cause its Selling Subsidiary to, provide to the Purchaser and its Purchasing Subsidiaries a hard or electronic copy of each invention disclosure in the form existing as of the Closing Date, as soon as reasonably practicable after the Closing Date, but in no event more than thirty (30) days after the Closing Date.

                  (f) The Seller shall, or shall cause its Subsidiaries, to provide certain "TIA" chips to the Purchaser on the terms specified in
     Section 5.09(f) of the Seller Disclosure Schedule.

                  (g) The Seller and the Purchaser agree to meet through their designated representatives five (5) Business Days prior to the Closing Date to identify and review those invention disclosures (the "Invention Disclosures") owned by the Seller or its Subsidiaries that have been submitted by the Business between October 4, 2002 and such fifth Business Day prior to the Closing Date to the Seller's invention committee, and to discuss the assignment or license of such Invention Disclosures by the Seller or its Subsidiaries to the Purchaser based on similar criteria used by the parties with respect to the Transferred Patents and Licensed Patent Claims (as defined under the Intellectual Property License Agreement). The decision to assign any of such Invention Disclosures as a Transferred Patent pursuant to this Agreement as of the Closing Date or to license any of the Invention Disclosures pursuant to the Intellectual Property License Agreement as of the Closing Date shall be made in consultation with the Purchaser's designated representative but is at the Seller's discretion.

                  (h) Between the date of this Agreement and the Closing Date, the Purchaser and the Seller shall review the Seller's SAP, PWC and other purchasing systems used in the Business and determine which of the purchase orders contained in these systems are to be assigned to the Purchaser as "Seller Contracts" under and for all purposes of this Agreement. The Purchaser agrees that all purchase orders that (i) are issued in the ordinary course of business of the Business (including purchase orders issued for non-recurring engineering expenditures (NRE)), (ii) are for the benefit of the Business and (iii) will be outstanding, in whole or in part, on or after the Closing Date will be assumed by the Purchaser on the conditions that

                  (A) each such purchase order has been confirmed, to the reasonable satisfaction of the Purchaser, as being correct;

                  (B) any purchase order (1) for the purchase of capital equipment or (2) with a term extending beyond one (1) year following the Closing Date has, in either case (1) or (2) , been previously approved in writing by any current or prior senior member of the management team of the Business; and

                  (C) the parties agree prior to the Closing Date on the division of obligations under any purchase orders that cover the provision of goods or services both for the Business and for businesses of the Seller and the Selling Subsidiaries other than the Business.

     The Seller will cooperate (and will cause its Subsidiaries to cooperate) with the Purchaser, to the extent reasonably requested by the Purchaser, in canceling existing purchase orders of the Seller and the Selling Subsidiaries and replacing them (to the extent of the remaining obligations and to the extent this cancellation can be accomplished without creating any liability for the Seller or its Subsidiaries) with purchase orders issued in the name of the Purchaser or the applicable Purchasing Subsidiary.

                  Section 5.09. Ancillary Agreements. (a) On the Closing Date, the parties to the Ancillary Agreements shall execute and deliver (and cause their respective Subsidiaries that are parties or signatories thereto to execute and deliver) each of the Ancillary Agreements.

                  (b) The Purchaser shall bear the reasonable fees (including legal fees) and expenses, not to exceed $100,000 in the aggregate, incurred by the Seller in connection with the preparation of the Security Agreements and any other documents required pursuant thereto and any filing, publication, recording or other action required pursuant to or in connection with any of the foregoing. At the Closing, the Purchaser shall pay the Seller in immediately available funds to one or more bank accounts designated by the Seller (or as the Seller may direct) an amount sufficient to reimburse the Seller for such fees and expenses incurred through the Closing Date.

                  Section 5.10. Maintenance of Records. (a) Without prejudice to the scope of the Assets, the Seller shall (and shall cause each Selling Subsidiary to) (i) for a period of at least seven (7) years (or such longer period as may be required by applicable Law) from the Closing Date, retain, at the Seller's sole expense, all records and documents relating to the Business or the Assets that have not been transferred at the Closing to the Purchaser and the Purchasing Subsidiaries, (ii) notify the Purchaser before disposing of any such records and (iii) make available to the Purchaser, at the Purchaser's expense, at reasonable times and upon request therefor, all such records to the extent not so disposed of.

                  (b) The Purchaser shall (i) for a period of at least seven (7) years (or such longer period as may be required by applicable Law) from the Closing Date, retain, at the Purchaser's sole expense, all records and documents relating to the Business or the Assets transferred at the Closing to the Purchaser and the Purchasing Subsidiaries, (ii) notify the Seller before disposing of any such records and (iii) make available to the Seller, at the Seller's expense, at reasonable times and upon request therefor, all such records to the extent not disposed of.

                  Section 5.11. Obtaining Consents. Before, at and after the Closing, the Seller shall use its reasonable best efforts to obtain, as soon as practicable, the consent of each Person that is required to transfer to the Purchaser and the Purchasing Subsidiaries the rights and obligations under each Seller Contract and each other contract, permit and license of the Business to the extent it embodies an Asset or Assumed Liability, as the case may be, and the Purchaser shall reasonably cooperate in such efforts; provided, however, that the Seller shall be under no obligation to compromise any right, asset or benefit or to expend any amount or incur any Liability in seeking such consents and the failure to obtain any or all of such consents shall not entitle the Purchaser to terminate this Agreement or not to complete the transactions contemplated hereby. At least five (5) Business Days before the Closing, the Seller shall deliver a written notice to the Purchaser setting forth a complete list of such Seller Contracts, Other Seller IP Contracts and other contracts, permits and licenses that, notwithstanding such reasonable best efforts, will not be fully transferred at the Closing (such contracts, permits and licenses, the "Not Yet Transferred Contracts"). The delivery of such notice shall not relieve either party of its obligations under the first sentence of this Section
5.11. The Seller and the Purchaser shall cooperate in any lawful arrangement to provide that the Purchaser and the Purchasing Subsidiaries shall receive all benefits and be responsible for all Liabilities under each Not Yet Transferred Contract until all necessary consents are obtained and the full transfer thereof is effective. The fact that the transfer of any Asset or the assumption of any Assumed Liability requires the consent of a third Person shall in no way alter the foregoing rights and responsibilities of the parties. Nothing in this Agreement shall be construed as an attempt to transfer any contract, permit or license that is by its terms non-transferable without the consent of another party thereto.

                  Section 5.12. Deletion of Non-Transferred Software. The Purchaser agrees that, following the Closing Date, the Purchaser shall not use and shall cause each of its Affiliates not to use any items of Business Software or other third-party software loaded on the Equipment as of the Closing Date if such software is not included in the Assets or licensed to the Purchaser pursuant to the Intellectual Property License Agreement. The Purchaser shall, as soon as is reasonably practical, and in any event no later than forty-five (45) days following the Closing, delete all such non-transferred software from any of the Equipment on which it is installed.

                  Section 5.13. Equipment Leases. Subject to the receipt of any required consent, the Seller and the Selling Subsidiaries shall assign and transfer to the Purchaser or one or more of the Purchasing Subsidiaries the Equipment Leases. If any such consent is not obtained for any Equipment Lease prior to the Closing Date, the Seller shall, or shall cause the applicable Selling Subsidiary to, buy out the Equipment Leases for which consents have not been obtained and sell the Equipment covered by such Equipment Leases to the Purchaser as indicated in Section 2.01(a)(iv) of the Seller Disclosure Schedule; provided that (i) the Seller and the applicable Selling Subsidiary shall not be required to incur costs in excess of $1,600,000 in the aggregate to fulfill such obligations and (ii) the Purchaser shall be responsible for all costs in excess of $1,600,000 that are required to buy out such Equipment Leases. At least five
(5) Business Days prior to the Closing, the Seller shall deliver a written notice to the Purchaser setting forth a complete list of Equipment to be sold to the Purchaser or the applicable Purchasing Subsidiary or Purchasing Subsidiaries in accordance with the immediately preceding sentence.

                  Section 5.14. Product Warranty. The Purchaser shall service, repair or replace all Products transferred prior to the Closing from the Business to other businesses of the Seller and its Affiliates, in each case for a period of twelve (12) months from the respective dates of transfer, in the same manner as will apply to "Products" (as defined in the Supply Agreement) under Section 12 of the Supply Agreement.

                  Section 5.15. Agreement Restricting Transfer of Assets or Business to Certain Persons. (a) The Purchaser understands that the Seller and its Affiliates are entitled to protect and preserve the value of their interests against their competitors to the extent permitted by applicable Law and that the Seller would not have entered into this Agreement absent the provisions of this
Section 5.15, and therefore, the Purchaser shall not (and shall cause its Affiliates not to), at any time from the Closing Date and until the third anniversary of the Closing Date (but if the Seller is required to make Share Allocations (as that term is defined in the Supply Agreement) past the third anniversary of the Closing Date, until the earlier of (i) such time as the Seller's Share Allocation requirements are reduced below such level in existence immediately prior to the third anniversary of the Closing Date and (ii) the fifth anniversary of the Closing Date), sell, transfer, convey or assign any of the Assets (other than (y) an insignificant portion thereof and (z) Inventory sold in the ordinary course of business), to any of the Persons set forth in
Section 5.15(a) of the Seller Disclosure Schedule, their respective Affiliates and any successors of any of the foregoing (each, a "Prohibited Transferee") without the prior written consent of the Seller.

                  (b) Within one (1) Business Day following the receipt from any Prohibited Transferee by the Purchaser or any of its Subsidiaries of any written offer, proposal, letter of intent, term sheet or agreement (or the discussion at any meeting of the Purchaser's Board of Directors of any oral offer or proposal by or agreement with a Prohibited Transferee) for any transaction involving a Change of Control of the Purchaser or any of its Subsidiaries that hold any of the Assets, the Purchaser shall deliver a written notice to the Seller setting forth the material terms of such inquiry, offer or proposal.

                  (c) The Purchaser shall not (and shall cause its Subsidiaries and its and their respective directors, officers, employees and representatives not to) solicit from, or initiate with, any Prohibited Transferee any inquiries, discussions or negotiations, or the making of any proposal or offer that constitutes or would constitute a Change of Control of the Purchaser unless and until the Purchaser provides the Seller with ten (10) Business Days advance notice of its intent to make such solicitation.

                  (d) Notwithstanding anything to the contrary contained in this Agreement, the Purchaser agrees that the Seller shall be entitled to equitable relief in the form of preliminary and permanent injunctive relief requiring specific performance by the Purchaser of its obligations under this Section 5.15 without the necessity of proving actual damages or the posting of a bond, and the Purchaser consents to the entry thereof.

                  (e) Notwithstanding anything to the contrary contained in this Agreement, the Purchaser shall not (and shall cause its Subsidiaries not to) sell, transfer, convey or assign any of the Assets (other than (i) an insignificant portion thereof and (ii) Inventory sold in the ordinary course of business) unless the transferee agrees in writing to be bound by the restrictions set forth in this Section 5.15.

                  Section 5.16. Notice of Certain Events. Until the Closing, each party shall promptly notify the other party in writing of any fact, change, condition, circumstance or occurrence or nonoccurrence of any event of which it is aware that will or is reasonably likely to result in any of the conditions set forth in Article VIII becoming incapable of being satisfied.

                  Section 5.17. Lock-up. (a) The Seller shall not (and shall cause its Subsidiaries not to), during the six-month period following the Closing Date, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the Consideration Shares, the Warrants or the Purchaser Shares underlying the Warrants or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any such securities (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Purchaser Shares, or such other securities, in cash or otherwise), without the prior written consent of the Purchaser; provided, however, that such consent shall not be required for (A) transactions between or among the Seller and its wholly-owned Subsidiaries, (B) sales in privately negotiated transactions not involving a public offering of such securities (other than sales to the Persons set forth in Section 5.17 of the Purchaser Disclosure Schedule) or (C) pledges of any such securities for the benefit of Persons providing financing to the Seller or any of the Selling Subsidiaries so long as the transferee in any such transaction described in clause (A), (B) or (C) agrees to be bound by the limitations in this Section 5.17. The Seller authorizes the Purchaser to cause the transfer agent or the Purchaser's registrar to decline to transfer any such securities for which the Seller, any Selling Subsidiary or any of their respective Affiliates is the record holder and, in the case of any such securities for which the Seller, any Selling Subsidiary or any of their respective Affiliates is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent or the Purchaser's registrar to decline to transfer such shares (except, in any of the foregoing cases, to the extent that any such action would delay or impede the consummation of a transaction between or among the Seller and its wholly-owned Subsidiaries).

                  (b) The Seller shall not (and shall cause its Subsidiaries not to), from the expiration of the six-month period following the Closing Date until the 18-month anniversary of the Closing Date, (x) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, more than fifteen million (15,000,000) (subject to adjustment in the event the Purchaser consolidates, subdivides or reorganizes its share capital, declares any distribution of equity securities of the Purchaser or rights to acquire equity securities of the Purchaser or issues any rights to acquire equity securities of the Purchaser to holders of equity securities of the Purchaser) of the aggregate number of Consideration Shares and Purchaser Shares underlying the Warrants during any of the four consecutive three-month periods following the expiration of the six-month period following the Closing Date or (y) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of more than fifteen million (15,000,000) (subject to adjustment in the event the Purchaser consolidates, subdivides or reorganizes its share capital, declares any distribution of equity securities of the Purchaser or rights to acquire equity securities of the Purchaser or issues any rights to acquire equity securities of the Purchaser to holders of equity securities of the Purchaser) of the aggregate number of Consideration Shares and Purchaser Shares underlying the Warrants during any of the four consecutive three-month periods following the expiration of the six-month period following the Closing Date (regardless of whether any of the transactions described in clause (x) or (y) is to be settled by the delivery of Purchaser Shares, or such other securities, in cash or otherwise), without the prior written consent of the Purchaser; provided, however, that such consent shall not be required for
     (A) transactions between or among the Seller and its wholly-owned Subsidiaries, (B) sales in privately negotiated transactions not involving a public offering of such securities (other than sales to the Persons set forth in Section 5.17 of the Purchaser Disclosure Schedule) or (C) pledges of any such securities for the benefit of Persons providing financing to the Seller or any of the Selling Subsidiaries so long as the transferee in any such transaction described in clause (A), (B) or (C) agrees to be bound by the limitations in this Section 5.17. For purposes of calculating the fifteen million (15,000,000) share limitation set forth in this Section 5.17(b), sales by the Seller, its subsidiaries and such permitted transferees shall be aggregated.

                  (c) Nothing in Sections 5.17 or 5.18 shall prevent or restrict the Seller or any of its Subsidiaries or any of their respective officers or directors from (i) accepting an offer (whether recommended by the board of the Purchaser or not) for, or (ii) giving an irrevocable undertaking to an offeror or potential offeror in relation to an offer or potential offer; or (iii) selling any Purchaser Shares during an offer period, in each case where the offer is for the entire issued and to be issued share capital of the Purchaser. In this Section 5.17, the terms "offer," "offeror" and "offer period" shall each have the meanings ascribed thereto in the U.K. City Code on Takeovers and Mergers.

                  Section 5.18. Standstill. Subject to Section 5.17(c), the Seller shall not (and shall cause its Subsidiaries not to), during the one-year period following the Closing Date:

                  (a) acquire, offer to acquire or agree to acquire, directly or indirectly, by purchase or otherwise, any Voting Securities of the Purchaser or direct or indirect rights to acquire Voting Securities of the Purchaser (excluding in all cases the acquisition of Purchaser Shares as a result of the exercise of any of the Warrants);

                  (b) make, or in any way participate, directly or indirectly, in any vote of Voting Securities of the Purchaser, or seek to advise or influence any person or entity with respect to the voting of any Voting Securities of the Purchaser;

                  (c) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions), any extraordinary transaction involving the Purchaser or any of the Voting Securities of the Purchaser (except as may be required by Law or applicable regulation or as consented to in writing by the Purchaser);

                  (d) "act in concert" (as defined in the U.K. City Code on Takeovers and Mergers) with any other Person or Persons in connection with any of the foregoing (except as publicly disclosed prior to the date hereof); or

                  (e) take any action that could reasonably be expected to require the Purchaser to make a public announcement regarding the possibility of any of the events described in clauses (a) through (c) above.

                  Section 5.19. Listing. (a) The Purchaser has prepared and submitted to the UKLA draft listing particulars (along with duly completed checklists) in respect of the Consideration Shares and shall promptly prepare and submit (i) all other documents required by the UKLA's listing rules (to the extent that the UKLA does not grant derogation from such rules) to procure the admission of the Consideration Shares to the Official List of the UKLA and (ii) to the LSE, an application for admission to trading on the LSE in respect of the Consideration Shares (together with such documentation as is required by the rules and practices of the LSE in connection with the admission of securities to trading on the LSE); and the Purchaser shall use its reasonable best efforts to obtain the admission of the Consideration Shares to the Official List of the UKLA and to trading on the LSE.

                  (b) The Purchaser shall, at its own expense, procure that a report and valuation relating to the allotment of the Consideration Shares, as required by Section 103 of the U.K. Companies Act 1985, is prepared and shall deliver the same to the Seller prior to Closing.

                  (c) The Seller has furnished to the Purchaser the information described in Section 5.19(c) of the Seller Disclosure Schedule for inclusion in, or incorporation by reference into, the UKLA listing particulars and the circular described in Section 5.21(c). To the Knowledge of the Seller, such information does not contain any materially untrue statement of a material fact or any omission of a material fact necessary to make the statements contained therein not misleading. The Seller agrees that, if it shall become aware prior to the Closing Date of any information that would cause such information to contain any materially untrue statement of a material fact or would cause such information to omit any material fact necessary to make the statements contained therein not misleading, it shall promptly inform the Purchaser and take necessary steps to correct such information. No information furnished to the Purchaser by the Seller pursuant to the previous sentence will contain any materially untrue statement of a material fact or any omission of a material fact necessary to make the statements contained therein not misleading.

                  Section 5.20. Securities Laws. The Seller shall not (and shall not permit any of its Subsidiaries to) sell, transfer, assign or otherwise dispose of any of the Consideration Shares, the Warrants or the Notes other than in accordance with applicable securities Laws.

                  Section 5.21. Shareholder Circular; Purchaser Shareholders' Meeting; Board Recommendation of Purchaser Shareholder Resolutions. (a) The Purchaser has prepared a circular complying with the Rules of the UKLA, the City Code on Takeovers and Mergers and the LSE for issuance within two (2) days of the date hereof, describing the transactions that are the subject of this Agreement and containing a notice convening the Purchaser Shareholders' Meeting on November 5, 2002 and containing the Purchaser Shareholder Resolutions.

                  (b) The Purchaser shall take all action reasonably necessary to convene the Purchaser Shareholders' Meeting on November 5, 2002 or, failing that, as soon as possible thereafter.

                  (c) The Board of Directors of the Purchaser shall (i) in the circular referred to in Section 5.21(a), recommend to the shareholders of the Purchaser the approval of the Purchaser Shareholder Resolutions at the Purchaser Shareholders' Meeting and (ii) not withdraw or modify in a manner adverse to the Seller such recommendation.

                  (d) In the event that the Purchaser Shareholder Resolutions are not approved on a show of hands at the Purchaser Shareholders' Meeting, the Purchaser shall procure that a poll with respect to the Purchaser Shareholder Resolutions is taken at the Purchaser Shareholders' Meeting.

                  Section 5.22. Additional Intellectual Property Rights. If, within six (6) months after the Closing Date, Purchaser identifies any Intellectual Property (other than Patents) that was owned by the Seller or any of the Selling Subsidiaries as of the Closing Date that was used exclusively in the Business as of the Closing and that was not listed in Section 1.01(f) or
Section 1.01(i) of the Seller Disclosure Schedule, the Seller shall, at the request of the Purchaser, discuss with the Purchaser the potential transfer of such Intellectual Property to the Purchaser, it being understood that any determination to so transfer such Intellectual Property shall be at the discretion of the Seller and none of the Seller and the Selling Subsidiaries shall have any obligation to effect any such transfer.

                  Section 5.23. Non-competition. (a) (i) For a period of three
(3) years after the Closing Date, the Seller shall not (and shall not permit any of its Subsidiaries to), directly or indirectly, produce or sell the Products or natural evolutions or improvements to the Products, or any gallium arsenide
(GaAs) Mach-Zehnder (optical) modulators (collectively, the "Competitive Products"), in the United States, Canada, the U.K., Switzerland or any other country in which the Business was conducted during the two (2) years prior to the Closing Date; provided, however, that nothing in this Section 5.23 shall prohibit the Seller or any of its Subsidiaries from:

                  (A) engaging in any activity in which the Seller or any of its Subsidiaries was engaged on the Closing Date (other than the Business), including (1) developing, designing, producing, marketing or selling Tunable Products (as defined in the Intellectual Property License Agreement) and (2) manufacturing or selling Systems (as defined in the Intellectual Property License Agreement) in which Competitive Products are incorporated so long as either (x) such Competitive Products were not manufactured by the Seller or any of its Subsidiaries or (y) if such Competitive Products were manufactured by the Seller or any of its Subsidiaries, they were manufactured prior to the Closing Date for incorporation into Systems;

                  (B) exercising its rights under Section 29 of the Supply Agreement;

                  (C) affecting a Change of Control of the Seller or of any of its Subsidiaries involving any other Person which is, or has previously been, involved in developing, designing, producing, marketing or selling optical component products;

                  (D) holding up to ten percent (10%) of the equity interests in any Person;

                  (E) creating functionality within a System that could be delivered by, or is inherent in, a Competitive Product, but which functionality is not provided by a Competitive Product; or

                  (F) subject to the restrictions on the Seller and its Subsidiaries, if any, in the Intellectual Property License Agreement, assisting suppliers in connection with their provision of Competitive Products to the Seller or any of its Subsidiaries.

                  (ii) The parties agree that the duration and geographic scope of the non-competition provision set forth in subsection (i), above, are reasonable.

                  (b) If any provision contained in this Section 5.23 shall for any reason by held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section, but this Section shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time that is not permitted by applicable Law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable Law, a court of competent jurisdiction shall construe and interpret or reform this Section to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable Law. The Seller acknowledges that the Purchaser would be irreparably harmed by any breach of this Section 5.23 and that there would be no adequate remedy at law or in damages to compensate the Purchaser for any such breach. Notwithstanding anything to the contrary contained in this Agreement, the Seller agrees that the Purchaser shall be entitled to equitable relief in the form of preliminary and permanent injunctive relief requiring specific performance by the Seller of its obligations under this Section 5.23 without the necessity of proving actual damages or the posting of a bond, and the Seller consents to the entry thereof.

                  Section 5.24. Option Termination Notice. The Seller shall, on or before the Closing Date, provide written notice to each Transferring Employee that (i) such Transferring Employee's outstanding options to acquire shares of the capital stock of Seller ("Seller Share Options") shall continue to be governed by the terms and conditions of the applicable Seller Employee Plan under which such Seller Share Options were granted; (ii) the transfer of such Transferring Employee's employment on the applicable Effective Date shall end such Transferring Employee's employment with the Seller or Selling Subsidiary as of such date; (iii) the Transferring Employee shall have the period specified in the notice to exercise his or her Seller Share Options, after which such Seller Share Options shall terminate and (iv) additional information about the Seller Share Options held by a Transferring Employee may be obtained from the Seller Stock Option Administration.

                  Section 5.25. Register of Members. Within ten (10) days of the Closing, the Purchaser shall deliver to the Seller an extract (certified as true and complete by a director of the Purchaser) from the register of members of the Purchaser showing the Consideration Shares as having been unconditionally allotted to the Seller and its designated Affiliates (as applicable).

                                   ARTICLE VI

                                EMPLOYEE MATTERS

                  Section 6.01. Transfers of Employees. (a) The Purchaser shall (and shall cause the Purchasing Subsidiaries to) comply with the provisions set forth in this Article VI and the Employee Matters Schedule, with respect to the transfer of employment of the Employees to the Purchaser or the applicable Purchasing Subsidiary, and the treatment of the Employees and the Transferring Employees by the Purchaser and the Purchasing Subsidiaries;

                  (b) The Seller shall not (and shall cause the Selling Subsidiaries not to), without the prior written consent of the Purchaser,
     (i) prior to the applicable Effective Date take any actions to offer any alternative employment or engagement (other than any engagement through a Person not Controlled by the Seller or the Employee engaged and that does not arise from any solicitation of such Employee by the Purchaser (a "Permitted Engagement")) to any Employee and (ii) for the eighteen (18) month period following the applicable Effective Date, solicit for employment or engagement, employ, engage other than through a Permitted Engagement or hire any of the Employees, who do not accept the employment offer of the Purchaser or the Purchasing Subsidiary, where applicable, or who object to their transfer of employment to the Purchaser or the Purchasing Subsidiary pursuant to this Agreement, or any Transferring Employees who continue employment with or voluntarily terminate employment with the Purchaser or any Purchasing Subsidiaries; provided, however, that nothing in this Section 6.01(b) shall prevent the Seller or the Selling Subsidiaries from (A) conducting generalized employment searches that are not focused on such Employees or Transferring Employees or (B) hiring such Employees or Transferring Employees identified through such employment searches other than the Employees listed on Section 6.01(b) of the Seller Disclosure Schedule who the Seller may not hire, employ or engage other than through a Permitted Engagement pursuant to generalized employment searches or otherwise; and

                  (c) The Purchaser shall not (and shall cause the Purchasing Subsidiaries not to), without the prior written consent of the Seller, (i) prior to the applicable Effective Date, take any actions to offer employment to any Employee other than in connection with an employment offer as expressly contemplated by this Agreement and the Employee Matters Schedule (an "Employment Offer"), and (ii) for the eighteen (18) month period following the applicable Effective Date, solicit for employment or hire any employees who continue employment with or voluntarily terminate employment with the Seller or the Selling Subsidiaries or any Employees who have not accepted the Employment Offer of the Purchaser or Purchasing Subsidiaries or objected to their transfer of employment to the Purchaser or Purchasing Subsidiaries pursuant to this Agreement (it being understood that the Purchaser may make additional or supplemental offers to certain Employees who are material to the Business prior to the Effective Date for such Employees); provided, however, that nothing in this Section 6.01(c) shall prevent the Purchaser or the Purchasing Subsidiaries from (i) conducting generalized employment searches that are not focused on such employees or former employees of the Seller or the Selling Subsidiaries or
     (ii) hiring such employees or former employees of the Seller or the Selling Subsidiaries identified through such employment searches.

                  Section 6.02. Cooperation with respect to Transferring Employees. The Purchaser and the Seller shall reasonably co-operate with each other to provide for an orderly transition of the Transferring Employees to the Purchaser or the Purchasing Subsidiaries, as applicable, and to minimize the disruption to the respective businesses of the parties hereto resulting from the transactions contemplated hereby.

                  Section 6.03. Communications with Employees. Prior to the applicable Employment Transfer Date in respect of any Employee, the Purchaser shall not (and shall cause its Affiliates not to) communicate with such Employees or provide such Employees any written communications or literature (including any Employment Offers) without previously notifying the Seller, giving the Seller a reasonable opportunity to review and comment on any such written communications or literature and obtaining the Seller's prior written consent (which shall not be unreasonably withheld or delayed).

                  Section 6.04. Updated Employee Information; Status of Information. (a) Within fifteen (15) Business Days of the date hereof, the Seller shall reduce the number of Employees listed in Section 3.12(a) of the Seller Disclosure Schedule with a work location in Canada from 358 to 266 and shall reduce the number of Employees listed in Section 3.12(a) of the Seller Disclosure Schedule with a work location in the United States from 16 to 12 (for an aggregate reduction in the number of Employees listed on Section 3.12(a) of the Seller Disclosure Schedule of 96). The Seller shall use its reasonable best efforts to make such reductions in accordance with any written functional specifications of the Purchaser that are provided by the Purchaser to the Seller within ten (10) Business Days of the date hereof and any written specifications of the vice president of optical components operations (the "VP OCO") that are provided by the VP OCO to the Seller within ten (10) Business Days of the date hereof, in each case to the extent such specifications are (i) consistent with the Seller's customary and ordinary course practices with respect to reductions in force and (ii) in compliance with all applicable Laws . Not later than fifteen (15) Business Days after the date hereof, the Seller shall deliver to the Purchaser a revised version of Section 3.12(a) of the Seller Disclosure Schedule (such revised version, the "Interim Employee Information"), which Interim Employee Information shall (i) reflect the reduction in the number of Employees and (ii) shall set forth the vacation accrual rate and accrued and unused vacation days due and owing to the Employees (the "Vacation Information"). Except as expressly provided by this Section 6.04(a) with respect to the reduction in the number of Employees and the disclosure of the Vacation Information, none of the other information set forth on Section 3.12(a) of the Seller Disclosure Schedule with respect to the Employees shall be updated on the Interim Employee Information.

                  (b) Not later than five (5) Business Days prior to the Effective Date and on the Effective Date, the Seller shall deliver to the Purchaser a list of Employees, which shall include, for each such Employee, updated information of the type set forth in Section 3.12(a) of the Seller Disclosure Schedule and the Vacation Information (such updated information, the "Updated Employee Information").

                  (c) The Purchaser agrees, with respect to the Employee Information, the Interim Employee Information and the Updated Employee Information that, prior to the Effective Date:

                  (i) such personal data shall be held in confidence;

                  (ii) the Purchaser shall restrict the disclosure of such personal data to such of its employees and advisors as is necessary for the purposes of complying with its obligations pursuant to this Agreement;

                  (iii) such personal data shall not be disclosed to any other person (including, for the avoidance of doubt, any other employee of the Purchaser or any Purchasing Subsidiary or other affiliate or subsidiary of the Purchaser) without the consent of the Seller, such consent not unreasonably to be withheld; and

                  (iv) such personal data shall not be used except for the purposes of complying with the Purchaser's obligations pursuant to this Agreement, and shall be retained for no longer than reasonably necessary.

                  Section 6.05. Provisions Applicable to Certain Jurisdictions. Notwithstanding the foregoing provisions of this Article VI, the Employee Matters Schedule shall apply to each jurisdiction stated therein. In each case, the Employees listed in Section 3.12(a) of the Seller Disclosure Schedule under the caption for each jurisdiction shall be referred to herein and in the Employee Matters Schedule as such jurisdiction's Employees and, in each case, the Employees of each jurisdiction who become Transferring Employees pursuant to
Section 2 of the Employee Matters Schedule shall be referred to herein and in the Employee Matters Schedule as such jurisdiction's Transferring Employees.

                                   ARTICLE VII

                                   TAX MATTERS

                  Section 7.01. Transfer Taxes. (a) The Parties agree that the Purchase Price is exclusive of any Transfer Taxes and that any Transfer Taxes incurred in connection with the transactions contemplated hereby shall be allocated among, and paid by, the Parties in accordance with this Section 7.01.

                  (b) All Refundable Transfer Taxes and Transfer Taxes due on the issue of the Consideration Shares, Warrants or Notes, if any (which for the avoidance of doubt shall not mean the 4% stamp duty tax which may be payable on this Agreement or any of the Ancillary Agreements pursuant to
     Part I of Schedule 13 to the UK Finance Act 1999 (conveyance or transfer of sale), but instead shall mean any Transfer Taxes due solely to the nature of the consideration paid by the Purchaser) shall be paid by the Purchaser (on behalf of itself and the Purchasing Subsidiaries) directly to the appropriate Tax authority, within the time specified therefor; provided that, if any such Refundable Transfer Taxes or Transfer Taxes required to be paid by the Purchaser pursuant to this Section 7.01(b) are required to be collected, remitted or paid by the Seller or any Selling Subsidiary or any agent thereof (as requested by the Seller or any Selling Subsidiary) (collectively, a "Seller Tax Obligor"), the Purchaser shall (on behalf of itself and the Purchasing Subsidiaries) pay such Refundable Transfer Taxes or Transfer Taxes required to be paid by the Purchaser pursuant to this
     Section 7.01(b) to the applicable Seller Tax Obligor in accordance with the terms of Section 7.01(d) or, in respect of UK VAT to which the provisions of Section 7.03 applies, in accordance with the terms of Section 7.03(b).

                  (c) All Transfer Taxes other than those paid or payable by the Purchaser pursuant to Section 7.01(b) shall be allocated one-half to the Purchaser (on behalf of itself and the Purchasing Subsidiaries) and one-half to the Seller (on behalf of itself and the Selling Subsidiaries). All such Transfer Taxes shall be paid by the Purchaser (on behalf of itself and the Purchasing Subsidiaries) to the appropriate Tax authority, within the time specified therefor, and the Seller shall remit payment to the Purchaser or any Purchasing Subsidiary or any agent thereof (as requested by the Purchaser or any Purchasing Subsidiary) (collectively, a "Purchaser Tax Obligor") of its allocable share of such Transfer Taxes in accordance with the terms of Section 7.01(d); provided, however, that if such Transfer Taxes are required to be collected, remitted or paid by a Seller Tax Obligor, the Purchaser shall (on behalf of itself and the Purchasing Subsidiaries) pay its allocable share of such Transfer Taxes to the applicable Seller Tax Obligor in accordance with the terms of Section 7.01(d).

                  (d) Any Refundable Transfer Taxes or Transfer Taxes required to be remitted by the Purchaser (on behalf of itself and the Purchasing Subsidiaries) to a Seller Tax Obligor or by the Seller or any Selling Subsidiary to a Purchaser Tax Obligor shall be paid to the appropriate party in immediately available funds on the Closing Date. The Parties acknowledge and agree that the amounts paid on the Closing Date pursuant to this Section 7.01(d) will be based upon estimates and that the amounts paid at the Closing will be subsequently adjusted to take into account the final purchase price allocation pursuant to Section 2.03(c) or after a Tax authority has finally determined the amount of Tax to be paid. Any Tax amounts due and owing in connection with the final purchase price allocation or pursuant to the final determination of a Tax authority shall be paid by the party owing such amounts promptly (and in any event within fifteen (15) Business Days) following receipt of written notice from the other party of the amount due, together with appropriate documentation thereof.

                  Section 7.02. Elections and Exemptions. If the Purchaser or any Purchasing Subsidiary wishes to make any election or to claim any exemption relating to, or to apply for a reduced rate of, Transfer Taxes, in connection with the transactions contemplated herein, (i) the Purchaser or any Purchasing Subsidiary, as the case may be, shall be solely responsible for ensuring that such exemption or election applies and, in that regard, shall provide the Seller or any applicable Selling Subsidiary prior to Closing with its permit number, GST, VAT or other similar registration numbers or any appropriate certificate of exemption, election or other document or evidence to support the claimed entitlement to such exemption by the Purchaser, or such Purchasing Subsidiary, as the case may be, and (ii) the Seller and each Selling Subsidiary shall provide the Purchaser and each applicable Purchasing Subsidiary with any information reasonably requested by the Purchaser, and shall otherwise reasonably cooperate with the Purchaser or such Purchasing Subsidiary, to establish such claim for exemption or make such election. The Seller or any applicable Selling Subsidiary and the Purchaser or any applicable Purchasing Subsidiary, as required, shall prepare such elections or certificates in a form that meets the legal requirements of the states, localities or other taxing jurisdictions in which the applicable Assets are located.

                  Section 7.03. VAT. (a) The parties intend that section 49(1) of the VATA and article 5 of the U.K. Value Added Tax (Special Provisions) Order 1995 shall apply to the transfer of the Assets and to that intent: (i) the Seller and the Purchaser agree (and agree to cause the Selling Subsidiaries and the Purchasing Subsidiaries, as the case may be) to use all reasonable endeavours to secure that the transfer of the Assets under this Agreement is treated as neither a supply of goods nor a supply of services pursuant to the provisions of article 5 of the U.K. Value Added Tax (Special Provisions) Order 1995, (ii) the Purchaser undertakes and warrants that it and the Purchasing Subsidiaries will continue to use the Assets in carrying on the Business with effect from the Closing Date, (iii) the Seller warrants that it and the Selling Subsidiaries has carried on the Business for the purposes of article 5 of the U.K. Value Added Tax (Special Provisions) Order 1995 and (iv) the Purchaser and the Seller agree that no application shall be made pursuant to Paragraph 6 of the U.K. Value Added Tax Regulations 1995 for the registration numbers of any of the Seller and the Selling Subsidiaries to be transferred to the Purchaser or any of the Purchasing Subsidiaries.

                  (b) If the Seller or any of the Selling Subsidiaries discloses all material facts relating to the transfer of the Assets under this Agreement to U.K. H.M. Customs and Excise and U.K. H.M. Customs and Excise confirms in writing that VAT is chargeable on the transfer under this Agreement or on any part of it, the Purchaser agrees that the VAT will be payable in addition to the Purchase Price and the Purchaser and the Purchasing Subsidiaries will pay the amount of any such VAT together with any interest and penalties (to the extent that such interest and penalties are due as a result of any act or omission on the part of the Purchaser or any of the Purchasing Subsidiaries) that may be payable on the Closing Date or, if later, within five (5) Business Days before the last date upon which the Seller and the Selling Subsidiaries will be required to account to U.K. H.M. Customs and Excise for the VAT in question or, if later, upon delivery by the Seller and the Selling Subsidiaries to the Purchaser and the Purchasing Subsidiaries of an appropriate VAT invoice for the transfer of the Assets and a copy of the confirmation from U.K. H.M. Customs and Excise.

                  (c) Prior to sending any relevant letter to U.K. H.M. Customs and Excise disclosing all material facts pursuant to Section 7.03(b), the Seller shall (or shall cause the relevant Selling Subsidiary to) provide the Purchaser with a copy of such letter and detailed information relating to the subject matter thereof and allow the Purchaser a reasonable opportunity to comment on such letter. The Seller shall (and shall cause the Selling Subsidiaries to) consider in good faith any comments provided by, or changes suggested by, the Purchaser and will use its reasonable efforts to incorporate any such comments or changes reasonably requested by the Purchaser; provided, however, that, subject to the Seller's obligations set forth herein, the final form and content of any such letter shall be determined by the Seller.

                  (d) If the Purchaser or any Purchasing Subsidiary pays the Seller or any Selling Subsidiary an amount in respect of VAT under Section 7.03(b) and U.K. H.M. Customs and Excise finally determines that all or part of such amount was not properly chargeable, the Seller or such Selling Subsidiary shall repay the amount or relevant part of it to the Purchaser. The Seller shall (or shall cause such Selling Subsidiary to) make the repayment promptly after the ruling, unless it has already accounted to U.K. H.M. Customs and Excise for the VAT, in which case, the Seller shall (or shall cause such Selling Subsidiary to) apply for a refund of the VAT (plus any interest payable by U.K. H.M. Customs and Excise), use reasonable efforts to obtain it as quickly as practicable, and pay to the Purchaser the amount of the refund and any interest when received from U.K. H.M. Customs and Excise.

                  (e) The Parties shall use their reasonable efforts to avoid the payment of VAT on the transfer of the Assets held by Nortel Networks Optical Components (Switzerland) GmbH by using the notification procedure pursuant to Art. 47 para. 3 of the Swiss Federal Law on Value Added Taxes. If the notification procedure is not applicable, the Seller shall invoice the VAT amount to the Purchaser according to Art. 37 of the Swiss Federal Law on Value Added Taxes and the Purchaser undertakes to pay such invoices to the Seller to the extent the VAT amount is being reimbursed by the competent tax authorities as "input VAT" (Vorsteuer).

                  (f) The Seller and the Selling Subsidiaries have obtained permission from U.K. H.M. Customs & Excise at the Closing Date to retain the records referred to in section 49(1) of the VATA, and therefore, the Seller and the Selling Subsidiaries agree to preserve such records for such period as may be required by law, and the Seller and the Selling Subsidiaries agree that the Purchaser and the Purchasing Subsidiaries (or their duly appointed agents) may have reasonable access to such records, to inspect or to make copies of them or the relevant portions thereof. Subject to the permission of the Seller (such permission not be unreasonably withheld), the Seller and the Selling Subsidiaries agree to provide such reasonable assistance to the Purchaser and the Purchasing Subsidiaries (or their agents, as the case may be) as they may request. The Purchaser and the Purchasing Subsidiaries shall reimburse the Seller and the Selling Subsidiaries for any reasonable third-party out-of-pocket expenses reasonably incurred in providing such access to the records, inspection, and making copies and in providing the assistance referred to in this section; provided, however, that out-of-pocket expenses in excess of $500 shall be reimbursed hereunder only to the extent such expenses are incurred with the prior written consent of the Purchaser. If the Purchaser does not consent to reasonable third party out-of-pocket expenses that are reasonably expected to be incurred in connection with any request pursuant to this Section 7.03(f), the Seller and the Selling Subsidiaries shall have no obligations hereunder with respect to the portion of such request to which such expenses relate.

                  Section 7.04. Treatment of Indemnity Payments. The Seller (on behalf of itself and the Selling Subsidiaries) and the Purchaser (on behalf of itself and the Purchasing Subsidiaries) agree to treat all payments made either to or for the benefit of the other under any indemnity provisions of this Agreement and for any misrepresentations or breach of warranty or covenants as adjustments to the Purchase Price for Tax purposes and that such treatment shall govern for purposes hereof.

                  Section 7.05. Tax Obligations. (a) Subject to Sections 7.01 and 7.03, (i) the Seller and the Selling Subsidiaries, as the case may be, shall bear all Taxes and prepare all Tax Returns of any kind relating to the Assets or the conduct or operation of the Business for all Tax periods or portions thereof ending on or before the Closing Date which, for the avoidance of doubt, shall not mean any Taxes imposed on the Purchaser or Purchasing Subsidiaries that arise as a result of issuing the Warrants, and (ii) the Purchaser and the Purchasing Subsidiaries shall bear all Taxes and prepare all Tax Returns relating to the Assets or the conduct or operation of the Business for all Tax periods or portions thereof beginning after the Closing Date. In addition, the Seller shall bear any Taxes relating to any stamp duty reserve tax or stamp duty arising in relation to the Consideration Shares or the shares to which the Warrants relate as a result of any action taken by the Seller or any of the Selling Subsidiaries on or after the Closing Date pursuant to Section 93 or
Section 67 of the U.K. Finance Act 1986, respectively.

                  (b) For purposes of this Agreement and the Ancillary Agreements, the Purchaser shall (or shall cause the applicable Purchasing Subsidiary to) bear any real estate taxes or personal property taxes with respect to the Assets to the extent that such taxes relate to periods subsequent to the Closing Date (for the avoidance of doubt, such taxes for the period that includes the Closing Date shall be allocated pro rata based on the number of days that occur before and after the Closing Date, and the Seller shall be liable for all such Taxes allocated to the period ending on the Closing Date).

                  (c) Each Tax Return that (i) relates to a taxable period including, but ending after, the Closing Date, (ii) is due after the Closing Date and (iii) covers Taxes that are allocable between the Parties in accordance with Section 7.05(b), shall be prepared by the party obligated to file such return and such return (or the portion thereof or information related thereto that is relevant to the Assets) shall be provided to the other party for its review and comment at least fifteen
     (15) days prior to the due date for such return, along with written notice specifying the due date of the return and the deadline for comments in accordance with the terms hereof. The preparing party shall consider in good faith any comments provided by, or changes suggested by, the other party to the extent such comments or changes are provided to the preparing party at least five (5) days prior to the due date of the return and will use its reasonable efforts to revise the return to incorporate any such comments or changes reasonably requested by the other party; provided, however, that, subject to the preparing party's obligations set forth herein, the final form and content of any such return shall be determined by the preparing party. The Taxes shown on any returns prepared pursuant to this Section 7.05(c) shall be allocated among the Parties in accordance with this Section 7.05. The Parties acknowledge that the time frames set forth herein for delivery and review of returns may not be practical for certain of the returns due hereunder and, if that is the case, the Parties will work in good faith to establish mutually acceptable deadlines for delivery and review of returns based upon the relevant facts and circumstances.

                  Section 7.06. GST. (a) At the Purchaser's request, the Seller shall cause Nortel Networks Limited and/or Nortel Networks Technology Corporation, as the case may be, to jointly elect with Bookham Acquisition, Inc. under subsection 167(1) of the Excise Tax Act (Canada) (the "GST Legislation") in which case the Purchaser shall cause Bookham Acquisition, Inc. to provide to the Seller no more than five (5) Business Days following the Closing a duly completed Goods and Services Tax ("GST ") Form #GST 44, "Election Concerning the Acquisition of a Business or Part of a Business" (the "GST Election") in the prescribed form and containing the prescribed information, and Nortel Networks Limited and/or Nortel Networks Technology Corporation, as the case may be, and Bookham Acquisition, Inc. will execute such form.

                  (b) If the GST Election is executed by Nortel Networks Limited and/or Nortel Networks Technology Corporation, as the case may be, and Bookham Acquisition, Inc. no more than five (5) Business Days following the Closing, Bookham Acquisition, Inc. shall file such joint elections with the GST return required to be filed by Bookham Acquisition, Inc. under the GST Legislation for Bookham Acquisition, Inc.'s reporting period in which the sale is made, in compliance with the requirements of the GST Legislation.

                  Section 7.07. Cooperation; Access to Records. (a) The Purchaser agrees from and after the Closing, upon the Seller's written request, to timely provide the Seller with all information reasonably requested by the Seller to allow the Seller to comply with all tax reporting requirements in connection with or as a result of its investment in the Purchaser as set out herein including, without restriction, to the extent required for the Seller to satisfy its tax reporting obligations, financial statements of the Purchaser and all Affiliates of the Purchaser, such determination of the Purchaser's income taking into account and otherwise based upon the Income Tax Act (Canada) in relation to investments by Canadian residents in "foreign affiliates" and "foreign investment entities" as those terms are or may be defined, from time to time, for purposes of such Act, and such statements of the business and undertaking and property and liabilities of the Purchaser and such Affiliates as may be required for such tax reporting.

                  (b) Upon reasonable advance notice, during normal business hours, the Purchaser and the Seller shall (and shall cause the Purchasing Subsidiaries and the Selling Subsidiaries, as the case may be, and their employees, auditors and agents, to) cooperate fully with each other and afford the other and its officers, employees, auditors, counsel and other authorized agents and representatives reasonable access to its offices, properties, books and records for the purposes of assisting the other party in (i) preparing any Tax returns or other tax filings or prosecuting any claims for refund and (ii) investigating or defending any Tax claims or assessments.

                  (c) If the Purchaser, at its sole discretion, elects to enter into an agreement with U.K. H.M. Customs & Excise which allows goods to be imported under Customs Control/Customs Duty suspension regime, the Purchaser shall advise the Seller of such fact at least fourteen (14) days prior to the Closing Date. If the Purchaser enters into such arrangements, the Purchaser and the Seller shall (and each shall cause the Purchasing Subsidiaries and the Selling Subsidiaries, as the case may be, to) use their respective reasonable efforts to cooperate in formulating a process to minimize import VAT and Customs duties payable on items held on the Closing Date; provided, however, that neither the Purchaser nor any of the Purchasing Subsidiaries shall be required to incur any import VAT or customs duties imposed in connection with such process or any penalties, interest, or additions to tax or additional amounts imposed with respect thereto.

                  (d) Any information or documents provided under this Section
     7.07 shall be kept confidential by the party receiving the information or documents, except as may otherwise be necessary in connection with the filing of Tax Returns or in connection with any administrative or judicial proceedings relating to Taxes. Neither party shall be required to provide (or cause to be provided) any information or access to the extent that such information or access would cause it or any of its Subsidiaries to be in breach of any confidentiality restrictions applicable to it or any information that would be in violation of applicable Law.

                  (e) In each case, the party requesting the cooperation described herein shall reimburse the cooperating party for any reasonable third-party out-of-pocket expenses incurred in providing such cooperation; provided, however, that out-of-pocket expenses in excess of $500 shall be reimbursed hereunder only to the extent such expenses are incurred with the prior written consent of requesting party. If the requesting party does not consent to out-of-pocket expenses that are reasonably expected to be incurred in connection with any request for information or cooperation pursuant to this Section 7.07, the other party shall have no obligations hereunder with respect to the portion of such request to which such expenses relate.

                  Section 7.08. Registration Numbers. The Purchaser shall, prior to the Closing Date, provide the Seller with the GST and PST Registration Numbers for Bookham Acquisition, Inc. and the VAT Registration Number for the Purchasing Subsidiary to be formed in Switzerland by the Purchaser prior to the Closing Date.

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

                  Section 8.01. Conditions to Obligations of the Seller. The obligation of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

                  (a) Representations and Warranties; Covenants.

                  (i) Except for any inaccuracies that have not had and are not reasonably likely to have, individually or in the aggregate, a Purchaser Material Adverse Effect, the representations and warranties of the Purchaser contained in Article IV (disregarding all references to materiality and Purchaser Material Adverse Effect contained therein) shall be true and correct (A) as of the Closing Date as restated on and as of such date or (B) if made as of a date specified therein, as of such date, and the Seller shall have received a certificate signed by a duly authorized executive officer of the Purchaser to the foregoing effect.

                  (ii) The covenants, obligations, conditions and agreements contained in this Agreement to be complied with by the Purchaser on or before the Closing shall have been complied with in all material respects, except that the Purchaser shall have complied in all respects with its obligations under Article II hereof, and the Seller shall have received a certificate signed by an authorized executive officer of the Purchaser to such effect.

                  (b) Regulatory Matters. Any waiting period under applicable Law relating to competition or antitrust in connection with the transactions contemplated hereby shall have expired or shall have been terminated. All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of other waiting periods imposed by, any Governmental Authority (including the consultation procedures contemplated by Section 1.04, but only as they relate to Nortel Networks (U.K.) Limited, Nortel Networks Optical Components Limited, Nortel Networks Optical Components (Switzerland) GmbH and the Employees employed thereby) necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained or filed or shall have occurred.

                  (c) No Governmental Order. There shall be no Governmental Order in existence that prohibits the transactions contemplated by this Agreement or renders it unlawful to consummate such transactions.

                  (d) Ancillary Agreements. Each of the Purchaser and its Affiliates shall have executed and delivered to the Seller each of the Ancillary Agreements to which it is a party (it being understood that the execution and delivery by any third Person of any such Ancillary Agreement shall not be a condition to Closing).

                  (e) Purchaser Shareholder Resolutions. The Purchaser Shareholder Resolutions shall have been approved at the Purchaser Shareholders' Meeting.

                  (f) Allotment and Listing. The UKLA shall have agreed to admit all of the Consideration Shares to the Official List of the UKLA, and the LSE shall have agreed to admit all of the Consideration Shares to trading on the LSE, and listing shall have become effective in accordance with paragraph 7.1 of the UKLA's listing rules (subject only to allotment).

                  Section 8.02. Conditions to Obligations of the Purchaser. The obligation of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

                  (a) Representations and Warranties, Covenants.

                  (i) Except for any inaccuracies that have not had and are not reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect, the representations and warranties of the Seller contained in Article III (disregarding all references to materiality and Seller Material Adverse Effect contained therein) shall be true and correct
     (A) as of the Closing Date as restated on and as of such date or (B) if made as of a date specified therein, as of such date, and the Purchaser shall have received a certificate signed by a duly authorized executive officer of the Seller to the foregoing effect.

                  (ii) The covenants contained in this Agreement to be complied with by the Seller on or before the Closing shall have been complied with in all material respects, and the Purchaser shall have received a certificate signed by an authorized executive officer of the Seller to the foregoing effect.

                  (b) Regulatory Matters. Any waiting period under applicable Law relating to competition or antitrust in connection with the transactions contemplated hereby shall have expired or shall have been terminated. All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of other waiting periods imposed by, any Governmental Authority (including the consultation procedures contemplated by Section 1.04, but only as they relate to Nortel Networks (U.K.) Limited, Nortel Networks Optical Components Limited, Nortel Networks Optical Components (Switzerland) GmbH and the Employees employed thereby) necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained or filed or shall have occurred.

                  (c) No Governmental Order. There shall be no Governmental Order in existence that prohibits the transactions contemplated by this Agreement or renders it unlawful to consummate such transactions.

                  (d) Ancillary Agreements. Each of the Seller and the Selling Subsidiaries shall have executed and delivered to the Purchaser each of the Ancillary Agreements to which it is a party.

                  (e) Purchaser Shareholder Resolutions. The Purchaser Shareholder Resolutions shall have been approved at the Purchaser Shareholders' Meeting.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

                  Section 9.01. Termination. This Agreement may be terminated at any time prior to the Closing (except as limited as to time in paragraph (b) below):

                  (a) by the mutual written consent of the Seller and the Purchaser;

                  (b) by the Seller or the Purchaser, if the Closing shall not have occurred prior to March 31, 2002 (the "Termination Date") unless extended by the mutual written agreement of parties; provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to the party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date;

                  (c) by the Seller in the event a condition set forth in
     Section 8.01 becomes incapable of being fulfilled;

                  (d) by the Purchaser in the event a condition set forth in
     Section 8.02 becomes incapable of being fulfilled;

                  (e) by the Seller in the event that (i) the Board of Directors of the Purchaser fails to comply with its obligations under Section 5.21 of this Agreement, unless such failure to comply is the sole and direct result of any failure of the Seller to comply with its obligations under Section 5.19(c), or (ii) the shareholders of the Purchaser do not approve the Purchaser Shareholder Resolutions at the Purchaser Shareholders' Meeting;

                  (f) by the Purchaser in the event that the shareholders of the Purchaser do not approve the Purchaser Shareholder Resolutions at the Purchaser Shareholders' Meeting;

                  (g) by the Seller, if the Purchaser is subject to a Bankruptcy Event; and

                  (h) by the Purchaser, if the Seller is subject to a Bankruptcy Event;

provided that the party seeking termination pursuant to clause (b), (c), (d) or
(e) is not then in material breach of any of the representations, warranties, covenants or agreements contained in this Agreement.

                  Section 9.02. Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.01, this Agreement shall forthwith become void and there shall be no Liability on the part of either party, except (i) as set forth in Section 5.03 and Section 11.02 and (ii) nothing herein shall relieve either party from Liability for any breach hereof or failure to perform hereunder.

                  Section 9.03. Waiver. At any time prior to the Closing, either party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.

                  Section 9.04. Security Deposit. (a) The Purchaser has deposited an amount equal to $1,200,000 (the "Security Deposit") in immediately available funds to one or more bank accounts designated by the Seller (or as the Seller may direct) on the date hereof as a deposit, which will either (i) be retained by the Seller in the circumstances specified in Section 9.04(b) or (ii) be refunded by the Seller to the Purchaser on the earlier of (A) the Closing Date (unless credited against the Expense Reimbursement payable under Section 2.03(d)) and (B) the date on which this Agreement is terminated under Section
9.01 (except in the circumstances specified in Section 9.04(b)). At the Closing, the Seller shall deliver the Security Deposit to the Purchaser by wire transfer of immediately available funds to an account designated by the Purchaser.

                  (b) In the event that (i) the Purchaser terminates this Agreement pursuant to Section 9.01(b) and, as of the date of such termination, the Purchaser Shareholders' Meeting shall not have been held or, if held, the vote on the Purchaser Shareholder Resolutions shall not have been taken thereat, (ii) the Seller terminates this Agreement pursuant to Section 9.01(e) or Section 9.01(g) or (iii) the Purchaser terminates this Agreement pursuant to Section 9.01(f), in addition to all rights and remedies available to the Seller under applicable Law, the Purchaser shall forfeit the Security Deposit in full.

                                    ARTICLE X

                                 INDEMNIFICATION

                  Section 10.01. Indemnification by the Purchaser. After the Closing, the Purchaser shall indemnify and hold harmless the Seller, its Affiliates and their respective directors, officers, employees, consultants, shareholders, agents and representatives of each of them, and all successors and assigns of the foregoing (collectively, the "Seller Indemnified Parties") from and against, and agrees to promptly defend any Seller Indemnified Party from and reimburse any Seller Indemnified Party for, any and all losses, damages, costs, expenses, Liabilities, obligations and claims of any kind (excluding any such losses, damages, costs, expenses, Liabilities, obligations and claims in respect of lost profits, consequential, special, indirect or punitive damages but including any Action brought by any Governmental Authority or Person and including reasonable attorneys' fees and other legal costs and expenses reasonably incurred) (collectively, "Losses"), which such Seller Indemnified Party may at any time suffer or incur, or become subject to, as a result of:

                  (a) the breach of any representation or warranty made by the Purchaser in this Agreement, the Ancillary Agreements (other than the Supply Agreement) or in the certificates delivered pursuant to Section 8.01(a);

                  (b) any failure by the Purchaser to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, Liabilities or obligations under this Agreement or the Ancillary Agreements (other than the Supply Agreement);

                  (c) any Assumed Liabilities; or

                  (d) any amounts for which the Purchaser is liable under
     Article VII.

                  Section 10.02. Indemnification by the Seller. After the Closing, the Seller shall indemnify and hold harmless the Purchaser, its Affiliates and their respective directors, officers, employees, consultants, shareholders, agents and representatives of each of them, and all successors and assigns of the foregoing (collectively, the "Purchaser Indemnified Parties") from and against, and agrees to promptly defend any Purchaser Indemnified Party from and reimburse any Purchaser Indemnified Party for, any and all Losses which such Purchaser Indemnified Party may at any time suffer or incur, or become subject to, as a result of:

                  (a) the breach of any representation or warranty made by the Seller in this Agreement, the Ancillary Agreements (other than the Supply Agreement) or in the certificates delivered pursuant to Section 8.02(a); provided, however, that all references to materiality and Seller Material Adverse Effect shall be disregarded for purposes of determining whether there has been any breach of Section 3.13 (Environmental Matters);

                  (b) any failure by the Seller to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, Liabilities or obligations under this Agreement or the Ancillary Agreements (other than the Supply Agreement);

                  (c) any Retained Liabilities; or

                  (d) any amounts for which the Seller is liable under Article VII.

                  Section 10.03. Limitations on Indemnification. (a) At the election of the Seller, all or any portion of any payment owing by the Seller under Section 10.02(a), Section 10.02(b) and Section 10.02(d) shall be made by surrendering an equivalent portion of any amounts due in respect of Series B Notes to the extent any Series B Notes are then outstanding and then by surrendering an equivalent portion of any amounts due in respect of any Series A Notes then outstanding.

                  (b) Notwithstanding any other provision herein to the contrary:

                  (i) the aggregate Liability of the Seller under Section 10.02(a) and Section 10.02(b) and under the Ancillary Agreements (other than the Supply Agreement) shall not exceed $50,000,000; provided, however, that any Liability in connection with any breach by the Seller of its representations and warranties relating to title to the Assets shall not be subject to the limitation contained in this Section 10.03(b)(i) but shall not exceed the Purchase Price.

                  (ii) the Seller shall have no Liability (excluding any Liability in respect of Taxes) under Section 10.02(a) and Section 10.02(b)
     (A) in connection with any particular event, fact or development unless and until (1) the aggregate Liability that the Seller would, but for this
     Section 10.03(b)(ii), have under Section 10.02 in connection with such particular event, fact or development exceeds an amount equal to $10,000 and (2) all such Liabilities under clause (1) exceed on a cumulative basis an amount equal to $1,000,000, in which case the Purchaser shall be entitled to be indemnified for all such Liabilities under clause (1) and not merely the excess over $1,000,000 or (B) in respect of any breach by the Seller of its representations, warranties or covenants in Section 5.19(c), except to the extent any such Liability specified in this clause
     (B) results from any claim by any third Person brought under the U.K. Financial Services and Market Act 2000 or the Exchange Act.

                  (iii) the aggregate Liability of the Purchaser under Section 10.01(a) and Section 10.01(b) and under the Ancillary Agreements (other than the Supply Agreement, the Notes and the Intellectual Property License Agreement) shall not exceed $50,000,000; provided, however, that any Liability in connection with any breach by the Purchaser of its representations, warranties and covenants set forth in Section 4.01,
     Section 4.04 and Section 5.03(b) shall not be subject to the limitation contained in this Section 10.03(b)(iii).

                  (iv) the Purchaser shall have no Liability (excluding any Liability in respect of Taxes) under Section 10.01(a) and Section 10.01(b) in connection with any particular event, fact or development unless and until (1) the aggregate Liability that the Purchaser would, but for this
     Section 10.03(b)(iv), have under Section 10.02 in connection with such particular event, fact or development exceeds an amount equal to $10,000 and (2) all (excluding those Liabilities that are not to be indemnified pursuant to clause (1)), exceed on a cumulative basis an amount equal to $1,000,000, in which case the Purchaser shall be entitled to be indemnified for all such Liabilities and not merely the excess over $1,000,000.

                  (c) In the event that any Loss occurs as a result of both (i)
     Section 10.02(a) or Section 10.02(b) and (ii) Section 10.02(c), then, for purposes of determining whether any limitation contained in Section 10.02(b) applies, such Loss shall be deemed to occurred as a result of
     Section 10.02(c).

                  Section 10.04. Notification of Claims. (a) A party entitled to be indemnified pursuant to Section 10.01 or 10.02 (the "Indemnified Party") shall promptly notify the party liable for such indemnification (the "Indemnifying Party") in writing of any claim or demand that the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement.

                  (b) The Indemnifying Party shall have the right to assume the defense of any such claim or demand asserted against the Indemnified Party and to employ counsel reasonably acceptable to the Indemnified Party to defend any such claim; provided that such counsel has no conflict of interest. The Indemnified Party shall have the right to participate in (but not control) the defense of any such claim or demand at its own expense. The Indemnifying Party shall notify the Indemnified Party in writing, as promptly as possible after the date of the notice of claim given by the Indemnified Party to the Indemnifying Party under Section 10.04(a), of its election to defend in good faith any such third-party claim or demand. The Indemnified Party shall make available to the Indemnifying Party or its agents, all records and other material in the Indemnified Party's possession reasonably required by it for its use in contesting any third-party claim or demand. The Indemnifying Party shall not settle or compromise any such claim or demand unless the Indemnified Party consents, unless the Indemnified Party is given a full and complete release of any and all Liability by all relevant Persons relating thereto or the settlement or compromise would only give rise to the payment of monetary damages and such settlement or compromise includes no admission or concession of culpability or wrongdoing by the Indemnified Party.

                  Section 10.05. Exclusive Remedies. From and after the Closing, the indemnification provisions of Article X shall be the sole and exclusive remedies of the Seller and the Purchaser, respectively, for the recovery of money damages with respect to any breach of the representations or warranties herein or nonperformance of any covenants and agreements herein; provided, however, that nothing in this Agreement or any of the Ancillary Agreements shall be deemed to limit (or adversely affect) in any manner any right or remedy of any Indemnified Party regarding specific performance or non-monetary damages under this Agreement or any of the Ancillary Agreements.

                                   ARTICLE XI

                               GENERAL PROVISIONS

                  Section 11.01. Survival. The representations and warranties of the Seller and the Purchaser contained in or made pursuant to this Agreement and the Ancillary Agreements or in any other Transaction Documents shall terminate at the Closing, except that (i) the representations and warranties made in
Article III and Article IV shall survive in full force and effect for a period of eighteen (18) months after the Closing Date and (ii) the representations and warranties made in Article VII shall survive in full force and effect until the expiration of any applicable statutory limitation period (giving effect to any waiver, mitigation or extension thereof). The covenants, agreements, undertakings, Liabilities and obligations of the Seller and the Purchaser contained in or made pursuant to this Agreement and the Ancillary Agreements shall terminate eighteen (18) months after the Closing Date, except that (ii) any covenant, agreement, undertaking, Liability or obligation to be performed after the Closing (other than those in Article VII) shall survive in full force and effect for eighteen (18) months after the date as of which such covenant is to be performed in full and (ii) any covenant, agreement, undertaking, Liability or obligation in Article VII to be performed after the Closing shall survive in full force and effect until the expiration of any applicable statutory limitation period (giving effect to any waiver, mitigation or extension thereof). Any claim for indemnification in respect of a breach of representation, warranty or covenant hereunder must be made during the survival period thereof.

                  Section 11.02. Expenses; Currency. (a) Except as otherwise provided in this Agreement or the Ancillary Agreements, the parties shall bear their respective direct and indirect expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the transaction contemplated hereby.

                  (b) Unless otherwise indicated, all dollar amounts stated in this Agreement are stated in U.S. currency, and all payments required under this Agreement shall be paid in U.S. currency. In the event it is required to convert any lawful currency of a jurisdiction other than the U.S. into U.S. Dollars for purposes of determining any amounts owed under, or due and payable pursuant to, this Agreement, the parties hereby agree such currency conversion shall be determined as of the applicable date by reference to the New York foreign exchange mid-range rates published in The Wall Street Journal (or such other internationally-recognized currency conversion source as may be mutually agreed between the parties).

                  Section 11.03. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by cable, by facsimile, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective Persons at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.03):

                  (a)  if to the Seller:

                       Nortel Networks Corporation
                       8200 Dixie Road, Suite 100
                       Brampton, Ontario  L6T 5P6
                       Canada
                       Facsimile:  (905) 863-8386
                       Attention:  Secretary

                       with a copy, which does not constitute notice, to:

                       Cleary, Gottlieb, Steen & Hamilton
                       One Liberty Plaza
                       New York, NY 10006
                       Facsimile:  (212) 225-3999
                       Attention:  Paul J. Shim

                  (b)  if to the Purchaser:

                       c/o Bookham Technology plc
                       90 Milton Park
                       Abingdon, Oxfordshire  X14, 4RY
                       United Kingdom
                       Facsimile:   44 1235 837 210
                       Attention:   Corporate Secretary

                       with a copy, which does not constitute notice, to:

                       Brobeck, Hale and Dorr
                       Alder Castle
                       10 Noble Street
                       London EC2V 7QJ
                       Facsimile:   44 (0) 20 7645 2424
                       Attention:   Richard C. Eaton

                  Section 11.04. Public Announcements. Except as may be required by applicable Law or stock exchange rules, neither party to this Agreement shall make any public announcements in respect of this Agreement, the Ancillary Agreements or the transactions contemplated hereby or otherwise communicate with any news media without prior notification to the other party, and the parties shall cooperate as to the timing and contents of any such announcement.

                  Section 11.05. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  Section 11.06. Disclosure Schedules. Any disclosure with respect to a particular Section of this Agreement, the Seller Disclosure Schedule or the Purchaser Disclosure Schedule, as the case may be, shall be deemed to be disclosure for other Sections of this Agreement, the Seller Disclosure Schedule or the Purchaser Disclosure Schedule, as the case may be, to the extent that it is reasonably apparent from a reading of such disclosure item that it would also qualify or apply to such other Section of this Agreement, the Seller Disclosure Schedule, as the case may be.

                  Section 11.07. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not fundamentally changed. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

                  Section 11.08. Entire Agreement. This Agreement, together with the letter agreement, dated the date hereof, between the Purchaser and the Seller, the Ancillary Agreements and the Confidentiality Agreement, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Seller and the Purchaser with respect to the subject matter hereof.

                  Section 11.09. Assignment. Neither party may transfer any of its rights or obligations hereunder, without the prior written consent of the other party. Any transfer in violation of this Section 11.09 shall be null and void.

                  Section 11.10. No Third-Party Beneficiaries. Except as provided in Article X, this Agreement is for the sole benefit of the parties and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  Section 11.11. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by the parties.

                  Section 11.12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York. This Agreement was negotiated and executed in the State and County of New York. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in a New York state or federal court sitting in the County of New York, and the parties hereby irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably agree to the laying of venue in such courts and waive the defense of an inconvenient forum to the maintenance of any such Action.

                  Section 11.13. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Agreement.

                  Section 11.14. No Presumption. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.







                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                            NORTEL NETWORKS CORPORATION


                                            By:
                                                --------------------------------
                                                Name:  Khush Dadyburjor
                                                Title: Vice President, Mergers &
                                                       Acquisitions


                                            BOOKHAM TECHNOLOGY PLC


                                            By:
                                                --------------------------------
                                                Name:  Philip S.J. Davis
                                                Title: Company Secretary

                             Index of Defined Terms
                             ----------------------

  A

Accounting Arbitrator.........................................................25
Action.........................................................................1
Administrative Services........................................................1
Affiliate......................................................................2
Agreement......................................................................2
Ancillary Agreements...........................................................2
Assets........................................................................17
Assignment and Assumption Agreement............................................2
Assumed Liabilities...........................................................20

  B

Bankruptcy Event...............................................................2
Bill of Sale...................................................................2
Business.......................................................................2
Business Day...................................................................3
Business Information..........................................................17
Business Software.............................................................18

  C

Change of Control..............................................................3
Closing.......................................................................26
Closing Date..................................................................26
Competitive Products..........................................................64
Confidentiality Agreement.....................................................52
Consideration Shares..........................................................23
Contaminated Land..............................................................3
Control........................................................................3
Corporate Desktop Software.....................................................3

  D

Debt...........................................................................3

  E

Effective Date.................................................................3
Effective Time.................................................................3
Employee Information...........................................................4
Employee Loan Agreement........................................................4
Employee Matters Schedule......................................................4
Employees......................................................................3
Employment Offer..............................................................66
Employment Transfer Date.......................................................4
Environmental Audit............................................................4
Environmental Claim............................................................4
Environmental Law..............................................................4
Environmental Liabilities......................................................4
Environmental Permit...........................................................4
Equipment......................................................................4
Equipment Leases..............................................................17
Exchange Act...................................................................5
Excluded Assets...............................................................18

  F

Fab Employees.................................................................21

  G

Governmental Authority.........................................................5
Governmental Order.............................................................5
GST...........................................................................72
GST Election..................................................................72
GST Legislation...............................................................72

  H

Hazardous Material.............................................................5

  I

Indemnified Party.............................................................79
Indemnifying Party............................................................79
Intellectual Property..........................................................5
Intellectual Property License Agreement........................................6
Interim Employee Information..................................................67
Invention Disclosures.........................................................56
Inventory......................................................................6
Inventory Adjustment..........................................................24
IRS............................................................................6

  J

Joint Development Agreement....................................................6

  K

Knowledge of the Purchaser.....................................................6
Knowledge of the Seller........................................................6

  L

Law............................................................................6
Leave Employees...............................................................35
Liabilities....................................................................6
Lien...........................................................................6
Losses........................................................................77
LSE............................................................................6

  N

Nasdaq.........................................................................6
Network Identifiers............................................................7
Not Yet Transferred Contracts.................................................58
Notes.........................................................................23

  O

Other Seller Contracts........................................................18
Other Seller IP Contracts.....................................................18
Owned Equipment...............................................................17
Owned Real Property...........................................................17

  P

Patent Assignment..............................................................7
Patent Cross Licenses..........................................................7
Permitted Engagement..........................................................65
Permitted Liens................................................................7
Person.........................................................................7
Post-Closing Inventory Statement..............................................24
Principal Purchaser Subsidiary.................................................7
Products.......................................................................7
Purchase Price................................................................23
Purchaser......................................................................1
Purchaser Contract.............................................................7
Purchaser Disclosure Schedule..................................................8
Purchaser Employee Plan........................................................8
Purchaser Employees............................................................8
Purchaser Indemnified Parties.................................................78
Purchaser Intellectual Property................................................8
Purchaser Licensed Intellectual Property.......................................8
Purchaser Material Adverse Effect..............................................8
Purchaser Options..............................................................9
Purchaser Owned Intellectual Property..........................................9
Purchaser Reports.............................................................44
Purchaser Share Schemes........................................................9
-----------------------
Purchaser Shareholder Resolutions..............................................9
Purchaser Shareholders' Meeting................................................9
Purchaser Shares...............................................................9
Purchaser's Knowledge..........................................................6
Purchasing Subsidiaries........................................................9

  R

Radioactive Materials..........................................................9
Real Estate Agreements and Assignments.........................................9
Real Property Leases..........................................................17
Refundable Transfer Tax........................................................9
Registration Rights Agreement.................................................10
Relationship Deed.............................................................10
Release.......................................................................10
Restricted Patents............................................................10
Retained Contracts............................................................19
Retained Liabilities..........................................................21

  S

SEC...........................................................................10
Securities Act................................................................10
Security Agreements...........................................................10
Security Deposit..............................................................77
Seller.........................................................................1
Seller Contract...............................................................10
Seller Disclosure Schedule....................................................10
Seller Employee Plan..........................................................10
Seller Financial Statements...................................................29
Seller Indemnified Parties....................................................77
Seller Material Adverse Effect................................................11
Seller Share Options..........................................................65
Seller's Knowledge.............................................................6
Selling Subsidiaries..........................................................11
Series A Notes................................................................23
Series B Notes................................................................23
Single Use Desktop Software...................................................11
Standard Employment Contracts.................................................33
Subsidiary....................................................................11
Supply Agreement..............................................................11
System Confidential Information...............................................53

  T

Tax...........................................................................12
Tax Returns...................................................................12
Taxes.........................................................................12
Termination Date..............................................................76
Third Party Licenses..........................................................12
Third Party Licenses Exclusive to the Business................................18
Trademark Assignment..........................................................12
Trademark License Agreement...................................................12
Transaction Documents.........................................................12
Transfer Taxes................................................................12
Transferred Intellectual Property.............................................12
Transferred Other Intellectual Property.......................................13
Transferred Passive Patents...................................................13
Transferred Patents...........................................................13
Transferred Software..........................................................13
Transferring Employees........................................................13
Transition Services Agreement.................................................13

  U

U.K...........................................................................13
U.K. Supplementary Agreement..................................................14
U.S...........................................................................14
U.S. Code.....................................................................14
U.S. GAAP.....................................................................14
UKLA..........................................................................14
Updated Employee Information..................................................67

  V

Vacation Information..........................................................67
VAT...........................................................................14
Voting Securities.............................................................14
VP OCO........................................................................67

  W

Warrants......................................................................23